Exhibit 10.12

AMENDMENT NO. 1 TO FIRST LIEN CREDIT AGREEMENT

AND AMENDMENT NO. 1 TO THE EFFECTIVE DATE JUNIOR

LIEN INTERCREDITOR AGREEMENT

This FIRST AMENDMENT (this “First Amendment”), dated as of December 22, 2021, is made by and among Hornbeck Offshore Services, Inc., a Delaware corporation (“HOSI” or the “Parent Borrower”); Hornbeck Offshore Services, LLC, a Delaware limited liability company (“HOS” or the “Co- Borrower”; and the Parent Borrower together with the Co-Borrower, collectively, the “Borrowers” and each, a “Borrower”); the other Loan Parties party hereto; each of the Lenders party hereto (the “2021 Replacement Term Lenders”); Wilmington Trust, National Association as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and Wilmington Trust, National Association, as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the “Collateral Agent”) and as Debt Representative (as defined in the Effective Date Junior Lien Intercreditor Agreement). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Parent Borrower, the Co-Borrower, the lenders party thereto from time to time (the “Existing Lenders”), the Administrative Agent and the Collateral Agent are party to that certain First Lien Term Loan Credit Agreement, dated as of September 4, 2020 (as amended, restated, supplemented, waived or otherwise modified from time to time prior to the First Amendment Effective Date referred to below, the “Existing First Lien Credit Agreement” and, as amended by this First Amendment, the “Restated Credit Agreement”);

WHEREAS, the Borrowers have requested that the 2021 Replacement Term Lenders provide (i) first lien senior secured term loans (the “2021 Replacement Term Loans”) in an aggregate principal amount of $37,500,000 and (ii) commitments to make first lien senior secured delayed draw term loans (the “2021 Delayed Draw Replacement Term Loans”) in an aggregate principal amount of $37,500,000;

WHEREAS, on the First Amendment Effective Date (as defined below), (a) each 2021 Replacement Term Lender will make 2021 Replacement Term Loans to the Borrowers in an aggregate principal amount equal to its 2021 Replacement Term Loan Commitment (as defined below), certain of the proceeds of which will be used by the Borrowers (i) to repay in full the outstanding principal amount of the Existing Initial Term Loans (as defined below), (ii) to finance a portion of the Specified First Amendment Transactions (as defined below) and (iii) to pay fees and expenses in connection with the foregoing;

WHEREAS, during the 2021 Delayed Draw Availability Period (as defined in the Restated Credit Agreement), (a) each 2021 Replacement Term Lender will make 2021 Delayed Draw Replacement Term Loans to the Borrowers in an aggregate principal amount equal to its 2021 Delayed Draw Replacement Term Loan Commitment (as defined below), certain of the proceeds of which will be used by the Borrowers (i) to finance a portion of the Specified First Amendment Transactions and (ii) to pay fees and expenses in connection with the foregoing;

WHEREAS, the Parent Borrower, the Co-Borrower, the Administrative Agent, the Collateral Agent and the Lenders party hereto desire to make certain additional changes to the Existing First Lien Credit Agreement and the Effective Date Junior Lien Intercreditor Agreement on the First Amendment Effective Date, in each case on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. As used in this First Amendment, the following terms have the meanings specified below:

“2021 Delayed Draw Replacement Term Loan Commitment” shall mean, with respect to each 2021 Replacement Term Lender, its several commitment to fund a 2021 Delayed Draw Replacement Term Loan to the Borrowers during the 2021 Delayed Draw Availability Period, in an aggregate amount not to exceed the amount set forth opposite such 2021 Replacement Term Lender’s name on Part B of Schedule 1 hereto under the heading “2021 Delayed Draw Replacement Term Loan Commitments”. The aggregate amount of the 2021 Delayed Draw Replacement Term Loan Commitments as of the First Amendment Effective Date is $37,500,000.

“2021 Loans” means collectively, the 2021 Replacement Term Loans and the 2021 Delayed Draw Replacement Term Loans.

“2021 Replacement Term Lender” shall mean each Person with a 2021 Replacement Term Loan Commitment or a 2021 Delayed Draw Replacement Term Loan Commitment on the First Amendment Effective Date.

“2021 Replacement Term Loan Commitment” shall mean, with respect to each 2021 Replacement Term Lender, its several commitment to fund a 2021 Replacement Term Loan to the Borrowers on the First Amendment Effective Date, in an aggregate amount not to exceed the amount set forth opposite such 2021 Replacement Term Lender’s name on Part A of Schedule 1 hereto under the heading “2021 Replacement Term Loan Commitments”. The aggregate amount of the 2021 Replacement Term Loan Commitments as of the First Amendment Effective Date is $37,500,000.

“2021 Replacement Term Loan Transactions” shall mean (i) the funding of the 2021 Replacement Term Loans and the establishment of the 2021 Delayed Draw Replacement Term Loan Commitment and (ii) the repayment in full in cash of the outstanding principal amount of all Existing Initial Term Loans, together with all accrued and unpaid interest thereon on the First Amendment Effective Date.

“Existing Initial Term Loans” shall mean Loans (as defined in the Existing First Lien Credit Agreement) outstanding under the Existing First Lien Credit Agreement immediately prior to the First Amendment Effective Date.

“Mexico Guarantors” shall mean Hornbeck Offshore Services de México, S. de R.L. de. C.V., a limited liability corporation incorporated under the laws of Mexico, HOS De México, S. de R.L. de C.V., a limited liability corporation incorporated under the laws of Mexico and HOS de México II, S. de R.L. de C.V., a limited liability corporation incorporated under the laws of Mexico.

“Specified First Amendment Transactions” shall mean the transactions set forth on Schedule 2 hereto.

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SECTION 2. 2021 Replacement Term Loans.

(a) (i) Subject to the terms and conditions set forth herein, the 2021 Replacement Term Lenders agree to make new term loans (each such new term loan, a “2021 Replacement Term Loan” and, collectively, the “2021 Replacement Term Loans”) to the Borrowers on the First Amendment Effective Date in an aggregate principal amount of $37,500,000, the proceeds of which will be used by the Borrowers (i) to repay in full the outstanding principal amount of the Existing Initial Term Loans, together with all accrued and unpaid interest thereon on the First Amendment Effective Date, (ii) to finance the Specified First Amendment Transactions and (iii) to pay fees and expenses in connection with the foregoing; and

(ii) Subject to the terms and conditions set forth herein, the 2021 Replacement Term Lenders agree to make 2021 Delayed Draw Replacement Term Loans to the Borrowers during the 2021 Delayed Draw Availability Period in an aggregate principal amount of $37,500,000, the proceeds of which will be used by the Borrowers (i) to finance the Specified First Amendment Transactions and (ii) to pay fees and expenses in connection with the foregoing.

(b) (i) Upon the occurrence of the First Amendment Effective Date, each 2021 Replacement Term Lender severally agrees to make a 2021 Replacement Term Loan in U.S. Dollars in a principal amount equal to its 2021 Replacement Term Loan Commitment on the terms and conditions set forth in the Restated Credit Agreement; and

(ii) from time to time during the 2021 Delayed Draw Availability Period, each 2021 Replacement Term Lender severally agrees to make a single 2021 Delayed Draw Replacement Term Loan in U.S. Dollars in a principal amount equal to its 2021 Delayed Draw Replacement Term Loan Commitment on the terms and conditions set forth in the Restated Credit Agreement.

(c) On the First Amendment Effective Date, the Borrowers shall (i) repay in full all then outstanding Existing Initial Term Loans and (ii) pay in cash (a) all accrued and unpaid interest on the Existing Initial Term Loans through the First Amendment Effective Date and (b) any breakage loss or expenses due under Section 5.02 of the Existing First Lien Credit Agreement.

(d) Promptly following the First Amendment Effective Date, all Notes, if any, evidencing the Existing Initial Term Loans shall be deemed cancelled, and any 2021 Replacement Term Lender may request that its 2021 Replacement Term Loan be evidenced by a Note pursuant to Section 2.03(c) of the Restated Credit Agreement.

SECTION 3. (A) Amendment and Restatement of the Existing First Lien Credit Agreement. In accordance with Section 12.02(b) of the Existing First Lien Credit Agreement, effective on the First Amendment Effective Date, the Existing First Lien Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the marked blacklined copy of the amended Existing First Lien Credit Agreement attached as Annex A hereto, to give effect to (i) the establishment of the 2021 Replacement Term Loans and the 2021 Delayed Draw Replacement Term Loans as a Class of “Loans” and (ii) the other modifications to the Existing First Lien Credit Agreement set forth therein. From and after the First Amendment Effective Date, for the avoidance of doubt, the 2021 Replacement Term Lenders shall be parties to the Restated Credit Agreement, have the rights and obligations of Lenders thereunder and shall be “Lenders” for all purposes of the Restated Credit Agreement, and they shall have all rights and remedies available to a Lender and its Affiliates pursuant to Section 12.03 of the Restated Credit Agreement and the indemnities contained therein shall apply in all respects to any and all losses, claims, damages and liabilities incurred by or asserted against any 2021 Replacement Term Lender or its Affiliates arising out of, in connection with, or as a result of (A) the 2021 Replacement Term Loan Transactions and (B) any document, agreement or instrument executed, delivered or otherwise entered into in connection with this First Amendment and the transactions contemplated herein.

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(B) The Effective Date Junior Lien Intercreditor Agreement is hereby amended by:

(i) deleting the definition of “Initial First Lien Obligations” and replacing it with the following (which for the avoidance of doubt will be deemed to satisfy any applicable requirement under Section 5.5 of Effective Date Junior Lien Intercreditor Agreement):

“”Initial First Lien Obligations” means the “Indebtedness” as defined in the Initial First Lien Financing Documents and all other obligations of the Company and the Grantors from time to time arising under the Initial First Lien Financing Documents under or in respect of the due and punctual payment of (a) the principal of and premium if any, and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) under the Initial First Lien Term Loan Agreement, when and as due, whether at maturity, by acceleration, upon repayment, prepayment or otherwise, and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), of the Company or any other Grantor under the Initial First Lien Term Loan Agreement owing to the Initial First Lien Secured Parties (in their capacity as such), including, without limitation, the 2021 Loans (as defined in the Initial First Lien Term Loan Agreement). Following a Refinancing in respect of the Initial First Lien Term Loan Agreement made in accordance with Section 5.5, all obligations (including but not limited to Refinancing Indebtedness) arising under or evidenced by the related Additional First Lien Financing Documents shall constitute “First Lien Obligations” for all purposes of this Agreement to the extent that such obligations would have constituted Initial First Lien Obligations if incurred under the Initial First Lien Financing Documents.”; and

(ii) deleting the definition of “Initial First Lien Term Loan Agreement” and replacing it with the following:

“”Initial First Lien Term Loan Agreement” means that certain First Lien Term Loan Credit Agreement, dated as of September 4, 2020, among the Company, the Co-Borrower, the Initial First Lien Lenders, the Initial First Lien Administrative Agent and the Initial First Lien Collateral Agent, as amended by Amendment No. 1 to First Lien Credit Agreement and Amendment No. 1 to the Effective Date Junior Lien Intercreditor Agreement among the Company, the Co-Borrower, the Initial First Lien Lenders party thereto, the Initial First Lien Administrative Agent and the Initial First Lien Collateral Agent.”.

SECTION 4. Representations of the Borrowers. Each Loan Party hereby represents and warrants to the other parties hereto as of the First Amendment Effective Date that:

(a) the execution, delivery and performance by it of this First Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including members, partners or shareholders of the Borrowers, the Guarantors or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this First Amendment or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect other than the recording and filing of the Security Instruments as required by this First Amendment and (y) does not violate (i) any applicable law or regulation, (ii) the Organizational Documents of the Borrowers, the Guarantors or any Restricted Subsidiary of the Parent Borrower or (iii) any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Debt binding upon the Borrowers or any Restricted Subsidiary of the Parent Borrower or their Properties, or give rise to a right thereunder to require any material payment to be made by the Borrowers or such Restricted Subsidiary of the Parent Borrower and (d) will not result in the creation or imposition of any Lien on any Property of the Borrowers or any Restricted Subsidiary of the Parent Borrower (other than the Liens created by the Loan Documents);

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(b) it has all requisite corporate or limited liability company power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to enter into this First Amendment and the execution, delivery and performance by it of this First Amendment, has been duly authorized by all necessary organizational action by it;

(c) each Loan Party has duly executed and delivered this First Amendment, and this First Amendment, the Restated Credit Agreement and each other Loan Document to which it is a party constitutes the legally valid and binding obligations of it, enforceable against it in accordance with its terms, subject to applicable Bankruptcy Law, laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(d) each of the representations and warranties set forth in the Restated Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

SECTION 5. Conditions of Effectiveness. The effectiveness of this First Amendment and the obligations of the 2021 Replacement Term Lenders to make 2021 Replacement Term Loans on the First Amendment Effective Date are subject (at the time of or substantially concurrently with the making of such 2021 Replacement Term Loans) to the satisfaction (or waiver by the 2021 Replacement Term Lenders) of the following conditions (the date of such satisfaction or waiver of all such conditions, the “First Amendment Effective Date”):

(a) the Administrative Agent (or its counsel) shall have received (i) from each 2021 Replacement Term Lender and (ii) from each Loan Party, either (x) a counterpart of this First Amendment signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this First Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this First Amendment;

(b) on the First Amendment Effective Date (both immediately prior to and after giving effect to this First Amendment), (i) no Default or Event of Default shall exist and (ii) each of the representations and warranties of the Borrowers and the Guarantors set forth in the Restated Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates;

(c) the Administrative Agent shall have received from the Parent Borrower a certificate executed by a Responsible Officer of the Parent Borrower, certifying compliance with the requirements of preceding clause (b);

(d) the Administrative Agent shall have received a solvency certificate in substantially the form of Exhibit I to the Restated Credit Agreement (modified as appropriate to give effect to this First Amendment and the 2021 Replacement Term Loan Transactions) from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Parent Borrower dated as of the First Amendment Effective Date and certifying as to the matters set forth therein;

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(e) the Administrative Agent shall have received a certificate of the secretary, assistant secretary or a responsible officer with similar responsibilities of the Borrowers and each Loan Party, or in the event that such Loan Party is a limited partnership, of such person’s general partner, setting forth: (i) the officers of such Loan Party (y) who are authorized to sign the First Amendment and the other Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this First Amendment and the transactions contemplated hereby; (ii) specimen signatures of such authorized officers and (iii) the Organizational Documents of such Loan Parties, certified as being true and complete. The Administrative Agent may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Parent Borrower to the contrary;

(f) the Administrative Agent and Lenders shall have received certificates for each Loan Party from the appropriate agencies with respect to the existence, qualification and good standing (to the extent applicable) of the Borrowers and each Loan Party from their jurisdiction of organization.

(g) the Agents and Lenders shall have received an opinion of (i) Milbank LLP, as New York counsel to the Borrowers and the other Loan Parties, (ii) an opinion of Kincaid Mendes Vianna Advogados, special Brazilian counsel to the Borrowers and the other Loan Parties, (iii) an opinion of Garza, Tello & Asociados, special Mexican counsel to the Borrowers and the other Loan Parties and (iv) Jones Walker LLP, special U.S. and Vanuatu maritime counsel to the Borrowers and the other Loan Parties, reasonably acceptable to the Administrative Agent dated the First Amendment Effective Date;

(h) the Administrative Agent shall have received a prepayment notice in connection with the prepayment in full of the Existing Initial Term Loans as provided under Section 2(c) above;

(i) the 2021 Replacement Term Loan Transactions shall have been consummated substantially concurrently with the occurrence of the First Amendment Effective Date;

(j) the Administrative Agent shall have received a Borrowing Request in connection with the incurrence of the 2021 Replacement Term Loans in accordance with Section 2.03(d) of the Restated Credit Agreement; and

(k) the Administrative Agent and Lenders shall have received at least three (3) Business Days prior to the First Amendment Effective Date all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money- laundering rules and regulations, including the PATRIOT Act, and, if the Borrowers qualify as “legal entity customers” under 31 C.F.R. § 1010.230, a beneficial ownership certification in respect of the Borrowers that has been requested by the 2021 Replacement Term Lenders in writing at least three (3) Business Days prior to the First Amendment Effective Date;

(l) each of the Maritime Mortgages, other than the Maritime Mortgages governed by Mexican or Brazilian law, which shall be post-closing deliverables pursuant to Section 6 below, shall be amended to reflect this First Amendment, and for each relevant Vessel documented under the U.S. flag or registered under the Vanuatu flag, the Collateral Agent shall have received evidence that each such amendment has been executed and duly filed for recordation with the U.S. Coast Guard’s National Vessel Documentation Center or the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Vanuatu at the Port of New York, New York, as applicable;

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(m) each of the Other Brazilian Security Instruments shall be amended to reflect this First Amendment, and the Administrative Agent and the Lenders shall have received from each party thereto duly executed copies (in such number as may be reasonably requested by the Administrative Agent) of the amendments to the Other Brazilian Security Instruments; and

(n) the Administrative Agent and the Lenders shall have received all fees payable thereto or to any Lender on or prior to the First Amendment Effective Date and, to the extent invoiced at least one Business Day prior to the First Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Paul, Weiss, Rifkind, Wharton & Garrison, Seward & Kissel, Creel, García-Cuéllar, Aiza y Enriquez, S.C. and Pinheiro Neto Advogados) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document on or prior to the First Amendment Effective Date.

SECTION 6. Post-Closing Deliverables.

(a) Within sixty (60) days after the First Amendment Effective Date (or such later date to which the Required Lenders (with written notice to the Administrative Agent) consent), the Borrowers and the other Loan Parties shall deliver (i) the certificate of Public Registry of Commerce, certifying that the Mexico Guarantors are duly incorporated and in existence under the laws of Mexico, (ii) with respect to the Real Property Interests Mortgage encumbering the Material Real Property Interests of HOS Port, LLC (“HOS Port”), (x) a consent and estoppel agreement among Greater Lafourche Port Commission as lessor, HOS Port as lessee and mortgagor, and the Collateral Agent as mortgagee, in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders, duly executed by Greater Lafourche Port Commission and HOS Port, and (y) a loan policy of title insurance insuring the validity of the Lien of such Real Property Interests Mortgage free and clear of all Liens other than Permitted Liens, in the aggregate amount of the 2021 Replacement Term Loans and the 2021 Delayed Draw Replacement Term Loan Commitments as of the First Amendment Effective Date, in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders, together with evidence of payment of the premium therefor, (iii) with respect to the Real Property Interests Mortgage encumbering the Material Real Property Interests of each of HOS Port and Hornbeck Offshore Operators, LLC, (x) an acknowledgement by the applicable mortgagor that the 2021 Loans are secured by such Real Property Interests Mortgage, in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders, duly executed by such mortgagor, and (y) a legal opinion regarding the enforceability of such acknowledgment from counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders, (iv) a duly executed copy (in such number as may be reasonably requested by the Administrative Agent) of the amendment to the Maritime Mortgage governed by Brazilian law, and (v) the “bring-down” opinion of Jones Walker LLP.

(b) Within thirty (30) days after the First Amendment Effective Date (or such later date to which the Required Lenders (with written notice to the Administrative Agent) consent), the Other Mexican Security Instruments shall be amended to reflect this First Amendment, and the Borrowers and the other Loan Parties shall have delivered duly executed copies (in such number as may be reasonably requested by the Administrative Agent) of the amendments to the Other Mexican Security Instruments (including, without limitation, the Maritime Mortgages governed by Mexican law).

SECTION 7. Consent and Affirmation of the Loan Parties. Each of the Loan Parties, in its capacity as a guarantor under the Guaranty and Collateral Agreement and a pledgor under the other Security Instruments, hereby (i) consents to the execution, delivery and performance of this First Amendment and agrees that each of the Guaranty and Collateral Agreement and the other Security Instruments is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the First Amendment Effective Date, except that, on and after the First Amendment Effective Date, each reference

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to “Credit Agreement”, “First Lien Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Restated Credit Agreement as amended on the First Amendment Effective Date, and (ii) confirms that the Security Instruments to which each of the Loan Parties is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Indebtedness (including the 2021 Replacement Loans).

SECTION 8. Reference to and Effect on the Loan Documents. (a) On and after the First Amendment Effective Date, each reference in the Restated Credit Agreement to “hereunder”, “hereof”, “Agreement”, “this First Amendment” or words of like import and each reference in the other Loan Documents to “Credit Agreement”, “First Lien Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Restated Credit Agreement as amended on the First Amendment Effective Date. From and after the First Amendment Effective Date, this First Amendment shall be a Loan Document under the Restated Credit Agreement.

(b) The Security Instruments and each other Loan Document, as specifically amended by this First Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Security Instruments, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Restated Credit Agreement. Without limiting the generality of the foregoing, the Security Instruments and all of the Collateral described therein do and shall continue to secure the payment of all Indebtedness (including the 2021 Replacement Loans) of the Loan Parties under the Loan Documents, in each case, as amended by this First Amendment.

(c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 9. Execution in Counterparts; Electronic Signature. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this First Amendment shall be effective as delivery of an original executed counterpart of this First Amendment, and the words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this First Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the 2021 Replacement Term Lenders or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10. Amendments; Headings; Severability. This First Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders party hereto. The Section headings used herein are for convenience of reference only, are not part of this First Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this First Amendment. Any provision of this First Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting

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the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 11. Acknowledgment of Non-Reliance. Each 2021 Replacement Term Lender expressly acknowledges that neither the Administrative Agent nor any of its Affiliates nor any of its respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to such 2021 Replacement Term Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any 2021 Replacement Term Lender. Each 2021 Replacement Term Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to provide its 2021 Replacement Term Loans and the 2021 Delayed Draw Replacement Term Loans hereunder and enter into this Agreement and become (or continue to be) a Lender under the Restated Credit Agreement. Each 2021 Replacement Term Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Restated Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Each 2021 Replacement Term Lender hereby (a) confirms that it has received a copy of the Restated Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Agreement, (b) agrees that it shall (or shall continue to) be bound by the terms of the Restated Credit Agreement as a Lender thereunder and that it will perform in accordance with their terms all of the obligations by which the terms of the Loan Documents are required to be performed by it as a Lender, (c) irrevocably designates and appoints the Administrative Agent as the agent of such 2021 Replacement Term Lender under the Restated Credit Agreement and the other Loan Documents, and each 2021 Replacement Term Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of the Restated Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to the Administrative Agent by the terms of the Restated Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (d) specifies as its lending office and address for notices the offices set forth on the Administrative Questionnaire provided by it to the Administrative Agent prior to the date hereof.

SECTION 12. Governing Law; Etc.

(a) THIS FIRST AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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(b) WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING INVOLVING ANY LOAN PARTY INCORPORATED UNDER THE LAWS OF MEXICO WITH RESPECT TO OR ARISING OUT OF THIS FIRST AMENDMENT, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY: (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS SITTING IN OR WITH DIRECT OR INDIRECT JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE OR SUPERIOR COURT SITTING IN NEW YORK COUNTY, NEW YORK; AND (II) WAIVES ANY RIGHT TO ANY OTHER JURISDICTION TO WHICH IT MAY BE ENTITLED TO BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE.

(c) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 12.09 OF THE RESTATED CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS.

SECTION 13. No Novation. This First Amendment shall not discharge or release the Lien or priority of any Security Instrument or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the instruments securing the Existing First Lien Credit Agreement or the Restated Credit Agreement, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this First Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a guarantor or pledgor under any of the Loan Documents.

SECTION 14. Notices. All notices hereunder shall be given in accordance with the provisions of Section 12.01 of the Restated Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PARENT BORROWER:

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

CO-BORROWER:

HORNBECK OFFSHORE SERVICES, LLC

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS:

HOS-IV, LLC

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

HORNBECK OFFSHORE TRlNIDAD & TOBAGO, LLC

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

[HOS - First Amendment (2021)]

HOS PORT, LLC

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

HORNBECK OFFSHORE INTERNATIONAL, LLC

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

HORNBECK OFFSHORE TRANSPORTATION, LLC

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

ENERGY SERVICES PUERTO RICO, LLC

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

HOI HOLDING, LLC

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

[HOS - First Amendment (2021)]

HOS HOLDING, LLC

By:	/s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer

[HOS - First Amendment (2021)]

HORNBECK OFFSIJORE NA VEGAe;AO LTDA

By:	/s/ Robert Thomas Gang
Name: Robert Thomas Gang
Title: Administrator

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent and Debt Representative

By:	/s/ Nelson Kercado
Name: Nelson Kercado
Title: Vice President

[HOS – First Amendment (2021)]

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P., as a 2021 Replacement Term Lender

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director, Co-Chief Investment Officer

[HOS - First Amendment (2021)]

ASOF HOLDINGS I , L.P., as a 2021 Replacement Term Lender

By: ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name: Aaron Rosen
Title: Authorized Signatory

ASSF IV AIV B, L.P., as a 2021 Replacement Term Lender

By: ASSF Management IV, L.P., its general partner
By: ASSF Management IV GP LLC, its general partner

By:	/s/ Aaron Rosen
Name: Aaron Rosen
Title: Authorized Signatory

[HOS - First Amendment (2021)]

WHITEBOX KFA ADVANTAGE LLC, as a 2021 Replacement Term Lender

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Daniel Altabef
Name: Daniel Altabef
Title: Deputy CCO & Legal Counsel

WHITEBOX GT FUND, LP, as a 2021 Replacement Term Lender

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Daniel Altabef
Name: Daniel Altabef
Title: Deputy CCO & Legal Counsel

WHITEBOX MULTI-STRATEGY PARTNERS, LP, as a 2021 Replacement Term Lender

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Daniel Altabef
Name: Daniel Altabef
Title: Deputy CCO & Legal Counsel

WHITEBOX RELATIVE VALUE PARTNERS, LP, as a 2021 Replacement Term Lender

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Daniel Altabef
Name: Daniel Altabef
Title: Deputy CCO & Legal Counsel

[HOS - First Amendment (2021)]

PANDORA SELECT PARTNERS, LP, as a 2021 Replacement Term Lender

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Daniel Altabef
Name: Daniel Altabef
Title: Deputy CCO & Legal Counsel

[HOS - First Amendment (2021)]

SCHEDULE 1

Part A

2021 Replacement Term Loan Commitments

2021 Replacement Term Lender	2021 Replacement Term Loan Commitment
ASOF Holdings II, L.P.	$18,882,955
ASSF IV AIV B, L.P.	$500,000
Highbridge Tactical Credit Master Fund, L.P.	$5,972,944.50
Whitebox KFA Advantage LLC	$1,507,170.88
Whitebox Relative Value Partners, LP	$2,794,017.57
Whitebox GT Fund, LP	$389,771.59
Whitebox Multi-Strategy Partners, LP	$6,247,136.11
Pandora Select Partners, LP	$1,206,004.35
Total:	$37,500,000

Part B

2021 Delayed Draw Replacement Term Loan Commitments

2021 Replacement Term Lender	2021 Delayed Draw Replacement Term Loan Commitment
ASOF Holdings II, L.P.	$18,882,955
ASSF IV AIV B, L.P.	$500,000
Highbridge Tactical Credit Master Fund, L.P.	$5,972,944.50
Whitebox KFA Advantage LLC	$1,507,170.88
Whitebox Relative Value Partners, LP	$2,794,017.57
Whitebox GT Fund, LP	$389,771.59
Whitebox Multi-Strategy Partners, LP	$6,247,136.11
Pandora Select Partners, LP	$1,206,004.35
Total:	$37,500,000

SCHEDULE 2

SPECIFIED FIRST AMENDMENT TRANSACTIONS

1) The ten-vessel KahunaMex acquisition1:

Vessel	IMO Number
Hannah Chouest	9385257
Norbert Bouziga	9529877
Betty Chouest	9385269
C-Freedom	9385271
Dionne Chouest	9347322
Mia	9382877
C-Warrior	9741554
Allie Chouest	9347358
C-Viking	9640231
Christian Chouest	9347334

2) The three-vessel Bravo acquisition:

Vessel	IMO Number
Bravo Five (ex Bravante V)	9645619
Bravo Six (ex Bravante VI)	9645621
Bravo Seven (ex Bravante VII)	9645633

3) The conversion of an existing 240 class OSV to meet the requirements of a recently awarded Military time charter2:

Vessel	IMO Number
HOS Resolution	9472335

[1]	For the avoidance of doubt, each vessel listed may be substituted and exchanged for another vessel of similar (or greater) size and type and similar (or lesser) age.
[2]	For the avoidance of doubt, the vessel listed may be substituted and exchanged with an existing 240 class vessel of similar (or greater) size and specifications.

ANNEX A

[See attached.]

Execution Version

FIRST LIEN TERM LOAN CREDIT AGREEMENT

DATED AS OF

SEPTEMBER 4, 2020,

AS AMENDED ON DECEMBER 22, 2021

AMONG

HORNBECK OFFSHORE SERVICES, INC.,

AS PARENT BORROWER,

HORNBECK OFFSHORE SERVICES, LLC,

AS CO-BORROWER,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS COLLATERAL AGENT

AND

THE LENDERS PARTY HERETO

i

Section 12.11	Confidentiality	131
Section 12.12	Interest Rate Limitation	132
Section 12.13	No Third Party Beneficiaries	132
Section 12.14	Electronic Communications	133
Section 12.15	USA Patriot Act Notice	134
Section 12.16	Acknowledgement and Consent to Bail-In Action	135
Section 12.17	Intercreditor Agreements	135
Section 12.18	Force Majeure	135
Section 12.19	Joint and Several Liability; Etc.	136

~~Article I Definitions and Accounting Matters~~		~~1~~

~~Section 1.01~~	~~Terms Defined Above~~	~~1~~
~~Section 1.02~~	~~Certain Defined Terms~~	~~1~~
~~Section 1.03~~	~~Types of Loans and Borrowings~~	~~50~~
~~Section 1.04~~	~~Terms Generally; Rules of Construction~~	~~50~~
~~Section 1.05~~	~~Accounting Terms and Determinations; GAAP~~	~~51~~
~~Section 1.06~~	~~Divisions~~	~~52~~
~~Section 1.07~~	~~Valuation of Certain Investments and Restricted Payments~~	~~52~~

~~Article II The Commitments~~		~~53~~

~~Section 2.01~~	~~Commitment~~	~~53~~
~~Section 2.02~~	~~[Reserved~~	~~53~~
~~Section 2.03~~	~~Borrowings; Several Obligations~~	~~53~~
~~Section 2.04~~	~~Interest Elections~~	~~54~~
~~Section 2.05~~	~~[Reserved~~	~~55~~
~~Section 2.06~~	~~[Reserved~~	~~55~~
~~Section 2.07~~	~~Replacement of Lenders~~	~~55~~
~~Section 2.08~~	~~Defaulting Lenders~~	~~56~~

~~Article III Payments of Principal and Interest; Prepayments; Fees~~		~~57~~

~~Section 3.01~~	~~Repayment of Loans~~	~~57~~
~~Section 3.02~~	~~Interest~~	~~57~~
~~Section 3.03~~	~~Alternate Rate of Interest; Effect of Benchmark Transition Event~~	~~57~~
~~Section 3.04~~	~~Prepayments~~	~~62~~
~~Section 3.05~~	~~Fees~~	~~65~~

~~Article IV Payments; Pro Rata Treatment; Sharing Set-offs~~		~~65~~

~~Section 4.01~~	~~Pro Rata Treatment; Sharing of Set-offs~~	~~65~~
~~Section 4.02~~	~~Presumption of Payment by the Borrowers~~	~~66~~
~~Section 4.03~~	~~Certain Deductions by the Administrative Agent~~	~~66~~

v

EXHIBITS AND SCHEDULES

Exhibit A	Form of Note
Exhibit B-1	Form of Borrowing Request
Exhibit B-2	Form of Notice of Prepayment
Exhibit C	Form of Supplemental Perfection Certificate
Exhibit D	Form of Closing Certificate
Exhibit E	Form of Guaranty and Collateral Agreement
Exhibit F-1	Form of U.S. Maritime Mortgage
Exhibit F-2	Form of Mexican Maritime Mortgage
Exhibit F-3	[Reserved]
Exhibit F-4	Form of Vanuatu Maritime Mortgage
Exhibit F-5-1	Form of Real Property Interests Mortgage over Leaseholds
Exhibit F-5-2	Form of Real Property Interests Mortgage over Fee Property
Exhibit F-6	Form of Real Property Interests SNDA
Exhibit F-7	[Reserved]
Exhibit F-8	Form of Mexican Non-Possessory Pledge Agreement
Exhibit G	Form of Assignment and Assumption Agreement
Exhibits H-1 –H-4	Forms of Tax Certificates
Exhibit I	Form of Solvency Certificate
Exhibit J	Form of Effective Date Junior Lien Intercreditor Agreement
Exhibit K	[Reserved]
Exhibit L	Dutch Auction Procedures

Schedule 2.01	Commitments
Schedule 7.05	Litigation
Schedule 7.06(f)	Property not in Compliance with OPA
Schedule 7.14	Subsidiaries
Schedule 7.15	Location of Business and Offices
Schedule 7.16	Properties; Titles, Etc.
Schedule 7.17	Hedging Obligations
Schedule 8.11(b)	Vessel Reflagging Transaction Information
Schedule 8.14-1	Vessel Collateral
Schedule 8.14-2	Vessel Collateral Requirements
Schedule 8.14-3	Effective Date Material Real Property Interests
Schedule 8.17	Post-Closing Undertakings
Schedule 9.01	Existing Investments
Schedule 9.03	Existing Liens
Schedule 9.06(L)	Affiliate Transactions

THIS FIRST LIEN TERM LOAN CREDIT AGREEMENT dated as of September 4, 2020 (the “Effective Date”), is entered into by and among: Hornbeck Offshore Services, Inc., a Delaware corporation (“HOSI” or the “Parent Borrower”); Hornbeck Offshore Services, LLC, a Delaware limited liability company (“HOS” or the “Co-Borrower”~~)~~; and the Parent Borrower together with the Co-Borrower, collectively, the “Borrowers” and each, a “Borrower”); each of the Lenders from time to time party hereto; Wilmington Trust, National Association as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and Wilmington Trust, National Association, as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

R E C I T A L S

WHEREAS, the capitalized terms used in these preliminary statements shall have the respective meanings set forth for such terms in Article I hereof;

WHEREAS, on May 19, 2020, the Borrowers and certain Subsidiaries of the Parent Borrower filed voluntary petitions with the Bankruptcy Court (collectively, the “Debtors”) initiating their respective cases under chapter 11 of the Bankruptcy Code (each case of the Borrowers and such Subsidiaries, a “Case” and, collectively, the “Cases”) and have continued in the possession of their assets and in the management of their businesses pursuant to Section 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Debtors filed the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization (Docket No. 7) (the “Plan of Reorganization”) with the Bankruptcy Court on May 19, 2020, which Plan of Reorganization was confirmed by the Bankruptcy Court on June 19, 2020;

WHEREAS, the Borrowers have requested, and the Lenders have agreed to provide (on the terms and subject to the conditions set forth herein), a first lien senior secured term loan facility as contemplated by the Plan of Reorganization;

WHEREAS, the Borrowers have requested, and the 2021 Replacement Term Lenders have agreed to provide (i) on the First Amendment Effective Date (on the terms and subject to the conditions set forth in the First Amendment and otherwise herein), a first lien senior secured term loan facility in an aggregate principal amount of $37,500,000 and (ii) during the 2021 Delayed Draw Availability Period (on the terms and subject to the conditions set forth in the First Amendment and otherwise herein), a first lien senior secured delayed draw term loan facility in an aggregate principal amount of $37,500,000;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

Definitions and Accounting Matters

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

~~“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.~~

“2021 Delayed Draw Extension Notice” has the meaning given to such term in Section 2.02.

“2021 Delayed Draw Replacement Term Loans” has the meaning given to such term in the First Amendment.

“2021 Delayed Draw Replacement Term Loan Commitment” has the meaning given to such term in the First Amendment.

“2021 Delayed Draw Availability Period” means the period following the First Amendment Effective Date to the earliest of (i) the date upon which all or any portion of the 2021 Delayed Draw Replacement Term Loan Commitments have been funded, (ii) July 15, 2022; provided that such date shall be extended to December 1, 2022 in the event that the Borrowers deliver a 2021 Delayed Draw Extension Notice to the Administrative Agent in accordance with Section 2.02 prior to July 1, 2022 and (iii) the date on which the Borrowers elect to terminate the 2021 Replacement Delayed Draw Term Loan Commitments pursuant to Section 2.05.

“2021 Loans” has the meaning given to such term in the First Amendment.

“2021 Replacement Term Lender” has the meaning given to such term in the First Amendment.

“2021 Replacement Term Loans” has the meaning given to such term in the First Amendment.

“2021 Replacement Term Loan Commitment” has the meaning given to such term in the First Amendment.

“2021 Replacement Term Loan Transactions” has the meaning given to such term in the First Amendment.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Junior Lien Intercreditor Agreement” means a customary intercreditor agreement, subordination agreement, collateral trust agreement or other intercreditor arrangement (which may, if applicable, consist of a payment waterfall) in form and substance reasonably satisfactory to the Required Lenders (and under which the Indebtedness shall be treated as senior indebtedness), as such agreements may be amended, supplemented, modified or restated in accordance with the terms thereof.

“Account Control Agreement” has the meaning assigned to such term in the Guaranty and Collateral Agreement.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent Parties” has the meaning assigned to such term in Section 12.14(f).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, an employee stock ownership plan sponsored by any Borrower shall not be an “Affiliate”.

“Affiliate Transaction” has the meaning assigned to such term in Section 9.06.

“After-Acquired Vessel” means any Vessel that is acquired or constructed by the Parent Borrower or any Restricted Subsidiary thereof following the Effective Date (and for the avoidance of doubt, excluding all Vessels that are included in the Vessel Collateral as of the Effective Date, but including the HOS Warhorse and HOS Wild Horse).

“Agents” means the Administrative Agent and the Collateral Agent.

“Agreement” means this First Lien Term Loan Credit Agreement, together with any and all supplements, restatements, renewals, refinances, modifications, amendments, extensions for any period, increases or rearrangements thereof, including the First Amendment.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the LIBO Rate, respectively. Notwithstanding the foregoing, the Alternate Base Rate shall never be less than 2.00%.

“Anti-Terrorism Laws” means any laws and regulations relating to sanctions, terrorism or money laundering, including the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Interest Rate” means, for any day,

(a) solely with respect to the Initial Term Loans, (i) from the Effective Date until the day immediately preceding the third anniversary thereof, with respect to any ABR Loan, 8.50%, and with respect to any Eurodollar Loan, 9.50%, and

(ii) from the third anniversary of the Effective Date and thereafter, with respect to any ABR Loan, 10.00%, and with respect to any Eurodollar Loan, 11.00%; and~~.~~

(b) solely with respect to the 2021 Replacement Term Loans and the 2021 Replacement Delayed Draw Term Loans, with respect to any ABR Loan, 6.50%, and with respect to any Eurodollar Loan, 7.50%.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total unused Commitments and Loans represented by such Lender’s Commitment and outstanding Loans from time to time in effect.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Lender” means, with respect to any Lender, (i) any fund or similar investment vehicle the investment decisions with respect to which are made by (x) such Lender or (y) an investment manager or other Person that manages such Lender or (ii) the Affiliates of each of the foregoing to the extent that the investment decisions with respect to which are made as specified in (x) and (y) above.

“Approved Vessel Reflagging Transaction” means any transaction in which a Loan Party changes the flag or documentation or registration of any Vessel Collateral flagged under the laws of the United States (“Effective Date U.S. Flagged Vessels”) listed on Schedule 8.11(b); provided that:

(i) no Loan Party shall be permitted to change the flag or documentation or registration of any Effective Date U.S. Flagged Vessel that is an MPSV;

(ii) other than in the case of Effective Date Low Spec Specified Vessels, no more than three (3) Effective Date U.S. Flagged Vessels may have their flag or documentation or registration changed if the result thereof is that such Effective Date U.S. Flagged Vessel is no longer flagged under the laws of the United States;

(iii) other than in the case of Effective Date Low Spec Specified Vessels, the aggregate Effective Date Vessel Collateral Value of all such Effective Date U.S. Flagged Vessels with respect to which the flag or documentation or registration has changed since the Effective Date with the result that such Vessel Collateral is no longer flagged under the laws of the United States shall not exceed $75,000,000; and (iv) for the avoidance of doubt, Effective Date Low Spec Specified Vessels are not subject to the limitations in the preceding clauses (ii) and (iii).

“Asset Sale” means the sale, lease, conveyance or other disposition of any Property of the Parent Borrower or any Restricted Subsidiary thereof (a “disposition”) (including, without limitation, as the result of an Event of Loss, by way of a Sale Leaseback Transaction or by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”) (provided that the disposition of all or substantially all of the Property of the Parent Borrower and its Restricted Subsidiaries taken as a whole will be subject to Section 9.04 of this Agreement). Notwithstanding the foregoing provisions of this definition, the following transactions will be deemed not to be Asset Sales: (A) any disposition (whether in a single transaction or a series of related transactions) for consideration below $250,000; provided that, in any fiscal year of the Parent Borrower, the aggregate consideration from dispositions that are deemed not to be Asset Sales pursuant to this clause (A) shall not exceed $2,500,000; (B) a disposition of any Property by any Borrower to another Loan Party or by a Guarantor to any Borrower or another Guarantor; (C) a disposition of Property that constitutes a Permitted Investment or a Restricted Payment that is permitted by Section 9.01; (D) any charter or lease of any Vessel Collateral or other Property entered into in the ordinary course of business and with respect to which the Parent Borrower or any Restricted Subsidiary thereof is the lessor or Person granting the charter, unless such charter or lease provides for the acquisition of such Vessel Collateral or other Property by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such Property occurs; (E) a disposition of inventory in the ordinary course of business; (F) a disposition of cash, Cash Equivalents or similar investments in the ordinary course of business; (G) [reserved], (H) any disposition of obsolete or excess equipment or other Property (other than Vessels); (I) a disposition of Property by a Restricted Subsidiary of the Parent Borrower to a Loan Party or by a Restricted Subsidiary of the Parent Borrower that is not a Loan Party to another Restricted Subsidiary of the Parent Borrower that is not a Loan Party; (J) dispositions of Property (other than Vessel Collateral and Material Real Property Interests) to the extent that (1) such Property is exchanged for credit against the purchase price of similar replacement Property that is promptly purchased or (2) the proceeds of such disposition are promptly applied to the purchase price of such replacement Property (which replacement Property is actually promptly purchased) (provided that, in the case of sub-clauses (1) and (2), if the Property so disposed is Collateral, the replacement Property shall be Collateral) and (K) leases, subleases, rights of use, passage or access, or any other related leases or rights in respect of Real Property Interests.

“Asset Sale Proceeds Account” means a deposit account and/or securities account (as applicable) of a Borrower at a bank or other financial institution reasonably satisfactory to the Required Lenders that is subject to an Account Control Agreement that provides for control and, following an Event of Default, full dominion in favor of the Collateral Agent and into which are deposited the proceeds (whether in the form of cash, Cash Equivalents or securities or like instruments (unless such securities or like instruments have been pledged to the Collateral Agent by the physical delivery thereof)) of any Asset Sale (and into which no other amounts are deposited).

“Assignment” has the meaning assigned to such term in Section 12.04(b)(i).

“Assignment of Insurances” means each, and “Assignments of Insurances” means every, second priority assignment of the insurances with respect to Vessel Collateral documented under the U.S. flag or registered under the Liberia, Marshall Islands, Panama or Vanuatu flags, and the HOS CROSSFIRE, or in the case of a Vessel registered under any other flag except Mexico, an assignment or pledge of insurances, in each case in a form reasonably determined by the Administrative Agent and the Collateral Agent to be necessary.

“Attributable Debt” shall mean, when used with respect to any Sale Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrowers’ then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale Leaseback Transaction.

“Available Liquidity” means, on any date of determination, the sum as of such date of (i) the amount of unrestricted cash and Cash Equivalents (determined in accordance with GAAP) of the Loan Parties; it being understood and agreed that cash and Cash Equivalents subject to any Account Control Agreement to which the Collateral Agent is a party shall not constitute “restricted” cash and Cash Equivalents for purposes of Available Liquidity plus (ii) unused commitments available to be borrowed by any Loan Party (after giving effect to any borrowing base limitations or any other limitations to borrowing thereunder) under any then-existing credit facility the Debt under which is permitted hereunder or that was approved by the Required Lenders.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) in relation to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country as described in the EU Bail-In Legislation Schedule from time to time and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Secrecy Act” means the Bank Secrecy Act of 1970 (Titles I and II of Pub. L. No. ~~91~~91-508 (signed into law October 26, 1970 and as modified, amended, supplemented or restated from time to time)).

“Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect, or any successor thereto.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or any other court having jurisdiction over the Cases from time to time.

“Bankruptcy Law” means each of (i) the Bankruptcy Code, (ii) any domestic or foreign law relating to liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, administration, insolvency, reorganization, debt adjustment, receivership or similar debtor relief from time to time in effect and affecting the rights of creditors generally (including without limitation any plan of arrangement provisions of applicable corporation statutes), and (iii) any order made by a court of competent jurisdiction in respect of any of the foregoing.

“Benefit Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to Title IV of ERISA, and which (a) is sponsored, maintained or contributed to by a Loan Party or an ERISA Affiliate or (b) was at any time during the six (6) calendar years preceding the date hereof sponsored, maintained or contributed to by a Loan Party or an ERISA Affiliate if liability to a Loan Party remains.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Board of Directors” means the Board of Directors of the Parent Borrower or any other Person, as applicable, or any authorized committee of the Board of Directors.

“Borrower” and “Borrowers” have the meanings specified in the recital of parties to this Agreement.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.02.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by any Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Calculation Date” has the meaning assigned to such term in the definition of “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect”.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP. Notwithstanding the foregoing, any lease (whether entered into before or after the Effective Date) that would have been classified as an operating lease pursuant to GAAP as in effect on December 31, 2018 will be deemed not to represent a Capital Lease Obligation.

“Case” has the meaning specified in the Recitals herein.

“Cash Equivalents” means:

(a) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality of any such government having maturities of not more than six (6) months from the date of acquisition,

(b) certificates of deposit and Eurodollar time deposits with maturities of six (6) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case with or issued by any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $300,000,000 and whose long-term debt securities are rated at least A3 by Moody’s and at least A by S&P,

(c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above,

(d) commercial paper having a rating of at least P-1 from Moody’s or at least A-1 from S&P and in each case maturing within two-hundred seventy (270) days after the date of acquisition,

(e) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (b) above, provided that all deposits referred to in this clause (e) are made in the ordinary course of business and do not exceed $5,000,000 in the aggregate at any one time, and

(f) money market mutual funds substantially all of the assets of which are of the type described in any of the foregoing clauses (a) through (d).

“Certificate of Incorporation” means HOSI’s Third Restated Certificate of Incorporation, dated as of September 4, 2020.

“Change in Control” means the occurrence of any of the following:

(a) except as permitted pursuant to Section 9.04, the sale, assignment, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of (x) the Property of the Parent Borrower and its Subsidiaries, taken as a whole or (y) the Vessel Collateral (including pursuant to a sale, assignment, transfer, lease or other disposition of Specified Equity Interests);

(b) the adoption of a voluntary plan relating to the liquidation or dissolution of any Borrower;

(c) at any time on or after a Qualifying IPO, the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the Effective Date), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the Effective Date), but excluding (i) one or more Permitted Holders and (ii) any underwriter in connection with any Qualifying IPO, of Equity Interests representing more than 50% of the total Voting Stock of the Parent Borrower;

(d) the Parent Borrower shall fail to own and control 100% of the Equity Interests of the Co-Borrower, except as otherwise expressly permitted under Section 9.04; or

(e) the occurrence of a “Change in Control” (or similar event, however denominated), as defined in the Exit Second Lien Credit Agreement (and any Permitted Refinancing Debt in respect thereof) or the documentation governing any other Material Debt.

For purposes of this definition, a time charter of, bareboat charter or other contract for, Vessels to customers in the ordinary course of business shall not be deemed a lease under clause (a) above.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd~~-~~-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class ” means, when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Initial Term Loans, 2021 Replacement Term Loans or 2021 Replacement Delayed Draw Term Loans.

“Co-Borrower” has the meaning specified in the recital of parties to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (unless otherwise provided herein), and any successor statute.

“Collateral” means any and all Property of any Borrower or any Guarantor, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Instruments as security for the payment or performance of the Indebtedness (including, for the avoidance of doubt, the Vessel Collateral and the Material Real Property Interests subject to a Real Property Interests Mortgage).

“Collateral Agent” has the meaning specified in the recital of parties to this Agreement and shall include the institution named as Collateral Agent acting as trustee/mortgagee under each Maritime Mortgage and each Real Property Interests Mortgage.

~~“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans pursuant to Section 2.01 as such commitment may be (a) terminated pursuant to Section 2.01, (b) terminated pursuant to Article X, or (c) modified from time to time to reflect any assignments permitted by Section 12.04. The amount of each Lender’s Commitment on the Effective Date shall be the amount set forth on Schedule 2.01.~~

“Commitments” means (i) the Initial Term Loan Commitments, (ii) the 2021 Replacement Term Loan Commitments and (iii) the Delayed Draw Replacement Term Loan Commitments.

“Communications” has the meaning assigned to such term in Section 12.14(a).

“Company Competitors” means any Person identified by the Borrowers on a written list delivered to the Administrative Agent and the Lenders on September 3, 2020.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period and without duplication,

(a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale,

(b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries,

(c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries,

(d) depreciation and amortization (including impairment charges, write-offs and amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and all other non-cash expenses of such Person and its Restricted Subsidiaries,

(e) losses (or minus any gains) on early extinguishment of debt for that period (including, without limitation, any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Debt prior to its Stated Maturity),

(f) stock-based compensation expense (or minus any gains) reported for such period under FAS 123R, and

(g) all Transaction Expenses and any expenses, fees, charges, or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment of the type described in clause (c), (h) or (k) of the definition thereof, acquisition or disposition of Vessels, Redemption of Debt, or the incurrence of Indebtedness or Debt permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful but, in each case, excluding any such transaction consummated on or prior to the Effective Date).

~~The parties hereto agree that Consolidated EBITDA shall be for the fiscal quarter ending (i) on September 30, 2019 shall be deemed to be $1,148,000, (ii) on December 31, 2019 shall be deemed to be $10,706,000, (iii) on March 31, 2020 shall be deemed to be $(5,644,000) and (iv) on June 30, 2020 shall be deemed to be $4,982,000.~~

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person for any Test Period, the ratio of (a) the Consolidated EBITDA of such Person for such Test Period to (b) the sum of the Consolidated Interest Expense of such Person and the amount of cash dividends or distributions paid by the Parent Borrower with respect to any preferred Equity Interest that does not constitute Disqualified Stock or any Disqualified Stock that is permitted to be incurred under Section 9.02, in each case for such Test Period. For the avoidance of doubt, Consolidated Fixed Charge Coverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding (i) amortization of debt issuance costs and (ii) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Debt prior to its Stated Maturity, to the extent that any of such nonrecurring charges constitute interest expense) and (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; provided that (w) solely for purposes of the calculation of Consolidated Fixed Charge Coverage Ratio, Consolidated Interest Expense shall include any interest that is paid-in-kind, (x) for all other purposes under this Agreement, Consolidated Interest Expense shall exclude any interest that is paid-in-kind or is imputed non-cash interest expense in accordance with GAAP and (y) for purposes of the calculation of Consolidated Fixed Charge Coverage Ratio, in connection with the incurrence of any Debt pursuant to Section 9.02, (i) the Borrowers may elect, pursuant to an Officer’s Certificate, to treat all or any portion of the commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Debt which is to be incurred (or any commitment in respect thereof) as being incurred as of the Calculation Date and (A) any subsequent incurrence of Debt under such commitment (so long as the total amount under such Debt does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Debt or an additional Lien at such subsequent time, (ii) the Borrowers may revoke an election of an Elected Amount pursuant to an Officer’s Certificate and (iii) for purposes of all subsequent calculations of the Consolidated Fixed Charge Coverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (c) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of FASB ASC Topic No. 815, Derivatives and Hedging, shall be excluded, (d) the cumulative effect of a change in accounting principles shall be excluded and (e) any extraordinary, non-recurring, unusual or infrequent items shall be excluded; provided that the exclusion set forth in this clause (e) shall not apply to lost revenues attributable to the impact of the COVID-19 pandemic but shall apply to actual costs and expenses of the Parent Borrower and its Restricted Subsidiaries attributable to the impact of COVID-19 in an amount not to exceed $250,000 for any Test Period. In addition, notwithstanding the preceding, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Debt prior to its Stated Maturity.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means, with respect to any Person, any indebtedness of such Person, whether or not contingent or secured, in respect of (i) borrowed money including, without limitation, any guarantee thereof, or (ii) evidenced by bonds, debentures, notes, term loans or similar instruments or letters of credit (or reimbursement agreements in respect thereof), bank guarantees or bankers’ acceptances or indebtedness representing Capital Lease Obligations or the deferred and unpaid purchase price of any Property, or representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; provided, however, that any accrued expense or trade payable of such Person shall not constitute Debt. The amount of any Debt outstanding as of any date shall be (a) the accreted value thereof, in the case of any Debt that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Debt (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of such Person and its Restricted Subsidiaries thereunder). Furthermore, notwithstanding the foregoing, the following shall not constitute or be deemed “Debt”: (i) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or Redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness; (ii) any obligations arising from agreements of a Person providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingent payment obligations based on a final financial statement or performance of acquired or disposed of assets or similar obligations (other than guarantees of Debt), in each case, incurred or assumed by such

Person in connection with the acquisition or disposition of assets (including through mergers, consolidations or otherwise); and (iii) obligations with respect to letters of credit in support of trade obligations incurred in the ordinary course or incurred in connection with public liability insurance, workers’ compensation, unemployment insurance, old-age pensions and other social security benefits other than in respect of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Debtors” has the meaning specified in the Recitals herein.

“Declined Amount” has the meaning assigned to such term in Section 3.04(c)(i).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrowers or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such

Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (iv) become the subject of a Bail-in Action. If a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrowers and each Lender.

“DIP Credit Agreement” means that certain Superpriority Debtor-in-Possession Term Loan Agreement dated as of May 22, 2020 by and among the Borrowers, certain lenders party thereto from time to time and Wilmington Trust, National Association, as administrative and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Disqualified Lender” means (a) those Persons identified by the Borrowers on a written list delivered to the Administrative Agent and the Lenders on September 3, 2020, (b) Company Competitors identified by the Borrowers on a written list delivered to the Administrative Agent and the Lenders on September 3, 2020, which list of Company Competitors may be supplemented from time to time after the Effective Date by the Borrowers delivering a written supplement thereto to the Administrative Agent (subject to the consent right of the Required Lenders as set forth below) and (c) any Person that is (or becomes) an Affiliate of the entities described in the preceding clauses (a) and (b) (other than any bona fide debt fund affiliates thereof); provided, that such Person is either clearly identifiable as an Affiliate solely on the basis of the similarity of its name, is identified in writing to the Administrative Agent by the Borrowers or reveals that it is such an Affiliate in a required certification by such Person prior to any assignment to such Person. Any supplement to the list of Disqualified Lenders shall be made by the Borrowers to the Administrative Agent in writing (including by email) and such supplement shall take effect one Business Day after (i) such notice has been received by the Administrative Agent and (ii) the Administrative Agent has received a written consent (not to be unreasonably withheld or delayed) to such supplement by the Required Lenders; provided, that such supplement shall not apply retroactively to disqualify any Person with respect to any Loans held by it immediately prior to the delivery of such supplement. The list of Disqualified Lenders shall be made available to any Lender upon request to the Administrative Agent and is subject to the provisions set forth in Section 12.11.

“Disqualified Stock” means any Equity Interests that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as a result of an optional Redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Maturity Date; provided, however, that any Equity Interests that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Equity Interests (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change in Control shall not constitute Disqualified Stock if such Equity Interests (and all such securities into which it is convertible or for which it is exchangeable) provide that the issuer thereof will not repurchase or redeem any such Equity Interests (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Parent Borrower with Section 3.04(c).

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Dutch Auction” has the meaning set forth in Section 12.04(g).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in the recital of parties to this Agreement.

“Effective Date Equity Rights Offering” means an offering of new common stock of the Company, $.00001 par value per share, as contemplated by the term “Equity Rights Offering” in the Plan of Reorganization.

“Effective Date Junior Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Effective Date, among the administrative agent and collateral agent under the Exit Second Lien Credit Agreement, the Administrative Agent, the Collateral Agent, the Loan Parties and each “Additional Representative” party thereto (and as defined therein), in the form attached hereto as Exhibit J.

“Effective Date Low Spec Specified Vessels” means the Vessels identified under the heading “Effective Date Low Spec Specified Vessel” on Schedule 8.11(b).

“Effective Date U.S. Flagged Vessels” has the meaning specified in the definition of Approved Vessel Reflagging Transaction.

“Effective Date Vessel Collateral Value” means the valuations ascribed to the Vessel Collateral as set forth on Schedule 8.11(b) as of the Effective Date.

“Environmental Laws” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other legally binding directive or requirement, whether now or hereafter in effect, pertaining to health and safety (solely to the extent relating to exposure to Hazardous Materials), pollution or protection of the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Parent Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Parent Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act (“TSCA”), as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended and the Hazardous Materials Transportation Act (“HMTA”), as amended. The term “oil” shall have the meaning specified in OPA, the term “release” (or “threatened release”) has the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided, however, that (a) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Parent Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply for such purpose.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest (but excluding any debt security that is convertible into or exchangeable for Equity Interests).

“Equity Offering” shall mean any public or private sale of common stock or preferred stock of the Parent Borrower (excluding Disqualified Stock), other than: (i) public offerings with respect to the Parent Borrower’s common stock registered on Form S-8, (ii) issuances of the Parent Borrower’s common stock exempt from registration under Rule 701 promulgated under the Securities Act or any similar replacement provision or (iii) issuances to any Subsidiary of the Parent Borrower.

“Equity-Paired Debt” has the meaning assigned to such term in Section 9.02(b)(xi).

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with a Loan Party would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

“ERISA Event” means:

(a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Benefit Plan, other than events for which the notice requirements have been waived under the applicable regulations;

(b) the failure of a Benefit Plan to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA (determined without regard to any waiver of the funding provisions therein or in Section 430 of the Code or Section 303 of ERISA);

(c) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan;

(d) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan;

(e) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Benefit Plan or Benefit Plans or to appoint a trustee to administer any Benefit Plan, but only to the extent such Benefit Plan is subject to Section 412 of the Code or Section 302 of ERISA;

(f) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Section 4062(e) of ERISA or with respect to the withdrawal or partial withdrawal from any Benefit Plan (including as a “substantial employer,” as defined in Section 4001(a)(2) of ERISA) or Multiemployer Plan (including the incurrence by the Parent Borrower, a Subsidiary or any ERISA Affiliate of any Withdrawal Liability); or

(g) the receipt by a Loan Party or any ERISA Affiliate of any notice concerning the imposition of a Withdrawal Liability on it or a determination that a Multiemployer Plan is, or is expected to be, in endangered or critical status, within the meaning of Section 305 of ERISA, or insolvent, within the meaning of Title IV of ERISA.

“EU Bail~~-~~-In Legislation Schedule” means the EU Bail~~-~~-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Event of Loss” means (i) with respect to any Material Real Property Interests, any of the following events: (a) any fire or other casualty to all or any portion of the Property with a cost to restore (as reasonably estimated by the Parent Borrower) of $2,500,000 or more; and (b) the condemnation of, or termination without cause, nationalization, requisition, seizure or other taking by any Governmental Authority of all or substantially all of such Material Real Property Interests; and (ii) with respect to any Vessel Collateral, any of the following events: (a) the actual or constructive total loss of any Vessel Collateral or the agreed, arranged or compromised total loss of any Vessel Collateral; or (b) the capture, condemnation, confiscation, nationalization, requisition, purchase, seizure or forfeiture of, or any taking of title to, or any other actual or constructive taking of, any Vessel Collateral. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of any Vessel Collateral, at noon Greenwich Mean Time on the date of such loss or if that is not known on the date which such Vessel Collateral was last heard from; (ii) in the event of damage which results in a constructive or an agreed, arranged or compromised total loss of a Vessel, at noon Greenwich Mean Time on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause (b) above, at noon Greenwich Mean Time on the date on which such event is expressed to take effect by the Person making the same.

“Excess PAD” means the proceeds of any Permitted Acquisition Debt not applied to the purchase price of a Permitted Acquisition used to fund ongoing operations of a P.A. Subsidiary for twenty-four (24) months following such Permitted Acquisition so long as the incurrence of such Permitted Acquisition Debt for such purpose is approved by the Board of Directors of the Parent Borrower.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Asset Sale” has the meaning set forth in the definition of “Net Proceeds”.

“Excluded Assets” has the meaning set forth in the Guaranty and Collateral Agreement.

“Excluded Information” means any non-public information with respect to the Parent Borrower or its Subsidiaries or any of their respective securities to the extent such information could have a material effect upon, or otherwise be material to, an assigning Lender’s decision to assign Loans or a purchasing Lender’s decision to purchase Loans.

“Excluded Subsidiary” means any Subsidiary of the Parent Borrower (a) that is organized in a jurisdiction other than Brazil, Mexico or the United States (or, in each case, any state or other political subdivision thereof) and with respect to which the guarantee by such Subsidiary of the Indebtedness would result in material adverse tax consequences to the Parent Borrower as reasonably determined by the Parent Borrower in consultation with the Required Lenders, (b) that is prohibited from guaranteeing the Indebtedness by applicable law or contractual obligations existing on the Effective Date to the extent such contractual obligations were not entered into in contemplation of the Effective Date (or, in the case of any Subsidiary acquired after the Effective Date, in existence at the time of such acquisition but not entered into in contemplation thereof), (c) with respect to which the guarantee by such Subsidiary of the Indebtedness would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained) or (d) that is a Specified Newbuild Subsidiary. Neither the Co-Borrower nor any Subsidiary of the Parent Borrower that is a Guarantor on the Effective Date shall constitute an Excluded Subsidiary during the term of this Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other

Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.07) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.03(g), and (d) any withholding Taxes imposed under FATCA.

“Excluded Vessel” means (i) each of the following Vessels: Momma’s Mad (description: 2012 Everglades 350CC), Momma’s Mad II (description: 2011 Sea Hunt) and SeaDoo (description: 2018 SeaDoo L718), each of which is owned on the Effective Date by Hornbeck Offshore Operators, LLC, (ii) the Canopus (description: launch vessel) and (iii) any Vessel acquired (including by way of construction) after the Effective Date with a Specified Value of less than $2,500,000; provided that, for purposes of Section 8.14, HOS Warhorse or HOS Wild Horse shall not constitute an Excluded Vessel except while such Vessel is owned by a Specified Newbuild Subsidiary.

“Existing Initial Term Loans” has the meaning given to such term in the First Amendment.

“Exit Second Lien Credit Agreement” means that certain Second Lien Term Loan Credit Agreement, dated as of the date hereof, among the Parent Borrower, the Co-Borrower, the lenders party thereto from time to time and Wilmington Trust, National Association, as administrative agent and collateral agent for the lenders thereunder.

“FATCA” means the Foreign Account Tax Compliance Act as set forth in sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federally Regulated Lender” means any bank, savings and loan association, credit union, farm credit bank, federal land bank association, production credit association, or similar institution subject to the supervision of a federal entity or lending regulation.

“Federally Regulated Lender Excluded Property” means, solely with respect to any Federally Regulated Lender, any right, title and interest of any Loan Party in and to any real property improved by a Building (as defined in the Flood Insurance Laws) or Manufactured (Mobile) Home (as defined in the Flood Insurance Laws).

“Fee Letters” means, collectively, (a) the letter agreement with respect to this Agreement, dated as of September 4, 2020 between the Borrowers and the Administrative Agent and (b) the letter agreement with respect to this Agreement, dated as of September 4, 2020, between the Borrowers and the Lenders party thereto.

“First Amendment” means Amendment No. 1 to First Lien Credit Agreement and Amendment No. 1 to the Effective Date Junior Lien Intercreditor, dated as of December 22, 2021, by and among the Loan Parties, the 2021 Replacement Term Lenders, the Administrative Agent, the Collateral Agent and the Debt Representative.

“First Amendment Effective Date” has the meaning given to such term in the First Amendment.

“First Amendment to Exit Second Lien Credit Agreement” means Amendment No. 1 to Second Lien Credit Agreement and Amendment No. 1 to the Effective Date Junior Lien Intercreditor Agreement, dated as of December 22, 2021, by and among the Borrowers, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent for the lenders thereunder and the Debt Representative.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Law Guaranty Agreements” means any agreement executed by a Foreign Subsidiary guarantying the payment of Indebtedness and governed by the laws of a jurisdiction other than the laws of the United States of America or any state thereof or the District of Columbia.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means (a) any Subsidiary that owns (directly or indirectly) no material assets other than Equity Interests (or Equity Interests and debt) of a Foreign Subsidiary and (b) any Subsidiary of a Foreign Subsidiary Holding Company.

“Foreign Vessel Reflagging Transaction” has the meaning assigned to such term in Section 8.11(b).

“Funded Debt” means all Debt of the Parent Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Parent Borrower or any such Restricted Subsidiary, to a date more than one year from the date of its creation or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date (including all amounts of such Funded Debt required to be paid or prepaid within one year from the date of its creation), and, in the case of the Loan Parties, Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether foreign or domestic, federal, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, department, commissions, boards, officials and officers or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any international organizations such as the United Nations, or supra~~-~~-national bodies such as the European Union or the European Central Bank) over the Parent Borrower, any Subsidiary, any of their Properties, the Administrative Agent or any Lender.

“Governmental Requirement” means any international convention, treaty, law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereafter in effect of any Governmental Authority.

“Guarantors” means (i) each Restricted Subsidiary of the Parent Borrower (other than the Co-Borrower) that is party to the Guaranty and Collateral Agreement on the Effective Date, (ii) each Restricted Subsidiary of the Parent Borrower that becomes a party to the Guaranty and Collateral Agreement as a guarantor and lien grantor pursuant to Section 8.14, and (iii) each Foreign Subsidiary of the Parent Borrower that enters into a Foreign Law Guaranty Agreement on the Effective Date or thereafter, in each case until such time as any such Restricted Subsidiary of the Parent Borrower shall be released and relieved of its obligations pursuant to the provisions of this Agreement.

“Guaranty Agreements” means, collectively, the Guaranty and Collateral Agreement and each Foreign Law Guaranty Agreement.

“Guaranty and Collateral Agreement” means an agreement executed by each Borrower, the Guarantors party thereto and the Collateral Agent in substantially the form of Exhibit E (i) unconditionally guarantying on a joint and several basis, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time and (ii) granting a security interest in certain Collateral defined therein for the ratable benefit of the Guaranteed Creditors identified therein.

“Hazardous Materials” means:

(i) any “hazardous waste” as defined by RCRA;

(ii) any “hazardous substance” as defined by CERCLA;

(iii) any “toxic substance” as defined by TSCA;

(iv) any “hazardous material” as defined by HMTA;

(v) asbestos;

(vi) polychlorinated biphenyls;

(vii) any substance the presence of which is prohibited by any lawful Governmental Requirement from time to time in force and effect; and

(viii) any other substance which by any Governmental Requirement defines or regulates as “hazardous,” “toxic” or words of similar import or effect.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (c) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates, in each case to the extent such obligations are incurred in the ordinary course of business of such Person.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“HOS” has the meaning specified in the recital of parties to this Agreement.

“HOS ACHIEVER” means that certain Vanuatu-flag Vessel named HOS ACHIEVER, Official Number 1759, owned by HOS.

“HOS CROSSFIRE” means that certain Mexican-flag Vessel named HOS CROSSFIRE, Official Number 31014661325, owned by HOS.

“HOS Warhorse” means that certain newbuild hull, Official Number 1258860, under construction by HOS.

“HOS Wild Horse” means that certain newbuild hull, Official Number 1258861, under construction by HOS.

“HOSI” has the meaning specified in the recital of parties to this Agreement.

“HOSLIFT” means that certain U.S.-flag Vessel named HOSLIFT, Official Number 1259887, owned by HOS Port, LLC.

“Increased Amounts” means (a) the amount of all premiums, accrued interest and any principal amounts of such Debt attributable to interest that has been paid in kind and (b) reasonable expenses incurred in connection with the incurrence of any Permitted Refinancing Debt in respect of any Debt or Disqualified Stock.

“Indebtedness” means any and all amounts owing or to be owing by the Borrowers or any of the Guarantors, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, in each case to the Administrative Agent, the Collateral Agent or any Lender under any Loan Document.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in subsection (a) above, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 12.03(b).

“Information” has the meaning assigned to such term in Section 12.11.

“Initial Term Loans” means the loans made (or deemed made) by the Lenders to the Borrowers on the Effective Date pursuant to Section 2.01(a).

“Initial Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Term Loans on the Effective Date pursuant to Section 2.01(a) as such commitment may be (a) terminated pursuant to Section 2.01, (b) terminated pursuant to Article X, or (c) modified from time to time to reflect any assignments permitted by Section 12.04.

“Intellectual Property” means all U.S. and non-U.S. (a) patents, (b) trademarks, service marks, trade names, trade dress, and other source identifiers, designs and domain names, (c) copyrights, (d) design rights, inventions, original works of authorship, trade secrets, confidential information, know-how, software and all other intellectual property or proprietary rights and interests, whether registered or unregistered, (e) all registrations and applications for registration related to the foregoing, (f) all licenses, contracts and agreements pursuant to which any Borrower grants or obtains any right to use any such intellectual property or proprietary rights or interests, together with any and all amendments, restatements, renewals, extensions, supplements and continuations thereof, and (g) all rights to sue for any infringement, misappropriation or other violation related to the foregoing, and all income, royalties, damages and payments due or payable therefor.

“Interest Election Request” means a request by the Borrowers to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each calendar month and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than one month’s duration, each day prior to the last day of such Interest Period that occurs at intervals of one month’s duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrowers may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; (c) no Interest Period for a Borrowing may end after the Maturity Date; and (d) the last Interest Period may be such shorter period as to end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any Properties of the referent Person securing, Debt or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions of Debt, Equity Interests or all or substantially all of the assets of a Person, or of other securities, and regardless of the form of consideration used to make any of the foregoing (whether cash, Vessels, Equity Interests or otherwise, or any combination thereof), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, and “Investment” means any of such Investments; provided, however, that the following shall not constitute Investments: (i) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (ii) Hedging Obligations and (iii) endorsements of negotiable instruments and documents in the ordinary course of business. If the Parent Borrower or any Restricted Subsidiary of the Parent Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent Borrower, the Parent Borrower shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Specified Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Parent Borrower in which the Parent Borrower or any of its Restricted Subsidiaries owns an Equity Interest that constitutes a significant portion of the Equity Interests of such Person.

“Junior Debt” means (i) any Debt or Disqualified Stock that is secured by a Lien on all or any portion of the Collateral that is junior in priority to the Liens securing Debt incurred pursuant to Section 9.02(b)(ii), (ii) any unsecured Debt or unsecured Disqualified Stock and (iii) any Debt or Disqualified Stock that is subordinated in right of payment to the Indebtedness or the Loan Guarantees, as the case may be.

“KEMOSABE” means that certain U.S.-flag Vessel named KEMOSABE, Official Number 1190172, owned by Hornbeck Offshore Operators, LLC.

“Lenders” means each of the lenders listed on Schedule 2.01, any 2021 Replacement Term Lenders and any other Person that shall have become a party hereto pursuant to an Assignment, other than any such Person that ceases to be a party hereto pursuant to an Assignment.

“LIBO Rate” means,

(a) for any interest rate calculation with respect to a Eurodollar Loan, the rate of interest per annum determined on the basis of the rate for deposits in dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the “LIBO Rate” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

(b) for any interest rate calculation with respect to an ABR Loan, the rate of interest per annum determined on the basis of the rate a for deposits in dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then the “LIBO Rate” for such ABR Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of the LIBO Rate shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, the LIBO Rate shall never be less than 1.00%.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (“UCC”) (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement) or any assignment (or agreement to assign) any right to income or profits from any Property by way of security.

“Limited Condition Acquisition” means any Permitted Acquisition, Permitted Investment in a Permitted Business or acquisition of Vessels or related Property, including by way of merger, amalgamation or consolidation by the Parent Borrower or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing.

“Loan Documents” means this Agreement, the First Amendment, the Notes, Fee Letters, the Security Instruments and each Acceptable Junior Lien Intercreditor Agreement.

“Loan Guarantees” means, collectively, the guarantees of the Indebtedness made by the Guarantors pursuant to the Guaranty Agreements.

“Loan Parties” means the Borrowers and the Guarantors, and “Loan Party” means any one of them.

“Loans” means (i) the Initial Term Loans, (ii) the 2021 Replacement Term Loans, (iii) the 2021 Replacement Delayed Draw Term Loans and (iv) any other loans made by the Lenders to the Borrowers pursuant to this Agreement, including for the avoidance of doubt, Loans made pursuant to Section 2.01.

“Maritime Mortgage” means each, and “Maritime Mortgages” means every, mortgage over all or a portion of the Vessel Collateral, in substantially the forms of Exhibits F-1, F-2 or F-4, as applicable, or such other form reasonably determined by the Administrative Agent and the Collateral Agent to be appropriate in order to create a valid, enforceable and, when duly filed and recorded or registered, perfected first preferred mortgage or first priority mortgage under the laws of the applicable flag jurisdiction on the relevant Vessel Collateral, including for the applicable flag jurisdiction a statutory mortgage and the related separate deed of covenants, as applicable, with such preference or priority subject in each instance only to Permitted Maritime Liens.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, Properties, condition (financial or otherwise) or results of operations of the Parent Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrowers and the Guarantors, taken as a whole, to perform any of their payment or other material obligations under the Loan Documents, (c) the validity or enforceability of any Loan Document or (d) the ability of the Administrative Agent or any Lender to enforce any of their respective material rights under the Loan Documents.

“Material Debt” means Funded Debt (other than the Loans) or Hedging Obligations, of any one or more of the Borrowers and the Guarantors in an aggregate principal amount exceeding $17,000,000. For purposes of determining Material Debt, the “principal amount” of any Hedging Obligations shall be the Swap Termination Value thereof.

“Material Real Property Interests” means (i) any Real Property Interests which are fee~~-~~-owned by, or leased to, the Borrower or a Restricted Subsidiary as of the date hereof or acquired after the date hereof by a Loan Party, in either case, having a fair market value exceeding $1,750,000 on an individual basis as of the date hereof or for Real Property Interests acquired after the date hereof, at the time of its acquisition, (ii) leasehold interests of HOS Port, LLC, a Restricted Subsidiary, in (A) that certain tract of land pursuant to a contract of lease dated December 12, 2002, originally by and between Greater Lafourche Port Commission, as lessor, and Rowan Marine Services, Inc., as lessee, registered in COB 1519, page 165, under Entry No. 928941, of the Conveyance Records of Lafourche Parish, Louisiana (as amended or otherwise modified from time to time) and (B) that certain tract of land pursuant to a contract of lease dated January 1, 2003, originally by and between Greater Lafourche Port Commission, as lessor, and ASCO USA, L.L.C., as lessee, registered in COB 1524, page 691, under Entry No. 932370, of the Conveyance Records of Lafourche Parish, Louisiana (as amended or otherwise modified from time to time) and (iii) fee~~-~~-owned interests of Hornbeck Offshore Operators, LLC, a Restricted Subsidiary, in that certain tract or portion of land, together with, among other things, all the buildings and improvements thereon, situated in Section 40, Township 6 South, Range 7 East, and Section 45, Township 7 South, Range 7 East, Tangipahoa Parish, Louisiana.

“Maturity Date” means (i) solely with respect to the Initial Term Loans, the fourth anniversary of the Effective Date and (ii) solely with respect to the 2021 Replacement Term Loans and the 2021 Replacement Delayed Draw, June 22, 2025.

“Mexican Non-Possessory Pledge Agreement” means each, and “Mexican Non-Possessory Pledge Agreements” means every, Mexican law governed non-possessory pledge agreement over all or substantially all of the assets of each Guarantor that is organized in Mexico (or any state or other political subdivision thereof), including the marine insurance policies required under Mexican law for its Mexican-flag Vessel Collateral, between the Collateral Agent, as pledgee and each Guarantor that is organized in Mexico (or any state or other political subdivision thereof), as pledgor, in substantially the form of Exhibit F-8 or such other form reasonably determined by the Administrative Agent and Collateral Agent to be necessary.

“Minimum Fixed Charge Coverage Ratio Test” means whether the Consolidated Fixed Charge Coverage Ratio for the Parent Borrower and its Restricted Subsidiaries for the Test Period preceding the date on which additional Debt is incurred or Disqualified Stock is issued would have been at least 2.0 to 1.0 at the time such additional Debt is incurred or such Disqualified Stock is issued, as determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt or Disqualified Stock had been issued or incurred, as the case may be, at the beginning of such Test Period.

“Minimum Liquidity Amount” means $25,000,000.

“Mortgage” means any mortgage, deed of trust, deed to secure debt, or similar document creating a Lien on and security interest in real property.

“MPSV” means a multi-purpose support vessel.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which a Loan Party or ERISA Affiliate has liability.

“Net Income” means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any sale, lease, conveyance or other disposition of Property outside the ordinary course of business or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Debt of such Person or any of its Restricted Subsidiaries, (b) any extraordinary or nonrecurring gain (but not loss) and (c) the non-cash impact of the application of fresh start accounting principles as a result of the Debtors’ emergence from bankruptcy, together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss). Time charters, bareboat charters and Vessel management or similar agreements shall not be included in (a)(i) above.

“Net Proceeds” means the aggregate cash proceeds received by the Parent Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) (including, for the avoidance of doubt, any insurance proceeds received in the event of an Event of Loss), net of (without duplication) the following: (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result thereof, (b) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the repayment of Debt (other than (i) Indebtedness under this Agreement, (ii) [reserved] and (iii) any Debt that is secured by a Lien on the Property subject to such Asset Sale that ranks pari passu with or junior to the Liens on such Property securing the Indebtedness secured by a Permitted Lien on the Property (including any Vessel Collateral) that was the subject of such Asset Sale (or otherwise to discharge Liens on such Property)), and (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such Properties, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Parent Borrower or its Restricted Subsidiaries from such escrow arrangement, as the case may be; provided that, no cash proceeds received by the Parent Borrower or any of its Restricted Subsidiaries during any fiscal year in respect of any Asset Sale shall constitute Net Proceeds until such proceeds (net of all amounts described in clauses (a) through (d) of the immediately preceding sentence) in respect of all Asset Sales consummated during such fiscal year exceed $2,500,000 per fiscal year (any such Asset Sale for which none of the proceeds thereof constitute Net Proceeds pursuant to this proviso, an “Excluded Asset Sale”).

“Notes” means the promissory notes of the Borrowers described in Section 2.03(c) and being substantially in the form of Exhibit A together with any and all supplements, restatements, renewals, refinances, modifications, amendments, extensions for any period, increases and/or rearrangements thereof.

“Notice of Prepayment” has the meaning assigned to such term in Section 3.04(b).

“OFAC” means the United States Treasury Department’s Office of Foreign Asset Control.

“Officer’s Certificate” means a certificate signed on behalf of the Borrowers by a Responsible Officer of the Borrowers.

“OPA” has the meaning set forth in the definition of “Environmental Laws.”

“Organizational Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Brazilian Security Instrument” means each security agreement, pledge agreement, charge, mortgage, deed of trust and any other agreements or any notices, certificates or other documents related thereto, in each case, governed by the laws of Brazil and executed and delivered by a Loan Party or any other Person as security for the payment or performance of the Indebtedness, as such agreements or documents may be amended, modified, supplemented or restated from time to time, including, without limitation (a) any private instrument of fiduciary assignment in guarantee of bank accounts and credit rights, (b) any private instrument of fiduciary sale in guarantee of quotas, (c) any letter of guaranty and (d) any private instrument of depositary services.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Mexican Security Instrument” means each security agreement, pledge agreement, charge, mortgage, deed of trust and any other agreements (including any Mexican Non-Possessory Pledge Agreements) or any notices, certificates or other documents related thereto, in each case, governed by the laws of Mexico and executed and delivered by a Loan Party or any other Person as security for the payment or performance of the Indebtedness, as such agreements or documents may be amended, modified, supplemented or restated from time to time, including, without limitation (a) any non-possessory pledge agreement, (b) any equity interest pledge agreement and (c) any stock pledge agreement.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.07).

“P.A. Subsidiary” means any Restricted Subsidiary (including a Restricted Specified Newbuild Subsidiary) of the Parent Borrower that is not a Loan Party and which is (i)(x) formed solely for the purpose of incurring or issuing Permitted Acquisition Debt, Debt issued under Section 9.02(b)(x) or Equity Interests of the Parent Borrower, as applicable, in connection with the consummation of a Permitted Acquisition of a Permitted Business or one or more Vessels or related Property and/or the completion or construction of HOS Wild horse and HOS Warhorse and purposes reasonably related thereto and engaging in activities strictly incidental to the foregoing or (y) acquired by the Parent Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition of a Permitted Business or one or more Vessels or related Property in which Permitted Acquisition Debt was incurred or assumed, and in each case which is designated as a P.A. Subsidiary pursuant to Section 8.12 and (ii) owned by a Loan Party that is not the Parent Borrower.

“P.A. Subsidiary Equity Contribution” means an Investment made by the Parent Borrower or any of its Restricted Subsidiaries in a P.A. Subsidiary with the cash proceeds from the issuance of Equity Interests by the Parent Borrower following the Effective Date which proceeds have been identified by the Parent Borrower to the Administrative Agent as being intended to be used to fund such Investment in connection with a Permitted Acquisition and/or the ongoing operation of the applicable P.A. Subsidiary and its Subsidiaries for twenty-four (24) months following consummation of the Permitted Acquisition so long as the issuance of such Equity Interests is approved by the Board of Directors of the Parent Borrower.

“Parent Borrower” has the meaning specified in the recital of parties to this Agreement.

“Participant” has the meaning assigned to such term in Section 12.04(c).

“Participant Register” has the meaning specified in Section 12.04(e).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisition” shall have the meaning provided in clause (c) of the definition of Permitted Investments.

“Permitted Acquisition Debt” means Debt or Disqualified Stock of any P.A. Subsidiary incurred, issued or assumed, or with respect to which any Property is acquired, in each case (a) to finance, or (b) that is secured by the assets acquired pursuant to, a Permitted Acquisition of a Permitted Business or one or more Vessels or related Property, to the extent incurred, issued or assumed concurrently with such Permitted Acquisition of a Permitted Business or one or more Vessels or related Property if, in each case on the date such Debt or Disqualified Stock was incurred, issued or assumed, either (1) the Parent Borrower would be permitted to incur at least $1.00 of additional Debt or Disqualified Stock pursuant to the Minimum Fixed Charge Coverage Ratio Test or (2) the Consolidated Fixed Charge Coverage Ratio for the Parent Borrower and its Restricted Subsidiaries immediately after such incurrence, issuance or assumption would be greater than the Consolidated Fixed Charge Coverage Ratio for the Parent Borrower and its Restricted Subsidiaries immediately prior to such incurrence, issuance or assumption; provided that (i) except in the case of assumed Debt or assumed Disqualified Stock, the Permitted

Acquisition LTV Ratio with respect to any such transaction shall be no greater than 75.0%, (ii) in the case of assumed Debt or Disqualified Stock only, such Debt or Disqualified Stock was not incurred in contemplation of the assumption of such Debt by the applicable Loan Party, (iii) any such Debt or Disqualified Stock described in this definition (1) shall not be secured by any Property other than (x) Property being acquired pursuant to such Permitted Acquisition of such Permitted Business or one or more Vessels or related Property, (y) a pledge of Equity Interests in the P.A. Subsidiary obligor under such Permitted Acquisition Debt and (z) other Property invested in the applicable P.A. Subsidiary, so long as such Investment is permitted under this Agreement (including any proceeds of any P.A. Subsidiary Equity Contribution or Excess PAD not otherwise applied to consummate a Permitted Acquisition of a Permitted Business or one or more Vessels or related Property), and other Property generated by the ongoing business operations of the applicable P.A. Subsidiary), (2) shall have as the sole obligors thereunder the P.A. Subsidiary formed for the purpose of consummating such Permitted Acquisition of a Permitted Business or one or more Vessels or related Property and any P.A. Subsidiaries acquired by the Parent Borrower or any of its Restricted Subsidiaries in such Permitted Acquisition of a Permitted Business or one or more Vessels or related Property, (3) except in the case of assumed Debt or assumed Disqualified Stock, shall not mature and shall not have any mandatory or scheduled payments or sinking fund obligations prior to 91 days after the Maturity Date (except (x) as a result of a customary change of control or asset sale repurchase offer provisions, (y) for scheduled amortization, which shall not exceed 5.00% per annum and (z) for prepayments made solely with the cash flow attributable to the assets so acquired) and (4) except in the case of assumed Disqualified Stock, shall comply with clause (iv) of the definition of “Required Additional Debt Terms”, (iv) the Collateral Agent shall be granted a Lien on 100% of the Equity Interests of each Subsidiary (other than any P.A. Subsidiary) of the Parent Borrower which owns Equity Interests of a P.A. Subsidiary (for the avoidance of doubt, the Collateral Agent shall not be required to be granted a Lien on the Equity Interests of any P.A. Subsidiary) and (v) the Parent Borrower shall deliver an Officer’s Certificate to the Administrative Agent certifying compliance with the terms and conditions set forth in the preceding clauses (i) through (iv) of this proviso, and evidencing compliance with the financial incurrence test related to the Consolidated Fixed Charge Coverage Ratio set forth in this definition.

“Permitted Acquisition LTV Ratio” means, with respect to any issuance or incurrence of Permitted Acquisition Debt, the ratio of (i) the sum of the initial principal amount of such Permitted Acquisition Debt and any unused commitments in respect thereof (including revolving commitments and delayed draw term loan commitments) to (ii) the Specified Value of the assets purchased with the proceeds of such Permitted Acquisition Debt, in each case measured at the time of the issuance or incurrence of such Permitted Acquisition Debt.

“Permitted Business” means the business of providing marine transportation or marine logistics services or other businesses reasonably complementary or reasonably related thereto (as determined in good faith by the Parent Borrower’s Board of Directors).

“Permitted Holder” means each of Ares Management LLC, Highbridge Capital Management, LLC and Whitebox Advisors LLC and, in the case of each of the foregoing, (i) any fund or other investment vehicle or managed account the investment decisions with respect to which are made by (x) such Permitted Holder or a direct or indirect subsidiary of such Permitted Holder or (y) an investment manager or other Person that manages such Permitted Holder or (ii) the Affiliates (other than any portfolio operating company) of each of the foregoing to the extent that the investment decisions with respect to which are made as specified in (x) or (y) above.

“Permitted Investments” means

(a) any Investment in (i) the Parent Borrower (including, without limitation, any acquisition of the Loans by the Borrowers in accordance with Section 12.04(g)) or in another Loan Party and/or (ii) a P.A. Subsidiary consisting of a P.A. Subsidiary Equity Contribution,

(b) any Investment in Cash Equivalents,

(c) any acquisition, whether by purchase, merger or otherwise, of (x) all or substantially all of the assets of a Person or all of the Equity Interests of a Person that is not, prior to such acquisition, a Subsidiary of the Parent Borrower or (y) one or more Vessels or related Property so long as, in each case, (i) such assets are acquired by a Loan Party or the Person so acquired becomes a Loan Party or (ii) in the case of any acquisition by or of a P.A. Subsidiary, (a) such acquisition shall be consummated in connection with the incurrence, issuance or assumption of Permitted Acquisition Debt or Equity Interests of the Parent Borrower and (b) no Investments in such P.A. Subsidiary following the date of such acquisition shall be made in reliance on this clause (c); provided, that in each case, Available Liquidity measured on a Pro Forma Basis as of the date on which such acquisition is consummated and after giving effect thereto shall be no less than the Minimum Liquidity Amount (any such acquisition, a “Permitted Acquisition”),

(d) any Investment made as a result of an Asset Sale (so long as the receipt of such non-cash consideration is permitted by Section 9.08),

(e) any Investment described on Schedule 9.01 and existing on the Effective Date,

(f) Investments in stock, obligations or securities received in settlement of any debts owing to the Parent Borrower or any Restricted Subsidiary of the Parent Borrower as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Parent Borrower or any Restricted Subsidiary of the Parent Borrower, in each case as to any debts owing to the Parent Borrower or any Restricted Subsidiary of the Parent Borrower that arose in the ordinary course of business of the Parent Borrower or any such Restricted Subsidiary,

(g) any Investment in a Person to the extent such Investment was made or entered into in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent Borrower,

(h) Investments in a Person that is not a Loan Party (other than any Specified Newbuild Subsidiary) in an aggregate amount of all outstanding Investments made pursuant to this clause (h) during the term of this Agreement not to exceed $10,000,000,

(i) Investments in Specified Newbuild Subsidiaries consisting of (A) HOS Warhorse, the HOS Wild Horse and Specified Newbuild Related Assets related thereto, (B) Specified Newbuild Subsidiary Equity Contributions and/or (C) the proceeds received by the Parent Borrower or any Restricted Subsidiary from any Person in respect of liability of such Person for claims asserted by the Parent Borrower or any Restricted Subsidiary related to or pertaining to the construction of the HOS Warhorse and HOS Wild Horse; provided that, in each case of sub-clauses (A) through (C), (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) such Investment is made at the time at which any Specified Newbuild Debt is outstanding or in reasonable anticipation of such Specified Newbuild Debt being incurred (as determined in good faith by the Board of Directors of the Parent Borrower),

(j) intercompany loans, capital contributions and/or advances made to consummate a Foreign Vessel Reflagging Transaction, and,

(k) additional Investments in an aggregate amount of all outstanding Investments made pursuant to this clause (k) during the term of this Agreement not to exceed $25,000,000; provided that) on a Pro Forma Basis, Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for the most recently completed Test Period less (x) drydocking capital expenditures of the Parent Borrower and its Restricted Subsidiaries for such Test Period less (y) Consolidated Interest Expense of the Parent Borrower and its Restricted Subsidiaries for such Test Period (excluding, for purposes of this clause (k), any interest that is paid-in-kind or is imputed non-cash interest expense in accordance with GAAP) shall be no less than $40,000,000 and provided, further that Investments under this clause (k) may not be made into any Specified Newbuild Subsidiary.

The amount of any Permitted Investment shall be determined in accordance with Section 1.07 and, for purposes of clause (k) of this definition only, the results of such determination shall be evidenced by an Officer’s Certificate delivered to the Administrative Agent not later than the date of making any such Permitted Investment.

For purposes of determining whether any Investment (or proposed Investment) qualifies as a Permitted Investment, in the event that any such Investment meets the criteria of more than one of subparts (a) through (k), above, the Borrower shall be permitted to divide or classify such Investment on the date it is made in any manner that qualifies as a Permitted Investment, and such Investment will be treated as having been made pursuant to one or more of such subparts.

“Permitted Liens” means

(a) Liens securing:

(i) Debt under the Exit Second Lien Credit Agreement that is incurred pursuant to, and permitted under, Section 9.02(b)(ii); provided that, (x) such Liens shall not be on any Property other than Collateral and shall rank junior to the Liens on the Collateral securing the Indebtedness and (y) the trustee, agent or other representative of the holders of such Debt, together with the collateral agent for such holders, shall enter into an Acceptable Junior Lien Intercreditor Agreement;

(ii) Permitted Acquisition Debt incurred, issued or assumed pursuant to Section 9.02(b)(ix); provided that, such Liens shall not be on any Property other than Property that is expressly permitted to secure Permitted Acquisition Debt pursuant to the definition thereof;

(iii) liens on Specified Newbuild Debt issued by a Restricted Specified Newbuild Subsidiary incurred pursuant to Section 9.02(b)(x); provided that, such Liens shall not be on any Property other than the HOS Warhorse, the HOS Wild Horse, Specified Newbuild Related Assets, related cash of any Restricted Specified Newbuild Subsidiary (including the cash proceeds held by any Restricted Specified Newbuild Subsidiary from the issuance of Equity Interests of the Parent Borrower intended to be used to fund the completion of construction of the HOS Warhorse and/or HOS Wild Horse and purposes reasonably related thereto), accounts receivable of any Restricted Specified Newbuild Subsidiary, Excess PAD and the Equity Interests of the Person that directly owns the HOS Warhorse and HOS Wild Horse (in the case of the Lien on such Equity Interests, solely to the extent that such Lien is permitted under the definition of Specified Newbuild Debt); and

(iv) Equity-Paired Debt incurred pursuant to Section 9.02(b)(xi); provided that, (x) such Liens shall not be on any Property other than Collateral and shall rank junior to the Liens on the Collateral securing the Indebtedness and (y) the trustee, agent or other representative of the holders of such Debt, together with the collateral agent for such holders, shall enter into an Acceptable Junior Lien Intercreditor Agreement;

(b) Liens existing on the Effective Date and described on Schedule 9.03;

(c) any interest or title of a lessor under an operating lease or precautionary liens on Property covered by leases;

(d) Liens on Property (other than on Vessel Collateral and any Real Property Interests) of the Parent Borrower or any of its Restricted Subsidiaries to secure Debt incurred for the purpose of (i) financing all or any part of the purchase price of such Property incurred prior to, at the time of, or within 180 days after, completion of the acquisition of such Property or (ii) financing all or any part of the cost of construction, improvement or conversion of any such Property, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction, improvement or conversion of, such Property and such Liens shall not extend to any other Property of the Parent Borrower or a Restricted Subsidiary thereof (other than any accounts and contracts associated therewith, accessions thereto, and upgrades and proceeds thereof);

(e) Liens (other than on Vessel Collateral and any Real Property Interests) securing the performance of tenders, bids, statutory obligations, surety, appeal, return-of-the-money or performance bonds, government contracts, insurance obligations or other obligations of a like nature incurred in the ordinary course of business;

(f) Liens securing Permitted Refinancing Debt with respect to any Debt secured by Liens referred to in clauses (a), (b) and (d) above and in this clause (f); provided that:

(i) in the case of clause (a) above and this clause (f) (to the extent relating to clause (a)), such Debt could have originally been incurred in accordance with the applicable clause of Section 9.02(b) and such Liens comply with the applicable limitations set forth or referred to in clause (a) above; and

(ii) in the case of clauses (b) and (d) above and this clause (f) (to the extent relating to clauses (b) and (d) above), such Liens do not extend to any other Property of the Parent Borrower or a Restricted Subsidiary thereof (other than any accounts and contracts associated therewith, accessions thereto, and upgrades and proceeds thereof);

(g) with respect to any Real Property Interests, those Permitted Encumbrances (that are defined in any Mortgage), upon such Real Property Interests, including, but not limited to, Prior Recorded Interests with respect to such Real Property Interests, whether or not included in such Permitted Encumbrance definition;

(h) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment has not been finally terminated or the period within which such proceeding may be initiated has not expired;

(i) Liens upon specific items of inventory or other goods and proceeds of the Parent Borrower or its Restricted Subsidiaries securing the Parent Borrower’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(j) legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature;

(k)(1) Liens for Taxes not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, with such accruals as shall be required by GAAP having been made therefor, (2) with respect to U.S.-flag Vessels, “preferred maritime liens” as defined in 46 U.S. Code §31301, and, with respect to non-U.S.-flag Vessels, those maritime liens that are given preferred status over a Maritime Mortgage under the laws of the applicable foreign-flag jurisdiction, in each case arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, with such accruals as shall be required by GAAP having been made therefor, and (3) shipyard Liens and other Liens arising by operation of law in the ordinary course of business in constructing, operating, maintaining and repairing the Vessels, including any Liens for charters or leases of a Vessel, for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, with such accruals as shall be required by GAAP having been made therefor, provided, that in each of case (1), (2) and (3), such contest will, more likely than not, not result in (i) the sale, forfeiture, confiscation, distraint, seizure, or loss of any Vessel Collateral or any interest therein in the course of any such proceedings, or as a result of any such Lien or (ii) any materially adverse effect on the interests of any mortgagee under the applicable Maritime Mortgage or other such mortgage or security;

(l) Liens created pursuant to the Loan Documents securing the Indebtedness;

(m) Liens in favor of the Borrowers and any other Loan Parties;

(n) customary rights of banks to set off deposits against Debt owed to said bank;

(o) Liens on cash collateral securing Debt permitted under Section 9.02(b)(xvi) in an aggregate amount outstanding not to exceed $600,000 at any time;

(p) leases and sub-leases, rights of use, passage or occupancy entered into in the ordinary course of business affecting the Real Property Interests;

(q) limitations and conditions under that certain Third Amended and Restated Trade Name and Trademark License Agreement between HFR, LLC and Hornbeck Offshore Operators, LLC, effective as of the Effective Date (the “Third Amended and Restated Trade Name and Trademark License Agreement”); and

(r) other Liens not otherwise permitted pursuant to the foregoing in the aggregate at any one time outstanding not to exceed $15,000,000; provided that, with respect to any such Liens that secure debt for borrowed money or debt evidenced by bonds, indentures, notes, term loans or similar instruments, (x) such Liens shall not be on any Property other than Collateral and shall rank junior to the Liens on the Collateral securing the Indebtedness and (y) the trustee, agent or other representative of the holders of such Debt, together with the collateral agent for such holders, shall enter into an Acceptable Junior Lien Intercreditor Agreement.

“Permitted Maritime Liens” means those Permitted Liens under clauses (a) (to the extent that such Liens comply with the applicable limitations set forth or referred to in such clause (a)), (b), (k) and (l) of the definition thereof.

“Permitted Refinancing Debt” means any Debt of the Parent Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Parent Borrower or any of its Restricted Subsidiaries; provided, however, that (a) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of, plus Increased Amounts, if any, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Debt has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded, (c) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Loans or the Loan Guarantees, as the case may be, such Permitted Refinancing Debt is subordinated in right of payment to the Loans or the Loan Guarantees on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded, (d) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is secured by all or any portion of the Collateral and is subject to an intercreditor agreement to which the Administrative Agent or the Collateral Agent is a party, (i) such Permitted Refinancing Debt shall not be secured by any Property other than Property that secured the Debt being extended, refinanced, renewed, replaced, defeased or refunded, (ii) the priority of the Liens on the Collateral securing such Permitted Refinancing Debt (if any) shall have the same or a lesser ranking relative to the Liens on the Collateral securing the Indebtedness than the Liens on the Collateral securing the Debt being extended, refinanced, renewed, replaced, defeased or refunded and (iii) such Permitted Refinancing Debt (if secured) shall be subject to a customary intercreditor agreement, subordination agreement, collateral trust agreement or other intercreditor arrangement (which may, if applicable, consist of a payment waterfall) in form and substance satisfactory to the Required Lenders, (e) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is unsecured, such Permitted Refinancing Debt shall be unsecured, (f) such Debt is incurred either by the Parent Borrower or any of its Restricted Subsidiaries that is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that the Parent Borrower or a Restricted Subsidiary of the Parent Borrower may guarantee Permitted Refinancing Debt incurred by the Borrowers, but only to the extent the Parent Borrower or such Restricted Subsidiary was an obligor or guarantor of the Debt being extended, refinanced, renewed, replaced, defeased or refunded; provided, further, however, that if such Permitted Refinancing Debt is subordinated to the Loans, such guarantee shall be subordinated to such Restricted Subsidiary’s Loan Guarantee to at least the same extent and (g) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded initially consisted of Permitted Acquisition Debt, Specified Newbuild Debt incurred by a Restricted Specified Newbuild Subsidiary or Equity-Paired Debt or the initial incurrence, issuance or assumption thereof was conditioned upon compliance with clause (iii) or the provisos to clause (iv) of the Required Additional Debt Terms, the Permitted Refinancing Debt shall comply with the terms set forth in the definitions of Permitted Acquisition Debt, Specified Newbuild Debt incurred by a Restricted Specified Newbuild Subsidiary, Equity-Paired Debt or clause (iii) and/or the provisos to clause (iv) of the Required Additional Debt Terms, as applicable (to the same extent that the initial Debt was required to comply with such terms, except that the use of proceeds of such Permitted Refinancing Debt shall be to extend, refinance, renew, replace, defease or refund the Debt being extended, refinanced, renewed, replaced, defeased or refunded).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, unincorporated organization, Governmental Authority or other entity.

“Plan Effective Date” has the meaning assigned to the term “Effective Date” in the Plan of Reorganization.

“Plan of Reorganization” has the meaning specified in the Recitals herein.

“Platform” has the meaning assigned to such term in Section 12.14(b).

“Prime Rate” means the rate of interest per annum publicly quoted from time to time by The Wall Street Journal as the “prime rate” (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the bank prime loan rate or its equivalent). Any change in such prime rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Prior Recorded Interests” means, ownership interests, servitudes, real rights, liens, leases and other interests in property that appear in the public records affecting the Real Property Interests and in existence as of the date hereof.

“Pro Forma Basis,” “Pro Forma Compliance,” and “Pro Forma Effect” shall mean, with respect to compliance with any test, financial ratio, or covenant hereunder, including, without limitation, Consolidated EBITDA, Consolidated Fixed Charge Coverage Ratio, Consolidated Interest Expense, Consolidated Net Income, and Total Leverage Ratio that all Specified

Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period of measurement in such test, financial ratio or covenant, without duplication: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (1) in the case of a sale, transfer, or other disposition of all or substantially all of the Equity Interests in any Subsidiary of Parent Borrower or any division, product line, or facility used for operations of Parent Borrower or any of its Subsidiaries made during the Test Period or subsequent to such Test Period and on or prior to the Calculation Date, shall be excluded, and (2) in the case of an acquisition of one or more Vessels or related Property or a Permitted Investment made during the Test Period or subsequent to such Test Period and on or prior to the Calculation Date, shall be included, (b) any incurrence, assumption, guarantee or Redemption of Debt by the Parent Borrower or any of its Restricted Subsidiaries in connection therewith (it being agreed that if such Debt has a floating or formula rate, such Debt shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Debt as at the relevant date of determination) subsequent to the commencement of the Test Period for which such test, financial ratio or covenant hereunder is being calculated but prior to the date on which the event occurred for which the calculation of such test, financial ratio or covenant hereunder is made (the “Calculation Date”); (c) any delivery to, or acquisition by, the Parent Borrower or any of its Restricted Subsidiaries or Joint Ventures of any newly constructed Vessel (or Vessels), whether constructed by the Parent Borrower or any of its Restricted Subsidiaries or Joint Ventures or otherwise or any reactivated Vessel that has been a Stacked Vessel for more than twelve (12) months (including, but not limited to, offshore supply vessels, offshore service vessels, multi-purpose support vessels, other construction vessels, crewboats, fast supply vessels, anchor handling and towing supply vessels, tankers, tugs and tank barges) usable in the normal course of business of the Parent Borrower or any of its Restricted Subsidiaries or Joint Ventures, that is (or are) subject to a Qualified Services Contract, (d) solely to the extent relating to or arising from a Permitted Acquisition or an acquisition of Vessels or related Property (or Equity Interests of a Person engaged in a Permitted Business), the amount of reasonably identifiable and factually supportable operating expense reductions and other expense synergies, including elimination of duplicative general and administrative expenses and the economic impact of the stacking of any acquired vessels, that are projected by the Borrowers in good faith to result from actions either taken or reasonably expected to be taken within 12 months of the determination to take such action, net of the amount of actual benefits realized prior to or during such period from such actions; provided that, in order for such operating expense reductions and other expense synergies to be taken into account for purposes of this definition, the Administrative Agent shall have received a certificate from a Responsible Officer of the Parent Borrower certifying that such operating expense reductions and other expense synergies are reasonably identifiable and factually supportable; provided, further, that if the amount of such operating expense reductions and other expense synergies exceed the greater of (x) $2,000,000 and (y) 10% of Consolidated EBITDA for the most recently ended Test Period (in the case of sub-clause (y), calculated before giving effect to such adjustment), the certificate described in the immediately preceding proviso shall instead be provided by the Board of Directors of the Parent Borrower and (e) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X under the Securities Act as in effect from time to time; provided, further, however, that (i) the Consolidated EBITDA attributable to discontinued operations and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (ii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date. For purposes of clause (c) of this definition, the amount of Consolidated EBITDA attributable to such Vessel (or Vessels) shall be calculated in good faith by a Responsible Officer of the Borrowers and shall include in the calculation of the Consolidated Fixed Charge Coverage Ratio and the Total Leverage Ratio the revenues to be earned pursuant to the Qualified Services Contract relating to such Vessel (or Vessels), taking into account, where applicable, only contractual minimum amounts, and the estimated expenses related thereto. Such estimated expenses shall be based on the expenses previously incurred by any reactivated Stacked Vessel or, in the case of a new Vessel (or Vessels), expenses of the most nearly comparable Vessel in such Person’s fleet or, if no such comparable Vessel exists, then on the industry average for expenses of comparable Vessels; provided, however, in determining the estimated expenses attributable to such new Vessel (or Vessels), the calculation shall give effect to the interest expense attributable to the incurrence, assumption or guarantee of any Debt relating to the construction, delivery, acquisition or reactivation of such Vessel (or Vessels) in accordance with clause (a) of this definition. Notwithstanding the foregoing, in any calculation of Consolidated Fixed Charge Coverage Ratio or Total Leverage Ratio based on the foregoing clause (c), the pro forma inclusion of Consolidated EBITDA attributable to such Qualified Services Contract for the Test Period shall be reduced by the actual Consolidated EBITDA from such Vessel (or Vessels) previously earned and accounted for in the actual results for the Test Period. Further, where such Qualified Services Contract is held by a Joint Venture, the pro forma inclusion of Consolidated EBITDA attributable to such Qualified Services Contract shall be reduced by a percentage equal to the percentage of such Joint Venture’s Equity Interests that is not owned by the Parent Borrower or any of its Restricted Subsidiaries as further adjusted in the manner provided in the immediately preceding sentence and such Consolidated EBITDA shall be further reduced to the extent that there is any contractual or legal prohibition on its distributions to the Parent Borrower or any of its Restricted Subsidiaries.

“Projections” has the meaning assigned to such term in Section 7.12.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts, Intellectual Property and contract rights.

“Public Lender” has the meaning assigned to such term in Section 12.14(c).

“Qualified Services Contract” means, with respect to any newly constructed, substantially converted or substantially reconstructed offshore supply vessel or offshore service vessel (including, without limitation, any crew boat, fast supply vessel, multi~~-~~-purpose support vessel (MPSV), other construction vessel and anchor-handling towing supply (AHTS) vessel, tug, double~~-~~-hulled tank barge and double-hulled tanker or other complementary offshore marine vessel) delivered to the Parent Borrower or any of its Restricted Subsidiaries or Joint Ventures, or any such newly constructed, substantially converted or substantially reconstructed vessel constructed, converted or reconstructed for a third party and then acquired by the Parent Borrower or any of its Restricted Subsidiaries or Joint Ventures within 365 days of such vessel’s original delivery date, or any reactivated Vessel (whether previously owned or recently acquired, constructed or converted) that has been a Stacked Vessel for a period of more than twelve (12) months, a contract that a Responsible Officer of the Borrowers acting in good faith, designates as a “Qualified Services Contract”, which contract:

(a) provides for services to be performed by the Parent Borrower or one of its Restricted Subsidiaries or Joint Ventures involving the use of such vessel or a charter (bareboat or otherwise) of such vessel by the Parent Borrower or one of its Subsidiaries, in either case for a minimum period of at least 30 days; and

(b) provides for a fixed or minimum day rate or fixed or minimum volume or freight rates (including, if applicable, lay time and demurrage) for such vessel.

“Qualifying IPO” means an initial public offering and sale by the Parent Borrower (or its direct or indirect parent company) of Equity Interests in the Parent Borrower (or in its direct or indirect parent company, as the case may be) after the Effective Date pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, other than a registration statement on Form S-4 or Form S-8 or their equivalent.

“Real Property Interests” means any interest of any kind including fee ownership, a leasehold or sub-leasehold interest, right of use, right of access, servitude or other possessory rights in and to such Property.

“Real Property Interests Collateral Requirements” means, with respect to any Material Real Property Interests subject to a Real Property Interests Mortgage and subject to the applicable time period set forth in this Agreement, the requirement that:

(a) the entity that owns such Material Real Property Interests shall be or shall have become a Loan Party and shall have: (i) duly authorized, executed and delivered (A) if necessary, a joinder to the Guaranty and Collateral Agreement or a guaranty agreement comparable to the Guaranty and Collateral Agreement in form and substance satisfactory to the Collateral Agent; (B) [reserved], and (C) a Mortgage and, if applicable, a Real Property Interests SNDA, with respect to such Material Real Property Interests; and (ii) caused such Mortgage and, if applicable, and subject to receipt of the lessor’s counterpart signatures thereto as required pursuant to paragraph (b) below, such Real Property Interests SNDA, to be recorded in accordance with the laws of the applicable jurisdiction in which such Material Real Property Interests are located and such Mortgage shall be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable mortgage upon such Material Real Property Interests under the laws of such applicable jurisdiction subject only to Permitted Liens;

(b) for those Material Real Property Interests that are leasehold interests in which a Loan Party is the lessee, the Loan Party shall have used commercially reasonable efforts to cause the lessor to duly authorize, execute and deliver a Real Property Interests SNDA;

(c) subject to the applicable time period set forth in this Agreement, all filings, deliveries of instruments and other actions necessary in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in clause (a) above under the laws of the applicable jurisdiction shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to it; and

(d) the Collateral Agent shall, subject to the applicable time period set forth in this Agreement, have received each of the following with respect to any Real Property Interests Mortgage:

~~(i) [reserved];~~

~~(ii)~~(i) evidence of insurance required by Section 8.08; and

~~(iii)~~(ii) if reasonably requested by the Collateral Agent and the Required Lenders, a legal opinion regarding due authorization, execution and enforceability of such Real Property Interest Mortgage from counsel to the Borrowers and other Loan Parties in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders.

“Real Property Interests Mortgage” means, with respect to any Material Real Property Interests, a Mortgage granting to the Collateral Agent a valid lien over such Real Property Interests, in the form of Exhibit F-5-1 or Exhibit F-5-2, hereto, as applicable.

“Real Property Interests SNDA” means, with respect to any Material Real Property Interests consisting of a leasehold interest, a subordination, non-disturbance and attornment agreement, substantially in the form of Exhibit F-6 hereto.

“Recipient” means (a) any Agent, and (b) any Lender, as applicable.

“Redemption” means with respect to any Debt, the refinancing, repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt, including by compromise, exchange, settlement at a discount, whether in an exchange offer, block purchases, open market repurchases or otherwise. “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned to such term in Section 12.04(b).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Reinvestment Right” has the meaning assigned such term in Section 3.04(c)(iv).

“Rejection Notice” has the meaning assigned to such term in Section 3.04(c)(i).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Required Additional Debt Terms” means, with respect to any Debt or Disqualified Stock:

(i) such Debt or Disqualified Stock does not mature and does not have any mandatory or scheduled payments or sinking fund obligations prior to 91 days after the Maturity Date (except as a result of a customary change of control or asset sale repurchase offer provisions, subject to the prior making of any required payments on the Indebtedness hereunder);

(ii) such Debt or Disqualified Stock has no obligors other than Persons that are Loan Parties;

(iii) [reserved]; and

(iv) subject to clauses (i) through (iii) of this definition, the terms of such Debt or Disqualified Stock shall be determined by the applicable Loan Parties and the holders of such Debt or Disqualified Stock; provided that, if such Debt or Disqualified Stock includes a financial maintenance covenant, such financial maintenance covenant shall be added to this Agreement for the benefit of the Lenders; provided, further, that any such financial maintenance covenant added to this Agreement for the benefit of the Lenders shall be deemed to have no further force or effect under this Agreement upon such Debt or Disqualified Stock that originally included such financial maintenance covenant being Redeemed in full and any Permitted Refinancing Debt in respect thereof does not include such financial maintenance covenant and is provided by Persons (including Persons that have received “allocations” of such Permitted Refinancing Debt) none of whom are holders of the Debt or Disqualified Stock that is being Redeemed and the receipt by the Administrative Agent of an Officer’s Certificate certifying as to the occurrence of such Redemption.

“Required Lenders” means, at any time while no Loans are outstanding, Lenders having more than fifty percent (50%) of the total Commitments; and at any time while any Loans are outstanding, Lenders holding more than fifty percent (50%) of the sum of (i) outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)) and (ii) the total outstanding Commitments; provided that, at any time there are two or more Lenders (who are not Affiliates of one another or who are not Approved Lenders with respect to each other), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another or who are not Approved Lenders with respect to each other). The Commitment and Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, the president, the chief financial officer, the principal accounting officer, the treasurer, the corporate finance director or the controller of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrowers.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning set forth in Section 9.01.

“Restricted Specified Newbuild Subsidiary” means a Specified Newbuild Subsidiary that the Parent Borrower has designated in writing to the Administrative Agent as a Restricted Subsidiary. It is agreed and understood that (i) the Parent Borrower shall not be permitted, after such designation, to redesignate such Restricted Specified Newbuild Subsidiary as a non~~-~~-Restricted Subsidiary and (ii) no Specified Newbuild Subsidiary may be designated as a Restricted Subsidiary after the date on which such Subsidiary has incurred any Debt.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person other than a Specified Newbuild Subsidiary of such Person (unless designated as a Restricted Specified Newbuild Subsidiary in accordance with the definition thereof).

“Sale Leaseback Transaction” shall mean any arrangement, directly or indirectly, with any Person whereby the Parent Borrower or any of its Restricted Subsidiaries shall sell, transfer or otherwise dispose of any Property, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) such Sale Leaseback Transaction is consummated within 180 days of the disposition of such property.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions~~-~~-related list of designated Persons maintained by OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by, or owned 50 percent or more, directly or indirectly, by, any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Parties” means, collectively, the Agents, the Lenders and each sub-agent pursuant to Section 11.05 appointed by any Agent with respect to matters relating to the Loan Documents.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Instruments” means the Guaranty and Collateral Agreement, each Maritime Mortgage, the Assignments of Insurances, each Real Property Interests Mortgage, each Other Brazilian Security Instrument, each Other Mexican Security Instrument and any and all other agreements now or hereafter executed and delivered by the Borrowers or any other Person as security for the payment or performance of the Indebtedness (including, without limitation, any such agreements described on Schedule 8.17), as such agreements securing the Indebtedness may be amended, modified, supplemented or restated from time to time.

“Specified Equity Interests” means any Equity Interests of any Person that owns Vessel Collateral.

“Specified Newbuild Debt” means Debt of one or more Specified Newbuild Subsidiaries; provided that (i) the use of proceeds of Specified Newbuild Debt shall be limited to funding the completion of construction of the HOS Warhorse and/or HOS Wild Horse and purposes reasonably related thereto, (ii) Specified Newbuild Debt may only be secured by Liens on the HOS Warhorse, the HOS Wild Horse, Specified Newbuild Related Assets, the Equity Interests of the Person that directly owns the HOS Warhorse and HOS Wild Horse and the cash proceeds of any Specified Newbuild Subsidiary Equity Contribution held by any Specified Newbuild Subsidiary, (iii) except to the extent otherwise agreed to by the Required Lenders in their discretion, the Collateral Agent shall be granted a Lien on the HOS Warhorse and HOS Wild Horse and any Specified Newbuild Related Assets to the extent a Lien on any of the foregoing is granted to secure Specified Newbuild Debt; provided that, (x) subject to clause (y), such Lien in favor of the Collateral Agent (1) shall be subject to the Specified Shipyard Liens and (2) shall not be junior in priority to any Lien on the HOS Warhorse and HOS Wild Horse and any Specified Newbuild Related Assets securing any Debt other than any such Lien securing Specified Newbuild Debt, (y) subject to clause (z), if such Lien in favor of the Collateral Agent is not permitted under the terms of the documentation governing the Specified Newbuild Debt after the Parent Borrower’s use of reasonable best efforts to permit such Lien, the Collateral Agent shall instead be granted a Lien on the Equity Interests of the Person that owns the HOS Warhorse and HOS Wild Horse (and in such case such Equity Interests shall not be subject to any other Lien securing Debt (including the Specified Newbuild Debt), other than any such Lien securing the Indebtedness or Equity-Paired Debt) and (z) if such Lien on the Equity Interests of the Person that owns the HOS Warhorse and HOS Wild Horse is not permitted under the terms of the documentation governing the Specified Newbuild Debt after the Parent Borrower’s use of reasonable best efforts to permit such Lien, the Collateral Agent shall instead be granted a Lien on the Equity Interests of the direct parent company of the entity that owns the HOS Warhorse and HOS Wild Horse (and in such case (i) such Equity Interests shall not be subject to any other Lien securing Debt (including the Specified Newbuild Debt), other than any such Lien securing the Indebtedness or Equity-Paired Debt and (ii) the Equity Interests of the entity that owns the HOS Warhorse and HOS Wild Horse shall not be subject to any Lien securing Debt, other than a Lien securing the Specified Newbuild Debt); provided, further, that any Lien granted in favor of the Collateral Agent pursuant to this clause (iii) shall be subject to documentation reasonably acceptable to the Required Lenders (including intercreditor arrangements with respect thereto), and shall be accompanied by ancillary documentation reasonably requested by the Required Lenders, (iv) the Person that owns the HOS Warhorse and HOS Wild Horse shall be the borrower under the Specified Newbuild Debt and shall own no assets other than the HOS Warhorse and HOS Wild Horse and Specified Newbuild Related Assets, (v) the Specified Newbuild Debt shall not be guaranteed by any Person (other than, if requested by the holders of the Specified Newbuild Debt, a holding company that itself is a Specified Newbuild Subsidiary and not a Loan Party and existing for the sole purpose of holding the Equity Interests of the borrower under the applicable Specified Newbuild Debt and holding no other assets other than assets of a de minimis nature) and (vi) the Specified Newbuild Debt shall not have any mandatory or scheduled payments or sinking fund obligations required to be made by the Parent Borrower or any Restricted Subsidiary thereof prior to 91 days after the Maturity Date or redemptions thereof (in each case, other than any Specified Newbuild Debt Permitted Redemption).

“Specified Newbuild Debt Permitted Redemption” means any optional payments or mandatory or scheduled payments or sinking fund obligations (x) made solely with a portion of the cash flow attributable to the HOS Warhorse, HOS Wild Horse or any Specified Newbuild Related Assets, (y) made with the Net Proceeds (ignoring for such purposes clause (c) of the definition thereof) from any disposition of the HOS Warhorse or HOS Wild Horse permitted under this Agreement or (z) made with the Specified Proceeds received by the Parent Borrower or any Restricted Subsidiary in respect of the HOS Warhorse, HOS Wild Horse or any Specified Newbuild Related Assets.

“Specified Newbuild Related Assets” means, with respect to each of the HOS Warhorse and HOS Wild Horse:

(a) prior to completion of the construction and the delivery of the applicable Vessel, (i) the rights and interests of the Person that directly owns such Vessel in (A) contracts, contract claims, defenses, causes of action relating or pertaining to contracts with Gulf Island Shipyards, LLC.” and its predecessors and successors in interest; (B) the surety bonds issued by sureties in respect of the contracts for construction of the HOS Wild Horse and the HOS Warhorse, including all claims, causes of action against the sureties; (C) all contracts for the completion of the construction of each such Vessel with any shipyard that will perform such work, together with any other contracts with any other Person for services or equipment necessary for the completion of any such Vessel and its placement into service, (D) the builder’s risk and other insurances with respect to each such Vessel, and (ii) all equipment and materials in the possession of Gulf Island Shipyards, LLC” or any other person or required to be purchased and furnished in order to complete the construction of each such Vessel; and

(b) after completion of the construction and the delivery of the applicable Vessel, the rights and interests of the Person that directly owns such Vessel in (i) the cash, accounts receivable and earnings generated by such Vessel, (ii) any charter, lease or other contract for the use, employment or operation of such Vessel, and (iii) the hull and machinery, war risk, protection and indemnity and other insurances with respect to such Vessel.

“Specified Newbuild Subsidiary” means a direct or indirect Subsidiary of the Parent Borrower (a) who is, or is formed for the purpose of becoming, the borrower or the guarantor of any Specified Newbuild Debt, (b) whose sole purposes are (i) in the case of a Specified Newbuild Subsidiary that is or shall be the guarantor of any Specified Newbuild Debt, the ownership of another Specified Newbuild Subsidiary or (ii) the ownership of the HOS Warhorse and/or HOS Wild Horse (and, in each case, Specified Newbuild Related Assets related thereto), the completion of construction thereof and, in each case, activities reasonably incidental to the foregoing, (c) the assets of which do not consist solely of cash and/or Cash Equivalents and (d) that is (directly or indirectly) wholly-owned by the Parent Borrower. For the avoidance of doubt, if at any time a Specified Newbuild Subsidiary fails to satisfy the requirements of any of the foregoing clauses (a) through (d) for a period of longer than 10 Business Days, such Subsidiary shall cease to constitute a Specified Newbuild Subsidiary.

“Specified Newbuild Subsidiary Equity Contribution” means an Investment made by the Parent Borrower or any of its Restricted Subsidiaries in a Specified Newbuild Subsidiary with the cash proceeds from the issuance of Equity Interests of the Parent Borrower following the Effective Date which proceeds have been identified by the Parent Borrower to the Administrative Agent as being intended to be used to fund the completion of construction of the HOS Warhorse and/or HOS Wild Horse and purposes reasonably related thereto or to fund up to twenty-four (24) months of ongoing operations of a Specified Newbuild Subsidiary, in each case so long as such Investment has been approved by the Board of Directors of the Parent Borrower.

“Specified Proceeds” means the cash proceeds realized by the Parent Borrower or any of its Restricted Subsidiaries from the sale or assignment to an unrelated third party of any construction contract related to the HOS Warhorse or HOS Wild Horse or any other Vessel under construction as to which monies of whatsoever nature are paid to the Parent Borrower or any of its Restricted Subsidiaries in respect of such contracts, the HOS Warhorse or HOS Wild Horse or any other Vessel under construction, including, without limitation, the Vessel purchase price (or any refund thereof), commissions, insurances, bonds, damages, awards or judgments, in each case net of costs of the sale or assignment and amounts required to be applied to the repayment of Debt (including, where applicable, Specified Newbuild Debt) secured by a Permitted Lien on such Vessel under construction, which Lien is senior to the Lien on such Property securing the Indebtedness.

“Specified Qualified Appraisers” means (i) Dufour Laskay & Strouse, Inc., (ii) Fearnley Offshore, (iii) Clarksons Platou (iv) Pareto, (v) VesselsValue, (vi) Seabrokers Group and (vii) Arctic Offshore.

“Specified Shipyard Liens” shall mean the Liens in favor of Gulf Island Shipyard, LLC, with respect to which the UCC-1 financing statements described on Schedule 9.03 in which Gulf Island Shipyard, LLC is the “secured party” have been filed.

“Specified Transaction” shall mean, with respect to any period, any Investment (including a Permitted Acquisition), any asset acquisition or sale, incurrence or Redemption of Debt, Restricted Payment, Subsidiary designation, or other event or action that in each case by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Specified Value” means, subject in all cases to Section 1.07:

(a) with respect to any Property (other than cash) below $2,500,000, the fair market value of such Property at the time of the event requiring such determination, as determined in good faith by management of the Parent Borrower;

(b) with respect to any Property (other than cash) equal to or above $2,500,000 but below $10,000,000, the fair market value of such Property at the time of the event requiring such determination, as determined in good faith by the Board of Directors of the Parent Borrower;

(c) with respect to any Property (other than cash) in excess of $10,000,000, the fair market value of such Property at the time of the event requiring such determination as determined by a reputable investment bank or accounting or appraisal firm, in each case that is reasonably satisfactory to the Required Lenders (it being agreed that, with respect to the appraisal of any Vessel or Vessels (or any Specified Equity Interests), the Specified Qualified Appraisers shall be deemed to be satisfactory to the Required Lenders); and

(d) with respect to cash, the aggregate amount thereof.

“Stacked Vessel” means (i) a Vessel that has been removed from service in the exercise of the Parent Borrower’s reasonable judgment consistent with reasonable business practices in light of the facts known at the time the decision was made (including, without limitation, operating costs and available marketing opportunities), or (ii) any After-Acquired Vessel (whether by acquiring the Vessel or the entity that owns such Vessel) that was stacked at the time of its acquisition (including any period immediately prior to the acquisition of such After-Acquired Vessel that such After-Acquired Vessel was continuously stacked by its previous owner) or that, after becoming operational, has been removed from service in the exercise of the Parent Borrower’s reasonable judgment consistent with reasonable business practices in light of the facts known at the time the decision was made (including, without limitation, operating costs and available marketing opportunities).

“Stated Maturity” means, with respect to any mandatory sinking fund or other installment of interest or principal on any series of Debt, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and shall not include any contingent obligations to repay, Redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof, but shall include any rights of the holders to require the obligor to repurchase such Debt at any particular date.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Parent Borrower or one or more of its Subsidiaries. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a direct or indirect Subsidiary of the Parent Borrower.

“Supplemental Perfection Certificate” means a certificate in substantially the form of Exhibit C or in any other form approved by the Required Lenders.

“Swap Termination Value” means, in respect of any Hedging Obligation, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Obligations, (a) for any date on or after the date such Hedging Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark~~-~~-to--market value(s) for such Hedging Obligations, as determined by the counterparties to such Hedging Obligations.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Parent Borrower most recently ended on or prior to such date of determination and for which financial statements have been delivered to the Administrative Agent at the time of such determination.

“Total Assets” means, as of any date, the total assets of Parent Borrower and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Parent Borrower, determined on a Pro Forma Basis.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Debt of the Parent Borrower and its Restricted Subsidiaries as of the last day of such Test Period consisting of (i) indebtedness for borrowed money including, without limitation, any guarantee thereof, (ii) indebtedness evidenced by bonds, debentures, notes, term loans or similar instruments (or reimbursement agreements in respect thereof), (iii) letters of credit (to the extent of any unreimbursed amounts thereunder), (iv) Capital Lease Obligations and (v) Attributable Debt in respect of Sale Leaseback Transactions to (b) Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such Test Period. For the avoidance of doubt, Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Transaction Expenses” shall mean any fees, costs, or expenses incurred or paid by the Borrowers in connection with the Transactions, the 2021 Replacement Term Loan Transactions, this Agreement and the other Loan Documents, and the transactions contemplated hereby and thereby.

“Transactions” means (a) with respect to the Borrowers, the execution, delivery and performance by the Borrowers of this Agreement, and each other Loan Document to which it is a party, the borrowing of the Initial Term Loans as contemplated by Section 2.01 and the granting of Liens by the Borrowers on Collateral pursuant to the Security Instruments, (b) with respect to each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreements by such Guarantor, and the granting of Liens by such Guarantor on Collateral pursuant to the Security Instruments (for the avoidance of doubt, excluding Excluded Assets (as defined in the Guaranty and Collateral Agreement)) and (c) the consummation of the Plan of Reorganization, including the transactions contemplated thereunder to be consummated on the Effective Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UCC” has the meaning set forth in the definition of “Lien”.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolutions of any UK Financial Institution.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107~~-~~-56 (signed into law October 26, 2001 and as modified, amended, supplemented or restated from time to time)) and the regulations and rules promulgated thereunder.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(g)(ii)(B)(3).

“Vessel Collateral” means, collectively, any Vessels subject to Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, securing obligations of the Loan Parties under the Loan Documents and guaranties thereof, including, without limitation, all Vessels set forth on Schedule 8.14-1; provided, that, except when such Vessel shall constitute an Excluded Vessel, each of the HOS Warhorse and HOS Wild Horse shall be deemed to constitute Vessel Collateral upon each such Vessel’s (i) delivery thereof to any Loan Party and (ii) documentation with the U.S. Coast Guard; provided, further, that prior to the satisfaction of the conditions in the immediately preceding proviso, each, except when such Vessel shall constitute an Excluded Vessel, of the HOS Warhorse and HOS Wild Horse shall be deemed to constitute Vessel Collateral for purposes of the definitions herein of “Event of Loss”, “Permitted Liens” and “Specified Equity Interests” and for purposes of Section 9.01.

“Vessel Collateral Requirements” shall mean, with respect to any Vessel Collateral and subject to the applicable time period set forth in this Agreement, the applicable requirements set forth on Schedule 8.14-2.

“Vessels” means marine vessels, and “Vessel” shall mean any of such Vessels.

“Voting Stock” of any Person as of any date means the Equity Interest of such Person that is at the time entitled to vote in the election of the board of directors, managers or trustees of such Person.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Debt.

“Wholly-Owned Restricted Subsidiary” means (a) any Restricted Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares and Equity Interests held by other statutorily required minority shareholders) shall at the time be owned directly or indirectly by such Person or (b) any Restricted Subsidiary that is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction or its governmental agencies, authorities or state-owned businesses to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided, that such Person, directly or indirectly, owns the remaining Equity Interests in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a Wholly-Owned Restricted Subsidiary.

“Wilmington Trust” means Wilmington Trust, National Association.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Withholding Agent” means the Parent Borrower and the Administrative Agent.

“Write~~-~~-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail~~-~~-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.03 Types of Loans and Borrowings. For the purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Class and/or Type (e.g., a “Eurodollar Loan”, ~~or a~~ “Eurodollar Borrowing”, a “2021 Replacement Term Loan” or “2021 Replacement Term Loan Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time supplemented, restated, renewed, refinanced, modified, amended, extended for any period, increased and/or otherwise rearranged (subject to any restrictions on such supplements, restatements, renewals, refinances, modifications, amendments, extensions, increases and/or rearrangements as set forth in the Loan Documents);

(b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents);

(d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof,

(e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and

(f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.

No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05 Accounting Terms and Determinations; GAAP.

(a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, as in effect from time to time; provided, that if the Parent Borrower notifies the Administrative Agent in writing that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn, such provision amended in accordance herewith

(b) When calculating the availability under any basket or ratio hereunder, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default shall, at the option of the Parent Borrower (which election shall be made, if at all, on the date the definitive agreements for such Limited Condition Acquisition are entered into), be the date the definitive agreements for such Limited Condition Acquisition are entered into and such baskets or ratios shall be calculated with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition, and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in Consolidated EBITDA of the Parent Borrower or the target company for the applicable measurement period) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided that if the Parent Borrower elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Debt and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered and to be outstanding thereafter for purposes of calculating any baskets or ratios hereunder after the date of such agreement and before the consummation of such Limited Condition Acquisition unless and until such Limited Condition Acquisition has been abandoned, as determined by the Parent Borrower, prior to the consummation thereof; provided, further that the foregoing shall be inapplicable to any determination under clause (c) of the definition of Permitted Investments.

Section 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.07 Valuation of Certain Investments and Restricted Payments. Notwithstanding anything in this Agreement to the contrary, unless otherwise explicitly addressed in the definition of “Permitted Investment” or in any exception to Section 9.01, for purposes of determining the amount of an Investment made or Property acquired or any Restricted Payment of the type described in clause (i) or (ii) of the definition thereof made, in each case by the Parent Borrower or any Restricted Subsidiary thereof following the Effective Date, (a) the amount of any Investment so made shall be (1) the Specified Value of the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment minus (2) the amount of (x) dividends or distributions received in connection with such Investment and any return of capital and any payment of principal received in respect of such Investment that in each case is received in cash or Cash Equivalents and (y) liabilities or commitments assumed by the Person into which the Investment is being made pursuant to a customary agreement that releases or indemnifies the Parent Borrower or applicable Restricted Subsidiary from further liability (excluding, if applicable, the commitment to complete the construction of the HOS Warhorse and HOS Wild Horse under a future contract and excluding any such deduction made in reliance on this clause (y) to the extent the corresponding deduction in value is accounted for in the determination of the Specified Value of such Property); provided, that if such Investment is made with Collateral or proceeds of Collateral, such cash or Cash Equivalents are received by a Loan Party in a deposit account or securities account, as applicable, that is subject to an Account Control Agreement, (b) the amount of any Property so acquired shall be the Specified Value of the Property at the time of acquisition; provided that, if such Property so acquired is subsequently invested or is the subject of a Restricted Payment of the type described in clause (i) or (ii) of the definition thereof, clause (a) or (c) of this paragraph, as applicable, shall apply and (c) the amount of any Restricted Payment of the type described in clause (i) or (ii) of the definition thereof so made shall be the Specified Value at the time such Restricted Payment is made.

ARTICLE II

The Commitments

Section 2.01 Commitment. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees that it shall be deemed, pursuant to the Plan of Reorganization, to have made ~~a~~ an Initial Term Loan to the Borrowers on the Effective Date in U.S. Dollars in an aggregate principal amount equal to such Lender’s Initial Term Loan Commitment. The initial aggregate principal amount of the Initial Term Loans deemed made on the Effective Date ~~shall be~~was equal to the aggregate amount of ~~the Commitments set forth on Schedule 2.01~~$18,654,713.86. The deemed making of the Initial Term Loans by the Lenders on the Effective Date as contemplated by this Section 2.01(a) ~~shall satisfy~~satisfied, dollar for dollar, such Lender’s obligation to make Initial Term Loans on the Effective Date. Upon the deemed making of the Initial Term Loans pursuant to this Section 2.01(a), the Initial Term Loan Commitments ~~shall~~ terminated in full. Any amounts paid or prepaid in respect of the Initial Term Loans may not be reborrowed.

(b) Subject to the terms and conditions set forth herein, each 2021 Replacement Term Lender severally agrees that it shall make a 2021 Replacement Term Loan to the Borrowers on the First Amendment Effective Date in U.S. Dollars in an aggregate principal amount equal to such Lender’s 2021 Replacement Term Loan Commitment. The initial aggregate principal amount of the 2021 Replacement Term Loans to be made on the First Amendment Effective Date is equal to the aggregate amount of $37,500,000. Upon the making of the 2021 Replacement Term Loans pursuant to this Section 2.01(b), the 2021 Replacement Term Loan Commitments shall terminate in full. Any amounts paid or prepaid in respect of the 2021 Replacement Term Loans may not be reborrowed.

~~(a)~~(c) Subject to the terms and conditions set forth herein, each 2021 Replacement Term Lender severally agrees that it shall make a 2021 Delayed Draw Replacement Term Loan to the Borrowers in one single advance during the 2021 Delayed Draw Term Loan Availability Period in U.S. Dollars in an aggregate principal amount not to exceed such Lender’s 2021 Delayed Draw Replacement Term Loan Commitment. The aggregate principal amount of the 2021 Delayed Draw

Replacement Term Loans to be made during the 2021 Delayed Draw Term Loan Availability Period shall not exceed the aggregate amount of $37,500,000. Upon the making of the 2021 Delayed Draw Replacement Term Loans pursuant to this Section 2.01(c), the 2021 Delayed Draw Replacement Term Loan Commitments shall terminate in full. Any amounts paid or prepaid in respect of the 2021 Delayed Draw Replacement Term Loans may not be reborrowed.

Section 2.02 ~~[Reserved~~2021 Delayed Draw Extension.~~].~~ Prior to July 1, 2022, the Borrowers may deliver to the Administrative Agent, for distribution to the applicable Lenders, a written notice (such notice the “2021 Delayed Draw Extension Notice”) executed by the Borrowers requesting that the date set forth in clause (ii) of the definition of 2021 Delayed Draw Availability Period be extended from July 15, 2022 to December 1, 2022. Upon receipt of such 2021 Delayed Draw Extension Notice in accordance with this Section 2.02, the date set forth in clause (ii) of the definition of 2021 Delayed Draw Availability Period shall automatically be extended to December 1, 2022.

Section 2.03 Borrowings; Several Obligations.

(a) Each Loan made shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement and such domestic or foreign branch or Affiliate will be subject to the requirements under Section 5.03(g).

(c) Notes. Any Lender may request that the Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns, substantially in the form of Exhibit A (with a copy to the Administrative Agent) dated (i) the Effective Date, the First Amendment Effective Date or the date of Borrowing of a 2021 Delayed Draw Replacement Term Loan (as applicable) or (ii) the effective date of an Assignment pursuant to Section 12.04(b), in a principal amount equal to its Commitment as originally in effect and otherwise duly completed and such substitute Notes as required by Section 12.04(b); provided, that promissory notes requested in amounts less than $1,000,000 shall require the consent of the Parent Borrower, such consent not to be unreasonably withheld or delayed. The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and maintained in accordance with its usual practice. Failure to make such recordation shall not affect any Lender’s or the Borrowers’ rights or obligations in respect of such Loans. In the event that one or more Notes shall be issued after the Effective Date, it shall not be necessary to tender or present any such Note to the Administrative Agent for any payment hereunder, including on the Maturity Date.

(d) Requests for Borrowings. To request a Borrowing, the Borrowers shall deliver to the Administrative Agent, for distribution to the Lenders, a written Borrowing Request in substantially the form of Exhibit B-1 and signed by the Borrowers (A) in the case of a Eurodollar Borrowing, not later than 12:00 p.m., Eastern time, three Business Days before the date of the proposed Borrowing (or such later date as agreed to by the Administrative Agent) or (B) in the case of an ABR Borrowing, not later than 12:00 p.m., Eastern time, three Business Days before the date of the proposed Borrowing (or such later date as agreed to by the Administrative Agent).

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Parent Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Parent Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Subject to clause (b) below, each conversion or continuation shall be made by giving the Administrative Agent (x) in the case of a conversion or continuation into a Eurodollar Loan, at least three Business Days’ prior written notice, and (y) in the case of a conversion into ABR Loans, at least one Business Day’s prior written notice.

(b) [reserved]

(c) Information in Interest Election Requests. Each Interest Election Request shall specify the following information:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default. If the Parent Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurodollar Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 ~~[Reserved~~Termination or Reduction of Commitments.~~].~~ The Borrowers may at any time terminate, or from time to time reduce, the 2021 Delayed Draw Replacement Term Loan Commitments without penalty or premium; provided, that each reduction of the 2021 Delayed Draw Replacement Term Loan Commitments shall be in an amount that is an integral multiple of $250,000 and not less than $1,000,000 (or, if less, the remaining amount of the 2021 Delayed Draw Replacement Term Loan Commitments). The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the 2021 Delayed Draw Replacement Term Loan Commitments at least three (3) Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section 2.05 shall be irrevocable. Any termination or reduction of the 2021 Delayed Draw Replacement Term Loan Commitments shall be permanent. Each reduction of the 2021 Delayed Draw Replacement Term Loan Commitments shall be made ratably among the applicable Lenders in accordance with their respective Commitments.

Section 2.06 [Reserved.].

Section 2.07 Replacement of Lenders. The Parent Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 5.01 or 5.03, (b) fails to vote in favor of any measure requiring the affirmative vote of one hundred percent (100%) of the Lenders or all affected Lenders (and such measure has otherwise received the affirmative vote by the Required Lenders) or (c) is a Defaulting Lender, with any Person that meets the requirements to be an assignee under Section 12.04; provided, that:

(i) such replacement does not conflict with any Governmental Requirement;

(ii) no Event of Default shall have occurred and be continuing at the time of such replacement that has not been waived in accordance with the terms hereof;

(iii) prior to any such replacement, such Lender shall have taken no action under Section 5.04 so as to eliminate the continued need for payment of amounts owing pursuant to Section 5.01 or 5.03(a);

(iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement;

(v) the Borrowers shall be liable to such replaced Lender under Section 5.02 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto;

(vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.04 (provided, that any replaced Lender shall be deemed to have consented to the assignment and delegation of its interests, rights and obligations if it does not execute and deliver an Assignment to the Administrative Agent within three (3) Business Days after having received a request therefor, and the Borrowers shall be obligated to pay the registration and processing fee referred to therein);

(vii) until such time as such replacement shall be consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to Section 5.01 or 5.03(a), as the case may be; and

(viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

Section 2.08 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder (including any legal fees and expenses); second, as the Parent Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, if so determined by the Parent Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement (solely to the extent any such obligation exists); fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

fifth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 6.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non~~-~~-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata under the applicable facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

ARTICLE III

Payments of Principal and Interest; Prepayments; Fees

Section 3.01 Repayment of Loans.

(a) The Borrowers hereby unconditionally promise to pay to the Administrative Agent, for the account of each Lender, the then unpaid principal amount of each Loan on the Maturity Date applicable to such Loan.

Section 3.02 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Interest Rate, but in no event to exceed the Highest Lawful Rate.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Interest Rate, but in no event to exceed the Highest Lawful Rate.

(c) Post~~-~~-Default. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, upon the request of the Required Lenders, all Loans outstanding hereunder shall bear interest from and after the date of such Event of Default until such Event of Default has been cured or waived, after as well as before judgment, at a rate per annum equal to two percent (2.00%) plus the then applicable rate of interest accruing on such Loan as provided in Sections 3.02(a) and (b), but in no event to exceed the Highest Lawful Rate.

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date applicable to such Loan and shall be payable entirely in cash; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable in cash on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest; Effect of Benchmark Transition Event.

(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; provided, that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.03 will occur prior to the applicable Benchmark Transition Start Date.

(c) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent (acting at the direction of the Required Lenders) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document (and the Lenders hereby (i) authorize and direct the Administrative Agent to make any Benchmark Replacement Conforming Changes (and to enter into any modifications to the Credit Agreement or Loan Documents implementing such Benchmark Replacement Conforming Changes) that have been consented or agreed to by the Required Lenders, or in respect of which the Administrative Agent has received a direction from the Required Lenders to implement and (ii) acknowledge and agree that the Administrative Agent shall be entitled to all of the exculpations, protection and indemnifications provided for in this Agreement in favor of the Administrative Agent in implementing any Benchmark Replacement Conforming Changes (or in entering into any modifications to the Credit Agreement or the other Loan Documents implementing the same) that have been consented or agreed to by the Required Lenders, or in respect of which the Administrative Agent has received a direction from the Required Lenders to implement), any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to clauses (b) through (e) of this Section 3.03 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03.

(e) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Parent Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Parent Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of ABR based upon the LIBO Rate will not be used in any determination of ABR.

(f) Certain Defined Terms. As used in this Section 3.03:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent, the Required Lenders, and the Parent Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent, the Required Lenders and the Parent Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time, provided that any such Benchmark Replacement Adjustment shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent and the Required Lenders decide in their reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent and the Required Lenders determine that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent and the Required Lenders decide is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrowers, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.”

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrowers) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 3.03 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrowers and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Section 3.04 Prepayments.

(a) Optional Prepayments.

(i) ~~The~~ Subject to Section 3.04(a)(ii), the Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

~~(i)~~(ii) If, prior to the first anniversary of the First Amendment Effective Date, any Borrower makes (A) any voluntary prepayment of the 2021 Replacement Term Loans then outstanding or the 2021 Delayed Draw Replacement Term Loans then outstanding in accordance with Section 3.04(a)(i) or (B) any mandatory prepayment of the 2021 Replacement Term Loans then outstanding or the 2021 Delayed Draw Replacement Term Loans then outstanding in accordance with Section 3.04(c) or (d), then the Borrowers shall pay to the Administrative Agent, for the benefit of 2021 Replacement Term Lenders, as compensation for the costs of 2021 Replacement Term Lenders being prepared to make funds available to Borrowers under this Agreement, a premium of 1.00% (the “Prepayment Premium”) of the aggregate principal amount of such Loans so prepaid. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if the Obligations are accelerated as a result of the occurrence of any Event of Default (including by operation of law or otherwise), the Prepayment Premium will also be due and payable on the aggregate principal amount of such Loans outstanding as of the date of such acceleration, and will be treated and deemed as though the Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein. Any Prepayment Premium payable in accordance with this Section 3.04(a)(i) shall be presumed to be equal to the liquidated damages sustained by the applicable Lenders as the result of the occurrence of the prepayment or Event of Default, and the

Loan Parties agree that it is reasonable under the circumstances currently existing. The Prepayment Premium shall also be due and payable on the aggregate principal amount of such Loans outstanding as of the date the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Loan Parties expressly agree that (i) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 3.04(a)(i), (v) the agreement to pay the Prepayment Premium is a material inducement to the applicable Lenders to provide the Commitments and make the Loans, and (vi) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such prepayment or Event of Default.

(b) Notice and Terms of Optional Prepayment. The Parent Borrower shall notify the Administrative Agent by delivery of a notice of prepayment in the form of Exhibit B-2 hereto (“Notice of Prepayment”) executed by a Responsible Officer of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., Eastern time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., Eastern time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a Notice of Prepayment may state that such notice is conditioned upon the occurrence of a specified event, in which case such notice may be revoked by the Parent Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each prepayment hereunder shall be in an amount that is an integral multiple of $1,000,000 (or such lesser amount or integral to repay a Borrowing in full). Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02. The Borrowers shall be responsible for any break funding payments pursuant to Section 5.02 in connection with any prepayment under Section 3.04(a).

(c) Asset Sale and Specified Proceeds Mandatory Prepayments.

(i) Subject to Section 3.04(c)(iii) below, if a prepayment shall be required under this Section 3.04(c)(i), not later than five (5) Business Days following the date on which any Asset Sale is consummated (other than any Excluded Asset Sale) or the Parent Borrower or any Restricted Subsidiary receives any Specified Proceeds, the Parent Borrower shall deliver an Officer’s Certificate to the Administrative Agent which shall specify in reasonable detail (x) the aggregate amount of Net Proceeds of such Asset Sale (or, as applicable, the aggregate amount of Specified Proceeds received by the Parent Borrower and its Restricted Subsidiaries) and (y) the amount of such Net Proceeds (or, as applicable, the amount of Specified Proceeds) that is required to be offered by the Parent Borrower to the Lenders to prepay the Loans, as determined pursuant to the table immediately below and taking into account the provisions in Sections 3.04(c)(ii) through (v).

Type of Asset Sale or other event	Percentage of Net Proceeds (or Specified Proceeds) subject to prepayment requirement	Percentage of Net Proceeds (or Specified Proceeds) eligible for Reinvestment Right
“Event of Loss”	100%	100%

Receipt of “Specified Proceeds”	100%	100%

9.08(b)(i): Asset Sales of Stacked Vessels or Vessels that are no longer useful in the business of the Parent Borrower and its Restricted Subsidiaries	100%	66%

9.08(b)(ii): Sale Leaseback Transactions	50%	0%

9.08(b)(iii): other Asset Sales	100%	100%, and in the case of each of HOS Warhorse and HOS Wild Horse, 66%

The Administrative Agent shall provide such Officer’s Certificate to the Lenders to be offered to prepay the Loans (a “Prepayment Offer”), each of whom may decline all but not less than all of its pro rata share of the Net Proceeds or Specified Proceeds, as applicable, required to prepay the Loans (any such amounts not accepted, the “Declined Amounts”) by providing written notice (a “Rejection Notice”) to the Administrative Agent and the Parent Borrower no later than 5:00 p.m., Eastern time, five Business Days after the date on which the Administrative Agent provides such Officer’s Certificate to the Lenders (and the Administrative Agent shall provide the Parent Borrower with the date on which such Officer’s Certificate is so provided). If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time period specified above, such Lender shall be deemed to have accepted the full amount of its share of the Prepayment Offer. The Borrowers shall prepay all Loans required to be prepaid by it under this Section 3.04(c)(i) no later than two Business Days after expiration of the time period specified above. Any Declined Amounts shall no longer be subject to this Section 3.04(c)(i) and may be used by the Parent Borrower or any of its Restricted Subsidiaries in any manner not prohibited by this Agreement, subject to any prepayment requirement under any other Debt.

(ii) [Reserved].

(iii) [Reserved].

(iv) Notwithstanding the prepayment offer requirement set forth in Section 3.04(c)(i), with respect to any Net Proceeds realized or received with respect to any Asset Sale or any Specified Proceeds, in each case other than Net Proceeds that are not eligible for the Reinvestment Right (as defined below) pursuant to the table set forth in Section 3.04(c)(i), if the Parent Borrower elects to reinvest the permitted percentage (set forth in the table in Section 3.04(c)(i)) of such Net Proceeds or Specified Proceeds in assets useful in the business of the Loan Parties (excluding cash or Cash Equivalents), then the Parent Borrower shall not be required to make a mandatory prepayment offer under Section 3.04(c)(i) in respect of such Net Proceeds or Specified Proceeds that are so reinvested within 365 days following receipt thereof (such period, the “Reinvestment Period”; and such right to reinvest such Net Proceeds, the “Reinvestment Right”); provided that, that to the extent that such Net Proceeds or Specified Proceeds have not been so reinvested prior to the expiration of the Reinvestment Period, the Parent Borrower shall within three (3) Business Days of the expiration of the Reinvestment Period, apply such non-reinvested Net Proceeds or Specified Proceeds to the prepayment of Loans as provided in Section 3.04(c)(i).

(v) Notwithstanding the prepayment offer requirement set forth in Section 3.04(c)(i), any prepayment referred to in Section 3.04(c)(i) attributable to any Foreign Subsidiary is subject to permissibility under local law (e.g., financial assistance, thin capitalization, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant Subsidiaries). Further, there will be no requirement to make any prepayment to the extent that the Parent Borrower or any of its Restricted Subsidiaries would suffer material adverse tax consequences as a result of upstreaming or repatriating cash to make such prepayment (including the imposition of withholding taxes); provided that, a material adverse tax consequence shall only arise to the extent that a prepayment would materially increase the amount of tax that the Parent Borrower or any of its Restricted Subsidiaries would otherwise be required to pay if such prepayment were not made, taking into account the availability of any items of deduction or credit (but excluding any net operating losses) of the Parent Borrower and its Restricted Subsidiaries to offset the amount of income required to be included or the amount of tax required to be paid by the Parent Borrower or any of its Restricted Subsidiaries. This non~~-~~-application of amount as a result of the foregoing provisions will not constitute an Event of Default and such amounts shall be available for general corporate purposes of the applicable Foreign Subsidiary. The Parent Borrower and each Foreign Subsidiary will undertake to use its reasonable best efforts to overcome or eliminate any such restrictions and/or minimize any such costs of prepayment (subject to the considerations above) to make the relevant prepayment (all as determined in accordance with the Parent Borrower’s reasonable business judgment). Notwithstanding the foregoing, any prepayments required after application of the above provision shall be net of any costs, expenses or taxes incurred by the Parent Borrower (or its direct or indirect members) or any of its Restricted Subsidiaries and arising as a result of compliance with the preceding sentence, and the Parent Borrower and its Restricted Subsidiaries shall be permitted to make, directly or indirectly, a dividend or distribution to its affiliates in an amount sufficient to cover such tax liability, costs or expenses.

(d) Unpermitted Debt Mandatory Prepayment. If following the Effective Date, the Parent Borrower or any Restricted Subsidiary incurs or issues any Debt or Disqualified Stock not expressly permitted to be incurred or issued pursuant to Section 9.02, the Parent Borrower shall cause to be prepaid an aggregate principal amount of Loans equal to 100% of all Net Proceeds received therefrom on or prior to the date which is two Business Days after the receipt of such Net Proceeds.

~~(d)~~(e) Application of Mandatory Prepayments. All mandatory prepayments of Loans shall be applied pro rata between the Loans according to the outstanding principal amounts thereof and, as to each Loan, pro rata to the remaining installments thereof (including the final installment due on the applicable Maturity Date).

Section 3.05 Fees.

(a) Administrative Agent Fees. The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent in the applicable Fee Letter.

(b) Other Fees. The Borrowers agree to pay to the Lenders as of the Effective Date, fees payable in the amounts and at the times separately agreed upon between the Borrowers and such Lenders in the applicable Fee Letter.

(c) Commitment Fees. The Borrowers agree to pay to the Administrative Agent (i) (for distribution to each 2021 Replacement Term Lender on a pro rata basis in accordance with its 2021 Replacement Term Loan Commitments) a fee in an aggregate amount equal to $750,000 (the “2021 Replacement Term Loan Commitment Fee”) on the First Amendment Effective Date; provided that such 2021 Replacement Term Loan Commitment Fee shall take the form of original issue discount on the First Amendment Effective Date and (ii) (for distribution to each 2021 Replacement Term Lender on a pro rata basis in accordance with its 2021 Delayed Draw Replacement Term Loan Commitments) a fee in an aggregate amount equal to $750,000 (the “2021 Delayed Draw Replacement Term Loan Commitment Fee” and together with the 2021 Replacement Term Loan Commitment Fee, the “Commitment Fees”). The Commitment Fees shall be deemed fully earned upon the First Amendment Effective Date and shall be non-refundable when paid.

~~(b)~~(d) Extended Delayed Draw Fees. In the event that the Borrowers have delivered a 2021 Delayed Draw Extension Notice to the Administrative Agent in accordance with Section 2.02 of this Agreement, from and following July 15, 2022 and until the expiry of the 2021 Delayed Draw Availability Period, Borrowers shall pay to the Administrative Agent (for distribution to each 2021 Replacement Term Lender on a pro rata basis in accordance with its 2021 Delayed Draw Replacement Term Loan Commitments), a fee in an aggregate amount equal to (i) the average daily amount of the 2021 Delayed Draw Replacement Term Loan Commitments minus the 2021 Delayed Draw Replacement Term Loans outstanding during the preceding month multiplied by (ii) 0.50% per month. Commencing with the fiscal month ending on July 30, 2022, such fee is to be paid in arrears on the last day of each fiscal month and on expiry of the 2021 Delayed Draw Availability Period (or the Maturity Date, if the Maturity Date occurs during the 2021 Delayed Draw Availability Period).

ARTICLE IV

Payments; Pro Rata Treatment; Sharing Set-offs

Section 4.01 Pro Rata Treatment; Sharing of Set~~-~~-offs.

(a) Payments by the Borrowers. The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 p.m., Eastern time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate Recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder (plus any fees and expenses owed to the Administrative Agent), pro rata among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided, that:

~~(A)~~ (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

~~(B)~~ (ii) the provisions of this Section 4.01(c) shall not be construed to apply to (1) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Parent Borrower or any of its Subsidiaries (except if such assignment is pursuant to Section 12.04(g), as to which the provisions of this Section 4.01(c) shall not apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrowers. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may (but shall have no obligation to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 4.02 then the Administrative Agent may (notwithstanding any contrary provision hereof) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Class of Loan while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Class of Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Class of Loans then outstanding. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

ARTICLE V

Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01 Increased Costs.

(a) Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient in accordance with Section 5.01(c), the Borrowers will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon request of such Lender in accordance with Section 5.01(c), the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) together with reasonable supporting documentation shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lenders to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrowers shall compensate each Lender requesting a reimbursement for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 5.03 Taxes.

(a) For purposes of this Section 5.03, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. The Borrowers shall cause any and all payments by or on account of any obligation of any Loan Party under any Loan Document to be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes. Without duplication of Section 5.03(b) (Payments Free of Taxes), the Borrowers shall, and shall cause the other Loan Parties to, pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. Without duplication of any obligation under Section 5.03(b) (Payments Free of Taxes) and Section 5.03(c) (Payment of Other Taxes), the Borrowers shall, and shall cause the other Loan Parties to, jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrowers by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, and shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.03, such Loan Party shall (or the Borrowers shall cause such Loan Party to) deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing any payment of Indemnified Taxes by such Loan Party to a Governmental Authority, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W~~-~~-8BEN~~-~~-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W~~-~~-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c) (3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W~~-~~-8BEN or IRS Form W~~-~~-8BEN~~-~~ -E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W~~-~~-8IMY, accompanied by IRS Form W~~-~~-8ECI, IRS Form W~~-~~-8BEN, IRS Form W~~-~~-8BEN~~-~~-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W~~-~~-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrowers (and the Administrative Agent, if delivered by a Lender) at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(iii) The Administrative Agent (and any assignee or successor) will deliver, to the Borrowers, on or prior to the Effective Date (or, assignment or succession, if applicable), either (i) (A) two (2) executed copies of IRS Form W-8ECI or any successor thereto with respect to any amounts payable to the Administrative Agent for its own account and (B) two (2) duly completed copies of IRS Form W-8IMY (certifying that it is either a “qualified intermediary” or a “U.S. branch”), accompanied by IRS Form W-8 ECI, W-8BEN (or Form W-8BEN-E if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents for the amounts the Administrative Agent receives for the account of others, or (ii) two (2) executed copies of IRS Form W-9 or any successor thereto, whichever is applicable, and in each case of (i) and (ii), with the effect that the Borrowers can make payments to the Administrative Agent without deduction or withholding of any taxes imposed by the United States.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification (or a successor form thereto) upon the reasonable request of the Borrowers.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all out~~-~~-of~~-~~-pocket expenses (including

Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.04 Mitigation Obligations. If any Lender requests compensation under Section 5.01, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrowers and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrowers and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI

Conditions Precedent

Section 6.01 Effective Date. The obligations of the Lenders to make (or to be deemed to have made) Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent and the Lenders shall have received all closing and agency fees and all other fees (including, without limitation the fees set forth in Article II.A. of the Plan of Reorganization), charges and expenses and all other amounts due and payable on or prior to the Effective Date (including, to the extent invoiced two (2) Business Days prior to the Effective Date, legal fees and expenses), and including any such amounts set forth in the Plan of Reorganization.

(b) The Administrative Agent and Lenders shall have received a certificate of the secretary, assistant secretary or a responsible officer with similar responsibilities of the Borrowers and each Loan Party, or in the event that such Loan Party is a limited partnership, of such person’s general partner, setting forth: (i) the officers of such Loan Party (y) who are authorized to sign the Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby; (ii) specimen signatures of such authorized officers and (iii) the Organizational Documents of such Loan Parties, certified as being true and complete. The Administrative Agent may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Parent Borrower to the contrary.

(c) Except as set forth on Schedule 8.17, the Administrative Agent and Lenders shall have received certificates for each Loan Party from the appropriate agencies with respect to the existence, qualification and good standing of the Borrowers and each Loan Party from their jurisdiction of organization.

(d) The Administrative Agent and Lenders shall have received a closing certificate which shall be substantially in the form of Exhibit D to this Agreement, duly and properly executed by a Responsible Officer and dated as of the Effective Date.

(e) The Administrative Agent shall have received a solvency certificate in substantially the form of Exhibit I from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Parent Borrower dated as of the Effective Date and certifying as to the matters set forth therein.

(f) The Administrative Agent and Lenders shall have received duly executed and delivered counterparts (in such numbers as may be reasonably requested by the Administrative Agent) of (i) this Agreement, signed on behalf of each party hereto and (ii) each Guaranty Agreement, signed on behalf of each party thereto.

(g) The Administrative Agent and Lenders shall have received duly executed and delivered copies of the Effective Date Junior Lien Intercreditor Agreement.

(h) The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.02.

(i) The Administrative Agent and the Lenders shall have received copies of duly executed Notes payable to each Lender that at least three (3) days prior to the Effective Date has requested a Note in a principal amount equal to its respective Commitment.

(j) The Administrative Agent and the Lenders shall have received from each party thereto duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of the Security Instruments, other than Security Instruments listed on Schedule 8.17. In connection with the execution and delivery of the Security Instruments (other than the Security Instruments listed on Schedule 8.17 and the Maritime Mortgages on Vessels listed on Schedule 8.14-1 which are documented under the U.S. flag or registered under the Vanuatu flag, Mexico flag or Brazil flag), the Administrative Agent shall have received recent Lien searches or other evidence reasonably acceptable to the Administrative Agent that such Security Instruments create perfected Liens, subject only to Permitted Liens. In connection with the execution and delivery of the Maritime Mortgages on Vessels listed on Schedule 8.14-1 which are documented under the U.S. flag or registered under the Vanuatu flag, the Required Lenders shall have received confirmation from counsel to the Borrowers that the Maritime Mortgages on such Vessels have been duly filed for recordation with the U.S. Coast Guard’s National Vessel Documentation Center or the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Vanuatu at the Port of New York, New York, as applicable, and that upon recordation such Maritime Mortgages will create perfected preferred mortgages on such Vessels in accordance with applicable laws, subject to Permitted Maritime Liens.

(k) Except as set forth on Schedule 8.17, each document (including any UCC (or similar) financing statement) required by any Security Instrument or under applicable law to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral, shall be in proper form for filing, registration or recordation.

(l) The Administrative Agent and Lenders shall have received (i) an opinion of Kirkland & Ellis LLP, special counsel to the Borrowers and the other Loan Parties, (ii) an opinion of Kincaid Mendes Vianna Advogados, special Brazilian counsel to the Borrowers and the other Loan Parties, (iii) an opinion of Garza Tello & Asociados, special Mexican counsel to the Borrowers and the other Loan Parties, (iv) an opinion of Jones Walker LLP, special U.S. and Vanuatu maritime counsel to the Borrowers and the other Loan Parties and (v) an opinion of local counsel to the Borrower regarding the due authorization, execution and enforceability of each Real Property Interests Mortgage, each in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders provided, that to the extent any such opinions relate to Security Instruments that are listed on Schedule 8.17 or are otherwise set forth on Schedule 8.17, such opinions shall be provided concurrently with the delivery of such Security Instruments or as contemplated by Schedule 8.17.

(m) The Administrative Agent and the Lenders shall have received one or more certificates of insurance coverage of the Parent Borrower evidencing that the Parent Borrower and the subsidiaries are carrying insurance in accordance with Section 8.08 of this Agreement.

(n) The Administrative Agent and the Lenders shall have received (i) appropriate Abstracts of Title for the Vessels documented under the U.S. flag from the National Vessel Documentation Center of the U.S. Coast Guard and (ii) Certificates of Ownership and Encumbrance for the Vessels registered under the Vanuatu flag, in each case, reflecting no Liens of record encumbering such Vessel Collateral under U.S. law or Vanuatu law, as the case may be, other than those Liens being released on or prior to the Effective Date or Liens permitted by Section 9.03.

(o) Except as set forth on Schedule 8.17, the Administrative Agent and the Lenders shall have received Lien search results that they have reasonably requested, including, without limitation, UCC search results, other than those Liens being released on or prior to the Effective Date or Liens permitted by Section 9.03.

(p) Except as set forth on Schedule 8.17, the Real Property Interests Collateral Requirements shall have been satisfied.

(q) Except as set forth on Schedule 8.17, the Vessel Collateral Requirements shall have been satisfied.

(r) The Bankruptcy Court shall have entered a final order confirming the Plan of Reorganization and authorizing and approving this Agreement and the other Loan Documents, which final order shall be non-appealable and shall not have been vacated, stayed, reversed, modified or amended in any respect without prior written consent of the Required Lenders, and the Loan Parties and their Subsidiaries shall be in compliance with such final order.

(s) All conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied or waived in accordance with the terms thereof and the Plan Effective Date shall have occurred.

(t) The Administrative Agent and Lenders shall have received evidence that the DIP Credit Agreement concurrently with the Effective Date is being terminated and, except as set forth on Schedule 8.17, all liens securing obligations under the DIP Credit Agreement concurrently with the Effective Date are being released.

(u) The Administrative Agent and Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, and, if the Borrowers qualify as “legal entity customers” under 31 C.F.R. § 1010.230, a beneficial ownership certification in respect of the Borrowers that has been requested by the Administrative Agent in writing at least three (3) Business Days prior to the Effective Date.

(v) The representations and warranties of the Borrowers and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(w) No Default or Event of Default shall have occurred and be continuing or would result from the Loans made (or deemed made) on the Effective Date.

Section 6.02 2021 Delayed Draw Replacement Term Loans. The obligations of the 2021 Replacement Term Lenders to make 2021 Delayed Draw Replacement Term Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.02.

(b) The representations and warranties of the Borrowers and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

~~(w)~~ (c) No Default or Event of Default shall have occurred and be continuing or would result from the 2021 Delayed Draw Replacement Loans made on the date of such Borrowing.

ARTICLE VII

Representations and Warranties

Each Borrower represents and warrants to the Administrative Agent and each Lender that:

Section 7.01 Organization; Powers. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or limited liability company power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its Property and to carry on its business as now conducted, and (b) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within each Borrower’s and each Guarantor’s limited liability company, corporate or partnership powers and have been duly authorized by all necessary limited liability company or corporate and, if required, member, or shareholder action. Each Loan Document to which such Borrower or a Guarantor is a party has been duly executed and delivered by such Borrower or such Guarantor and constitutes a legal, valid and binding obligation of such Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable Bankruptcy Law, laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including members, partners or shareholders of the Borrowers, the Guarantors or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than the recording and filing of the Security Instruments as required thereby or by this Agreement, (b) will not violate (i) any applicable law or regulation, (ii) the Organizational Documents of the Borrowers, the Guarantors or any Restricted Subsidiary of the Parent Borrower or (iii) any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Debt binding upon the Borrowers or any Restricted Subsidiary of the Parent Borrower or their Properties, or give rise to a right thereunder to require any material payment to be made by the Borrowers or such Restricted Subsidiary of the Parent Borrower and (d) will not result in the creation or imposition of any Lien on any Property of the Borrowers or any Restricted Subsidiary of the Parent Borrower (other than the Liens created by the Loan Documents).

Section 7.04 No Material Adverse Change; Etc.

(a) Since May 19, 2020, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect (other than, in the case of clause (a) of the definition of Material Adverse Effect, by virtue of the commencement of the Cases and the events and circumstances giving rise thereto).

(b) As of the Effective Date, none of the Parent Borrower or any of its Restricted Subsidiaries has any material Funded Debt or any contingent liabilities, off~~-~~-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long~~-~~-term commitments or unrealized or anticipated losses from any unfavorable commitments, except for those arising with respect to the Transactions and those arising under this Agreement and the Exit Second Lien Credit Agreement.

Section 7.05 Litigation.

(a) Except as set forth on Schedule 7.05, except with respect to the Cases, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower or any of its Restricted Subsidiaries or any of their Properties (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect, (ii) that involve any Loan Document or the Transactions or (iii) that otherwise constitutes a significant action, suit, investigation or proceeding, pending or, to the knowledge of the Parent Borrower, threatened.

Section 7.06 Environmental Matters. Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

(a) Neither any Property of the Parent Borrower or any of its Restricted Subsidiaries nor any operations conducted by the Parent Borrower or any of its Restricted Subsidiaries is currently in violation of or has in the past five (5) years violated any Environmental Laws.

(b) Neither any Property of the Parent Borrower or any of its Restricted Subsidiaries nor the operations conducted or conditions existing thereon or, to the knowledge of the Parent Borrower, any prior owner or operator of such Property or operation or conditions, are subject to any existing, pending or, to the knowledge of the Parent Borrower, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority relating to any remedial obligations or other liabilities under Environmental Laws.

(c) All notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Parent Borrower and each of its Restricted Subsidiaries, including, without limitation, past or present treatment, storage, disposal or release of a Hazardous Material into the environment, have been duly obtained or filed, and the Parent Borrower and each of its Restricted Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(d) All Hazardous Material, if any, generated or otherwise handled by the Parent Borrower or any of its Restricted Subsidiaries or by any other Person at any and all Property of the Parent Borrower or any of its Restricted Subsidiaries, has been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment or give rise to liability under Environmental Law, and, to the knowledge of the Parent Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority pursuant to any Environmental Laws.

(e) The Parent Borrower has no knowledge that any Hazardous Materials are now located on or in the Vessels or the Real Property Interests, or that any other Person has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, the Vessels or any part thereof or the Real Property Interests, except for such Hazardous Materials that may have been placed, held, or located on the Vessels or the Real Property Interests in accordance with and otherwise not in violation of or in a manner reasonably likely to give rise to liability under Environmental Laws.

(f) To the extent applicable under OPA, all Property of the Parent Borrower and each of its Restricted Subsidiaries currently satisfies all requirements imposed by OPA and, except as set forth on Schedule 7.06(f), the Parent Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with OPA requirements during the term of this Agreement.

(g) To the knowledge of the Parent Borrower, there has been no exposure of any Person or Property to any Hazardous Materials in connection with any Property or operation of the Parent Borrower or any Subsidiary that could reasonably be expected to form the basis of a claim for damages or compensation under Environmental Law.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) The Parent Borrower and each of its Restricted Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Parent Borrower nor any of its Restricted Subsidiaries is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under, or would require the Parent Borrower or any of its Restricted Subsidiaries to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Debt is outstanding or by which the Parent Borrower or any such Restricted Subsidiary or any of their Properties is bound.

(c) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. Neither the Parent Borrower nor any of its Restricted Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Anti-Terrorism Laws and Sanctions.

(a) No Loan Party nor any Subsidiary of any Loan Party nor, to the knowledge of the Parent Borrower, any director, officer, agent or employee of any Loan Party or any Subsidiary of any Loan Party is in violation of any Anti-Terrorism Law or Sanctions or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Sanctions.

(b) No Loan Party nor any Subsidiary of any Loan Party nor, to the knowledge of the Parent Borrower, any director, officer, agent or employee of any Loan Party or any Subsidiary of any Loan Party acting or benefiting in any capacity in connection with the Loans, the Transactions or the other transactions hereunder, is a Sanctioned Person.

(c) No Loan Party nor any Subsidiary of any Loan Party nor, to the knowledge of the Parent Borrower, any director, officer, agent or employee of any Loan Party conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person.

(d) The Parent Borrower has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Parent Borrower and its Subsidiaries and their respective directors, officers, agents and employees with Sanctions and Anti~~-~~-Terrorism Laws in all respects.

Section 7.10 Taxes. Each of the Parent Borrower and its Restricted Subsidiaries has timely filed (including any available extension) or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate accruals in accordance with GAAP (to the extent such accrual may be set up under GAAP) or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges and accruals on the books of the Parent Borrower and its Restricted Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Parent Borrower, adequate.

Section 7.11 ERISA.

(a) Except as would not result in a material liability to a Loan Party, the Loan Parties and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Benefit Plan.

(b) Except as would not result in a material liability to a Loan Party, each Benefit Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c) Except as would not result in a material liability to a Loan Party, no act, omission or transaction has occurred which could reasonably be expected to result in imposition on the a Loan Party or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA, in each case for (i) or (ii) with respect to a Benefit Plan.

(d) (i) No material liability to the PBGC (other than for the payment of current premiums which are not past due) by a Loan Party or any ERISA Affiliate has been or is expected by the Parent Borrower, any such Restricted Subsidiary or any ERISA Affiliate to be incurred with respect to any Benefit Plan and (ii) except as would not result in a material liability to a Loan Party, no ERISA Event has occurred or is reasonably expected to occur.

(e) Except as would not result in a material liability to a Loan Party, full payment when due has been made of all material amounts which a Loan Party or any ERISA Affiliate is required under the terms of each Benefit Plan or applicable law to have been paid as contributions to such Benefit Plan, and no waived funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), which could reasonably be expected to have a Material Adverse Effect, exists with respect to any Benefit Plan. Except as would not result in a Material

Adverse Effect, the actuarial present value of the benefit liabilities under each Benefit Plan which is subject to Title IV of ERISA does not, as of the end of the Parent Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on an ongoing basis in accordance with Title IV of ERISA) of such Benefit Plan allocable to such benefit liabilities.

(f) No Loan Party sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in Section 3(1) of ERISA, that provides medical or life insurance benefits to former employees of such entities other than as required by Section 4980B of the Code or any similar applicable law.

(g) No Loan Party or any ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any Multiemployer Plan that, when taken together with all other such contribution obligations and liabilities, has resulted in, or could reasonably be expected to result in, a material liability to a Loan Party.

Section 7.12 Disclosure; No Material Misstatements. None of the written reports, financial statements, certificates or other written information (other than the Projections, as defined below, other forward~~-~~-looking information and information of a general economic or industry specific nature) furnished or otherwise made available by or on behalf of the Borrowers or any Restricted Subsidiary of the Parent Borrower to the Administrative Agent, the Lenders or any of their respective Affiliates in connection with the negotiation or performance of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished or made available) when considered as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the date such information is furnished or made available. All financial projections concerning the Parent Borrower and its Restricted Subsidiaries, that have been furnished or otherwise made available by or on behalf of the Parent Borrower to the Administrative Agent, the Lenders or any of their respective Affiliates in connection with the negotiation or performance of this Agreement or any other Loan Document (the “Projections”) have been prepared in good faith based upon assumptions believed by the Parent Borrower to be reasonable at the time made available to such Persons, it being understood that actual results may vary materially from the Projections. For the avoidance of doubt, it is understood that the Administrative Agent shall have no duty to examine or investigate any written reports, financial statements, certificates or other written information delivered by the Parent Borrower pursuant to this Article VII.

Section 7.13 Insurance. The Parent Borrower has, and has caused its Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements, all material agreements and all other Loan Documents (including, but not limited to, the Maritime Mortgages) and (b) insurance coverage in at least such amounts and against such risks (including, without limitation, public liability) that are reasonably consistent with other companies in the industry performing the same or a similar business for the assets and operations of the Parent Borrower and its Restricted Subsidiaries. Within the time periods required herein (as may be extended by the Required Lenders in their reasonable discretion), the Administrative Agent or the Collateral Agent, as the case may be, have been named in a manner such that they are afforded the status of additional insureds in respect of such liability insurance policies (or, if such terms are not obtainable with respect to the KEMOSABE and the

HOSLIFT only, then such terms as shall, in the opinion of Parent Borrower’s insurance brokers be the best otherwise attainable) and the Administrative Agent or the Collateral Agent, as the case may be, has been named as loss payee with respect to Vessel Collateral loss insurance (or, if such terms are not obtainable with respect to the KEMOSABE and the HOSLIFT only, then such terms as shall, in the opinion of Parent Borrower’s insurance brokers be the best otherwise attainable).

Section 7.14 Subsidiaries. As of the Effective Date, except as set forth on Schedule 7.14, the Parent Borrower has no Subsidiaries. The owner and percentage of ownership of each Subsidiary as of the Effective Date is set forth on such schedule. As of the Effective Date, (i) there are not Domestic Subsidiaries (excluding, for purposes of this sentence, the Co-Borrower) with aggregate assets in excess of $5,000,000 which have not entered into a Guaranty Agreement and (ii) there are not Foreign Subsidiaries with aggregate assets in excess of $20,000,000 which have not entered into a Guaranty Agreement.

Section 7.15 Location of Business and Offices. As of the Effective Date, the Parent Borrower’s and each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.15.

Section 7.16 Properties; Titles, Etc.

(a) The relevant Loan Parties have good title to all of the Vessel Collateral, free and clear of all Liens except (i) Permitted Liens of the type permitted under clauses (a), (d), (k) and (l) of the definition thereof and (ii) Liens being released on the Effective Date. Set forth on Schedule 8.14-1 hereto is a complete and accurate list of all Vessels owned by any Loan Party or any Restricted Subsidiary thereof as of the Effective Date, including the name, record owner, official number, I.M.O. number (if any), jurisdiction of registration and flag of each such Vessel, and, except as set forth on Schedule 7.16, all Vessel Collateral is duly documented in the name of the applicable Loan Party as shipowner under the laws and flag of the United States and eligible and qualified to operate in the coastwise trade of the United States and each Non-U.S.-flagged Vessels is duly registered in the name of the applicable Loan Party as shipowner under the laws and flag of the applicable flag jurisdiction.

(b) Except as otherwise permitted under the Loan Documents including this Section 7.16(b), Section 8.17 and Schedule 8.17, all filings and other actions on behalf of the Parent Borrower or, as applicable, any Restricted Subsidiary of the Parent Borrower necessary or desirable to perfect and protect the security interest in the Vessel Collateral created under the Security Instruments have been duly made or taken (or arrangements reasonably satisfactory to the Required Lenders with respect thereto have been made, including in accordance with Section 8.17 and Schedule 8.17) and such security interests are in full force and effect (or, as contemplated in Section 8.17 and Schedule 8.17 will be in full force and effect), and the Security Instruments create (or, as contemplated in Section 8.17 and Schedule 8.17 will create) in favor of the Collateral Agent or trustee/mortgagee, as the case may be, for the benefit of the Secured Parties a valid and, together with such filings, recordations and other actions, when effected, a perfected first preferred or first priority security interest in the Vessel Collateral, securing the payment of the Indebtedness, subject only to Permitted Maritime Liens. To the extent that the Vessel Collateral is registered under the laws and flag of the United States, the Maritime Mortgages, executed and delivered, create in favor of the Collateral Agent, as trustee/mortgagee, a legal, valid, and enforceable first preferred mortgage lien over the whole of the Vessel Collateral therein named and when duly recorded shall constitute a perfected first “preferred mortgage” within the meaning of Section 31301(6)(B) of Title 46 of the United States Code, entitled to the benefits accorded a first preferred mortgage on a vessel registered under the laws and flag of the United States, subject only to Permitted Maritime Liens.

(c) Except as otherwise permitted under the Loan Documents including Section 8.17 and Schedule 8.17, all filings and other actions set forth in the definition of Real Property Interests Collateral Requirements on behalf of the Parent Borrower or, as applicable, any Restricted Subsidiary of the Parent Borrower to perfect and protect the security interest in the Material Real Property Interests created under the Security Instruments have been duly made or taken (or arrangements reasonably satisfactory to the Required Lenders with respect thereto have been made, including in accordance with Section 8.17 and Schedule 8.17) and such security interests are in full force and effect (or, as contemplated in Section 8.17 and Schedule 8.17 will be in full force and effect), and the Security Instruments create (or, as contemplated in Section 8.17 and Schedule 8.17 will create) in favor of the Collateral Agent or mortgagee, as the case may be, for the benefit of the Secured Parties a valid and, together with such filings, recordations and other actions, when effected, perfected first priority security interest in the Material Real Property Interests securing the payment of the Indebtedness.

(d) All of the material Properties of the Parent Borrower and its Restricted Subsidiaries which are reasonably necessary for the operation of their businesses (other than Stacked Vessels) are in good working condition, ordinary wear and tear excepted, and are maintained in accordance with reasonable commercial business standards, except (i) as set forth in Schedule 7.16 or (ii) where the failure to be in such condition or maintain such Property could not reasonably be expected to have a Material Adverse Effect.

(e) The Parent Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks and tradenames (subject to the limitations set forth in the Third Amended and Restated Trade Name and Trademark License Agreement), copyrights, patents and other Intellectual Property material to its business, free and clear of all Liens (other than Permitted Liens), and the use thereof by the Parent Borrower and such Restricted Subsidiaries does not infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any other Person, except for any such infringement, misappropriation or other violation that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been threatened or pending (i) regarding any of the Intellectual Property owned by the Parent Borrower or any of its Restricted Subsidiaries or (ii) alleging that the Parent Borrower or any of its Restricted Subsidiaries is infringing upon, misappropriating or otherwise violating the Intellectual Property rights of any other Person, except for any such claim that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Parent Borrower and its Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in its line of business, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

(f) As of the Effective Date, Schedule 8.14-3 sets forth a true and complete list of all Material Real Property Interests owned in fee or held as valid leasehold interests held by the Loan Parties as of the Effective Date.

Section 7.17 Hedging Obligations. As of the Effective Date, Schedule 7.17 sets forth a true and complete list of all Hedging Obligations of the Parent Borrower and each of its Restricted Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.18 Limited Use of Proceeds. The Parent Borrower and each of its Restricted Subsidiaries is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of the Loans will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.19 Solvency. Immediately after giving effect to the Transactions, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Parent Borrower, the Co-Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Parent Borrower, the Co-Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Parent Borrower, the Co-Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Parent Borrower, the Co-Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Parent Borrower, the Co-Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.20 Anti-Corruption Laws. No Loan Party nor any Subsidiary of any Loan Party nor, to the knowledge of the Parent Borrower, any director, officer, agent or employee of any Loan Party or any Subsidiary of any Loan Party is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption laws of any jurisdiction, domestic or foreign, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other Property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any other applicable anti-corruption laws. Each Loan Party and its Subsidiaries has conducted their businesses in compliance with applicable anti-corruption laws and the FCPA in all material respects and will maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate the FCPA or any other applicable anti-corruption laws or applicable Sanctions.

Section 7.21 EEA Financial Institution. No Loan Party, nor any of its Subsidiaries, is an EEA Financial Institution.

ARTICLE VIII

Affirmative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, the Borrowers covenant and agree with the Administrative Agent and the Lenders on behalf of the Loan Parties that:

Section 8.01 Financial Statements. The Parent Borrower will furnish or cause to be furnished to the Administrative Agent, for distribution to each Lender, each of the following:

(a) Annual Reports – As soon as available and in any event within ninety (90) days following the end of each fiscal year of the Parent Borrower (commencing with the fiscal year ending December 31, 2020), the audited consolidated balance sheet of the Parent Borrower as of the end of such year, the audited consolidated statement of operations of the Parent Borrower for such year, the audited consolidated statement of stockholders’ equity of the Parent Borrower for such year and the audited consolidated statement of cash flows of the Parent Borrower for such year (along with data for each business segment for such periods), setting forth, commencing with the annual financial statements for the fiscal year ending December 31, 2021, in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by an audit opinion of Ernst & Young LLP or another independent certified public accountant acceptable to the Required Lenders, together with, a customary management’s discussion and analysis of financial condition and the results of operations with respect to such fiscal year.

(b) Quarterly Reports – As soon as available and in any event within ninety (90) days following the end of the fiscal quarter ending September 30, 2020, and within sixty (60) days for the first three fiscal quarters of each fiscal year of the Parent Borrower thereafter, the consolidated balance sheet of the Parent Borrower as of the end of such quarter, the consolidated statements of operations of the Parent Borrower for such quarter and, commencing with the fiscal quarter ending June 30, 2021, for the period from the beginning of the fiscal year through such quarter, and the consolidated statements of cash flows of the Parent Borrower for such quarter and, commencing with the fiscal quarter ending June 30, 2021, for the period from the beginning of the fiscal year through such quarter (along with data for each business segment for such periods, if applicable), setting forth, commencing with the quarterly financial statements for the fiscal quarter ending September 30, 2021, in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year (for the avoidance of doubt, the quarterly financial statements for the fiscal quarter ending September 30, 2021 shall include a comparison against the fiscal quarter ended September 30, 2020 only), certified by the chief financial officer of the Parent Borrower as presenting fairly in all material respects the financial condition, results of operations and changes in cash flows of the Parent Borrower in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes), together with a customary management’s discussion and analysis of financial condition and the results of operations with respect to such fiscal quarter and, in the case of the second and third fiscal quarters (commencing with the quarterly financial statements for the fiscal quarter ending June 30, 2021), the period from the beginning of such fiscal year to the end of such fiscal quarter.

(c) P.A. Subsidiaries – If any Subsidiary has been designated as a P.A. Subsidiary, concurrently with each delivery of financial statements under clause (a) or (b) above, financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (a) and (b) above) prepared on the basis of consolidating the accounts of the Parent Borrower and its Subsidiaries and treating any P.A. Subsidiaries as if they were not consolidated with the Parent Borrower or accounted for on the basis of the equity method but rather accounted for as an investment and otherwise eliminating all accounts of P.A. Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail; provided that the financial statements pursuant to this clause (c) shall not be required to be delivered so long as the combined aggregate amount of Total Assets as of the last day of any fiscal quarter for which financial statements have been delivered pursuant to Section 8.01(a) or 8.01(b) or combined aggregate amount of gross revenues (net of payroll, taxes, benefits and other deductions permitted under GAAP) for the Test Period most recently ended in each case of all P.A. Subsidiaries but excluding intercompany assets and revenues does not exceed 10% of the Total Assets of the Parent Borrower and its Subsidiaries (including P.A. Subsidiaries) or 10.0% of the combined aggregate amount of such gross revenues of the Parent Borrower and its Subsidiaries (including P.A. Subsidiaries), in each case, excluding intercompany assets and revenues for the Test Period most recently ended.

(d) Budget – Concurrently with the delivery of financial statements under Section 8.01(a) for each fiscal year (commencing with the annual financial statements for the fiscal year ending December 31, 2020), an annual budget of the Parent Borrower and its Restricted Subsidiaries for the fiscal year in which such budget is delivered in form customarily prepared by the Parent Borrower for its internal use.

(e) Appraisal Reports – Concurrently with the delivery of each certificate of compliance pursuant to Section 8.02(a), a reasonably detailed summary extract of the aggregate sum of the appraisal values of all of the Vessels owned by any Loan Party (excluding KEMOSABE and HOSLIFT), which report shall be provided by the Parent Borrower based on an extract of data derived from VesselsValue; provided that, (i) if VesselsValue ceases to exist, (ii) if access to such information originating from VesselsValue becomes (x) commercially unavailable or impractical to obtain or (y) otherwise materially more costly to obtain, then the Parent Borrower shall (or, with respect to clause (ii)(y), may) provide a substitute report based on information reasonably available to the Parent Borrower from another Specified Qualified Appraiser or another appraiser that is reasonably acceptable to the Required Lenders and which substitute report shall be reasonably detailed.

All financial information contained in the information referred to above (other than in clause (c) or (d) above) shall conform to GAAP applied on a consistent basis, except only for such changes in accounting principles or practice with which the independent certified public accountants concur. The information required to be delivered pursuant to Section 8.01(a) and Section 8.01(b) above shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall be available on the website of the

SEC at www.sec.gov or on the Parent Borrower’s website at www.hornbeckoffshore.com. Delivery of such reports, information and documents to the Administrative Agent is for informational purposes only and the Administrative Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent Borrower’s compliance with any of its covenants hereunder.

Section 8.02 Certificates of Compliance; Lender Calls; Etc.

(a) Concurrently with each delivery of annual financial statements pursuant to Section 8.01(a) and each delivery of quarterly financial statements pursuant to Section 8.01(b), the Parent Borrower will furnish to the Administrative Agent a certificate of a Responsible Officer (i) stating that there is no Default or Event of Default at such time and (ii) containing the calculations necessary for determining compliance with Section 9.05.

(b) Concurrently with each delivery of annual financial statements pursuant to Section 8.01(a), the Parent Borrower will furnish to the Administrative Agent a completed Supplemental Perfection Certificate, signed by a Responsible Officer of the Parent Borrower, (i) setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating, in a manner reasonably satisfactory to the Administrative Agent, any changes in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section 8.02(b) (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Effective Date under (and as defined in) the Guaranty and Collateral Agreement) or (ii) certifying that there has been no change in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section 8.02(b) (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Effective Date).

(c) Following each delivery of financial statements pursuant to Section 8.01(a) or (b), the Parent Borrower shall host, at times mutually agreed by the Borrower and the Required Lenders, a conference call with the Administrative Agent and the Lenders solely for the purpose of discussing the status of the financial, collateral, and operational condition, businesses, liabilities, assets, and prospects of the Parent Borrower and its Restricted Subsidiaries and any strategic transaction efforts; it being understood and agreed that such conference calls may be a single conference call together with investors holding other Debt of the Parent Borrower and/or its Restricted Subsidiaries, so long as the Lenders are given an opportunity to ask questions on such conference call; provided that, following the occurrence and during the continuance of any Default or Event of Default, the Parent Borrower shall hold conferences calls more frequently at the request of the Required Lenders. Any information disclosed pursuant to such conference calls (even if disclosed verbally) shall be subject to the confidentiality restrictions contained herein.

Section 8.03 Taxes and Other Liens. The Parent Borrower, the Co-Borrower and the Guarantors will pay and discharge promptly when due all Taxes imposed upon the Parent Borrower, the Co-Borrower or any Guarantor or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien (other than Permitted Liens) upon any or all of its Property; provided, that the Parent Borrower, the Co-Borrower and the Guarantors shall not be required to pay any such Tax if the amount, applicability or validity thereof shall concurrently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up accruals therefor adequate under GAAP.

Section 8.04 Existence; Compliance. Except as permitted by Section 9.04 and except to the extent any change therein is not otherwise prohibited hereunder, the Parent Borrower, the Co-Borrower and each Guarantor will maintain its limited liability company or corporate existence and rights. The Parent Borrower, the Co-Borrower and the Guarantors will observe and comply with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of Governmental Authority, including Governmental Requirements and Environmental Laws, unless any such failure to observe and comply would not reasonably be expected to have a Material Adverse Effect. Each Loan Party that owns Vessel Collateral documented under the laws and flag of the United States, (i) shall remain a citizen of the United States within the meaning of 46 U.S.C. § 50501, eligible and qualified to own and operate vessels in the coastwise trade of the United States, and (ii) shall operate, or shall cause to be operated, such Vessel Collateral in compliance with 46 U.S.C. Chapter 551 and in compliance in all material respects with all other applicable U.S. laws, and (iii) if applicable, shall operate, or shall cause to be operated, such Vessel Collateral in compliance in all material respects with the applicable cabotage laws and other laws of each other jurisdiction in which such Vessel Collateral trades. Each Loan Party that owns Vessel Collateral registered under the laws and flag of a flag jurisdiction other than the U.S. flag, (i) shall remain eligible to own and operate Vessels under the laws of such flag jurisdiction, and (ii) shall operate, or shall cause to be operated, such Vessel Collateral in compliance in all material respects with the applicable laws of such flag jurisdiction and the applicable cabotage laws and other laws of each jurisdiction in which such Vessel Collateral trades.

Section 8.05 Further Assurances. Subject to Section 8.17 and Schedule 8.17, the Parent Borrower, the Co-Borrower and the Guarantors will promptly upon the reasonable request of the Administrative Agent (and in no event later than thirty (30) days after written notice from the Administrative Agent is received) take or cause to be taken any actions required to grant, attach or perfect, or maintain the priority of, those Liens on Collateral (except for the Excluded Assets as defined in the Guaranty and Collateral Agreement) securing the Indebtedness as required pursuant to Section 8.14, or cure or cause to be cured any defects in the creation, execution and delivery of such Liens. Subject to Section 8.17 and Schedule 8.17, the Parent Borrower, the Co-Borrower and the Guarantors will, at their expense, promptly upon the reasonable request of the Administrative Agent (and in no event later than thirty (30) days after written notice from the Administrative Agent is received) execute and deliver, or cause to be executed and delivered, to the Administrative Agent and/or the Collateral Agent all such other and further documents, agreements and instruments (including without limitation, further security agreements, financing statements, continuation statements, and assignments of accounts and contract rights, except for Excluded Assets (as defined in the Guaranty and Collateral Agreement)) in compliance with or accomplishment of the covenants and agreements of the Parent Borrower, the Co-Borrower and the Guarantors in the Loan Documents or to further evidence and more fully describe the Vessel Collateral and/or Material Real Property Interests, including any renewals, additions, substitutions, replacements or accessions to the Vessel Collateral and/or Material Real Property Interests, or to correct any omissions in the Security Instruments, or more fully state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve or maintain the priority of, any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, or take any other actions required or as may be reasonably necessary or appropriate in connection with the transactions contemplated by this Agreement (provided that the Parent Borrower, the Co-Borrower and the Guarantors shall only be required to execute and deliver Real Property Interests Mortgages with respect to any Material Real Property Interests). It is understood that any requests made by the Administrative Agent and/or the Collateral Agent pursuant to this Section 8.05 may be made only following receipt by the Administrative Agent of written direction by the Required Lenders.

Section 8.06 Performance of Obligations. The Borrowers will repay the Loans in accordance with this Agreement. The Borrowers and the Guarantors will do and perform every act required of the Borrowers and the Guarantors, by the Loan Documents at the time or times and in the manner specified.

Section 8.07 Use of Proceeds. The Borrowers shall use the proceeds of the Loans only in compliance with Section 7.18. In addition, the Borrowers will not request any Borrowing and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, any proceeds of any Borrowing directly and indirectly (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, (b) for the purpose of funding, financing, facilitating or otherwise making available such proceeds to any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto or any of its Subsidiaries or Affiliates.

Section 8.08 Insurance.

(a) Each Loan Party that owns, manages, operates and/or charters any Vessel shall maintain with financially sound and reputable insurance companies not Affiliates of the Parent Borrower insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or a similar business of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons, and, with respect to the Vessel Collateral, as required to be maintained under the terms of the Maritime Mortgages, and the Loan Parties shall cause (within the time period required herein, as may be extended by the Required Lenders in their reasonable discretion): (i) the Collateral Agent to be named as loss payee, for the ratable benefit of the Secured Parties, as to the Vessel Collateral, including, as trustee/mortgagee, in accordance with the Maritime Mortgages and the Assignment of Insurances or the Mexican Non-Possessory Pledge Agreements, as applicable (or, if such terms are not obtainable with respect to the KEMOSABE and the HOSLIFT only, then such terms as shall, in the opinion of Parent Borrower’s brokers be the best otherwise attainable); (ii) the Collateral Agent, as agent for the Secured Parties, to be named as an additional insured, with a waiver of rights of subrogation, under any marine and war~~-~~-risk insurance policy and any protection and indemnity policy (or, if such terms are not obtainable with respect to the KEMOSABE and the HOSLIFT only, then such terms as shall, in the opinion of Parent Borrower’s brokers be the best otherwise attainable); (iii) to the extent applicable, each entry in a protection and indemnity club with respect to Vessel Collateral to note the interest of the Collateral Agent, as agent for the Secured Parties; (iv) the Collateral Agent, as agent for the Secured Parties, to be named as an additional insured, with a waiver of rights of subrogation, under the comprehensive general liability insurance and (v) the Collateral Agent, as agent for the Secured Parties, to be named as an alternate employer, with a waiver of rights of subrogation, under the statutory workers’ compensation insurance and longshoreman and harbor workers’ act coverage policies. Each Loan Party that is an owner or bareboat charterer of any Vessel shall comply in all material respects with all insurance policies in respect of the Vessels and upon notice of non-compliance will take such steps necessary under the terms of such insurance to come into compliance. Each Loan Party that owns Vessel Collateral, bareboat charters Vessel Collateral and places the insurances thereon, or bareboat charters in any Vessel shall assign to the Collateral Agent, including as trustee/mortgagee, for the benefit of the Secured Parties, pursuant to either an Assignment of Insurances or a Mexican Non-Possessory Pledge Agreement, as applicable, all of such Loan Party’s right, title, and interest in and to each policy and contract of insurance, and under all entries in any protection and indemnity or war risks association or club, relating to the Vessel Collateral that it owns or bareboat charters Vessel Collateral and places the insurances thereon, or the Vessels it bareboat charters in. The Loan Parties agree that mortgagee’s interest insurance and mortgagee’s interest additional perils (pollution) insurance risks covering the Vessel Collateral may be placed directly by the Collateral Agent, including as trustee/mortgagee, for the benefit of the Secured Parties, at the cost of the Loan Parties, who will reimburse the Collateral Agent for the cost thereof; provided, however, that the Collateral Agent shall only have the right to place such insurance if the Loan Parties fail to do so within forty-five (45) days following the Effective Date. Upon the reasonable request of the Administrative Agent, the Loan Parties agree (A) to provide, or cause to be provided, to the Administrative Agent originals or certified copies of the policies of insurance or certificates with respect thereto required under this Section 8.08(a) and (B) to provide, or cause to be provided, to the Administrative Agent reports on each existing policy of insurance with respect to the Vessel Collateral and Vessels bareboat chartered in and any other Property showing such information as the Administrative Agent may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the Vessel Collateral and Vessels bareboat chartered in and other Property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In connection with the annual renewal of insurances policies or contracts and entries in any protection and indemnity or war risks association or club, and in connection with any reflagging of any Vessel Collateral, the Loan Parties agree to provide, or cause to be provided, to the Administrative Agent, the documents required under clauses (c)(iii), (c)(iv), (c)(v) and (c)(vi) as applicable, of the definition of “Vessel Collateral Requirements”.

(b) The Real Property Interests shall be insured against loss or damage and the Loan Parties shall cause (within forty-five (45) days following the Effective Date) the Collateral Agent to be named as loss payee, for the ratable benefit of the Secured Parties, as to the Real Property Interests, including, as trustee/mortgagee, and the Collateral Agent, as agent for the Secured Parties, to be named as an additional insured, with a waiver of rights of subrogation, under comprehensive general liability insurance, statutory workers’ compensation insurance and longshoreman and harbor workers’ act coverage policies.

(c) The Borrowers and the Guarantors agree to notify the Administrative Agent in writing within fifteen (15) days of any Event of Loss involving Vessel Collateral, whether or not such Event of Loss is covered by insurance. The Borrowers further agree to promptly notify their insurance company and to submit an appropriate claim and proof of claim to the insurance company in respect of any Event of Loss. As to the Vessel Collateral, the Borrowers and the Guarantors hereby irrevocably appoint the Collateral Agent as their agent and attorney-in-fact, each such agency being coupled with an interest, to make, settle and adjust claims under such policy or policies of insurance (regardless of whether a settlement or adjustment of a claim is an Event of Default) and to endorse the name of the Borrowers and the Guarantors on any check or other item of payment for the proceeds thereof; provided, however, that the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided in this Section 8.08(c) unless one or more Events of Default exist under this Agreement.

Section 8.09 Accounts and Records. The Borrowers and the Guarantors will keep books of record and accounts in which true and correct entries will be made as to all material matters of all dealings or transactions in relation to the respective business and activities, sufficient to permit reporting in accordance with GAAP, consistently applied.

Section 8.10 Right of Inspection. The Borrowers and the Guarantors will permit any officer, employee or agent of the Collateral Agent (acting upon written direction from the Required Lenders) or any Lender to visit and inspect the books of record and accounts, the Real Property Interests and the Vessel Collateral subject to (i) applicable safety rules and procedures, and (ii) with respect to Real Property Interests, rights of landlords, tenants and other third parties pursuant to written agreements, at such reasonable times and on reasonable notice and without hindrance or delay and as often as the Administrative Agent (acting upon the written direction from the Required Lenders) may reasonably desire. Notwithstanding the foregoing, except following an Event of Default that has occurred and is continuing, the Collateral Agent (acting upon written direction from the Required Lenders) shall not visit or inspect the Real Property Interests and the Vessel Collateral more frequently than twice a year, individually or as a group, and then at their own expense, except that the Borrowers will be responsible for such expense following the occurrence and during the continuance of an Event of Default; provided, that any such visits or inspections shall occur when the applicable Vessel is shoreside at a location involved in the ordinary course of providing its services under its then applicable charter or other vessel service contract.

Section 8.11 Maintenance of Properties.

(a) The Borrowers and the Guarantors shall maintain and preserve all of their respective Properties (and any Property leased by or consigned to any of them or held under title retention or conditional sales contracts) other than Vessels (which for the avoidance of doubt are covered by the next sentence) that are used or useful in the conduct of their respective business in the ordinary course in good working order and condition at all times, ordinary wear and tear excepted, all in accordance with standards maintained by other Persons engaged in the same or similar business types, and make all repairs, replacements, additions, betterments and improvements to such Properties (other than Vessels) to the extent necessary so that any failure will not reasonably be expected to have a Material Adverse Effect. Except during any period that a Vessel is undergoing repairs or maintenance or is a Stacked Vessel, the Borrowers and the Guarantors shall: (i) at all times maintain and preserve, or cause to be maintained and preserved, each Vessel in good running order and repair, so that such Vessel shall be, insofar as due diligence can make it so, tight, staunch, and sufficiently tackled, equipped and seaworthy and in good condition, ordinary wear and tear excepted, and fit for its intended service, and make all needful and proper repairs, renewals, betterments and improvements necessary to keep such Vessel well maintained and in seaworthy condition, to the extent necessary so that any failure will not reasonably be expected to have a Material Adverse Effect; (ii) at all times maintain each Vessel in class with the American Bureau of Shipping or another classification society that is a member of the International Association of Classification Societies and promptly take steps to remove or remedy or satisfy any exception, condition or recommendation of the Vessel’s classification society affecting class, to the extent necessary so that any failure will not reasonably be expected to have a Material Adverse Effect; (iii) have on board each Vessel, when required by applicable Governmental Requirements, valid certificates required thereby to the extent necessary so that any failure will not reasonably be expected to have a Material Adverse Effect; (iv) furnish annually to the Collateral Agent a copy of any certificate of class that has been updated for any Vessel since the Effective Date; and (v) furnish annually upon request by the Collateral Agent, a confirmation of class certificate from the American Bureau of Shipping or another classification society that is a member of the International Association of Classification Societies showing that such classification has been maintained.

(b) (i)Each Loan Party that owns or operates, or will own or operate, Vessel Collateral will not transfer the ownership or change the flag or documentation or registration of such Vessel Collateral without: (x) except for any Approved Vessel Reflagging Transaction, the prior written consent of the Required Lenders requested no fewer than ten (10) Business Days (or such shorter period as the Required Lenders shall agree in their sole discretion) before the requested date of such transfer or change; and (y) with respect to any Approved Vessel Reflagging Transaction or to the extent otherwise so approved by the Required Lenders, (A) promptly in the case of transferring ownership of Vessel Collateral to a Foreign Subsidiary organized under the laws of, and/or changing the flag or registration of Vessel Collateral to, Liberia, the Marshall Islands, Panama or Vanuatu, and (B) within sixty (60) days (or such longer period as the Required Lenders shall agree in their reasonable discretion) in the case of transferring ownership of Vessel Collateral to a Foreign Subsidiary organized under the laws of, and/or changing the flag or registration of Vessel Collateral to, any other foreign jurisdiction, satisfying all applicable Vessel Collateral Requirements for such Vessel Collateral and executing and delivering (or causing to be executed and delivered) all such additional documents, agreements or other instruments and/or taking (or causing to be taken) all such actions (including the making of any recordings or filings) as are deemed necessary or desirable by the Collateral Agent to perfect, protect and preserve the security interest in favor of the Collateral Agent or trustee/mortgagee (acting on behalf of the Collateral Agent), as the case may be, for the benefit of the Secured Parties in such Vessel Collateral granted pursuant to the applicable Maritime Mortgage (or, if a Maritime Mortgage may not be granted, to provide an alternative security interest or other collateral reasonably acceptable to the Collateral Agent and the Required Lenders (in or with respect to such Vessel Collateral under the laws of the applicable foreign-flag jurisdiction in which such Vessel Collateral is being registered)); it being understood and agreed that, without limiting the foregoing, in order for such alternative security interest to be reasonably acceptable to the Collateral Agent and the Required Lenders, the Collateral Agent and the Lenders shall have received an opinion of counsel in the appropriate jurisdiction in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders (as to the creation, validity and perfection of such alternative security interest).

(ii) Notwithstanding anything in the Loan Documents to the contrary, in the event of a change of the ownership of and/or the flag or documentation or registration of Vessel Collateral permitted under this Section 8.11(b)), the Investment made in connection with such a transaction may be structured as a Foreign Vessel Reflagging Transaction. A “Foreign Vessel Reflagging Transaction” is defined as one or more Investments by the Parent Borrower or a Restricted Subsidiary of cash in one or more Subsidiaries, the proceeds of which will be used by a Restricted Subsidiary to purchase Vessel Collateral from a Loan Party, the net effect of which is that (x) the Vessel Collateral subject to such Foreign Vessel Reflagging Transaction shall continue to be Vessel Collateral (and the requirements under Section 8.11(b)(i) shall apply to such Vessel Collateral and Foreign Vessel Reflagging Transaction) and (y) such cash is substantially contemporaneously returned to the Parent Borrower or the Restricted Subsidiary making the initial Investment, in each case, in order to facilitate a change to the flag or documentation or registration of any Vessel Collateral (so long as such Investments constitute Permitted Investments or Investments not restricted by Section 9.01). After giving full effect to any Foreign Vessel Reflagging Transaction where the cash~~-~~-transfer transaction steps occur substantially simultaneously, a receipt by any Subsidiary of such cash and the existence of any intercompany loan receivable created by the further loaning of such funds by such Subsidiary to another Subsidiary shall not in itself trigger a requirement to provide additional Collateral or to enter into any additional Loan Documents.

Section 8.12 Notice of Certain Events; Other Information.

(a) The Parent Borrower shall promptly notify the Administrative Agent in writing:

(i) if the Parent Borrower learns of the occurrence of:

(A) any event which constitutes a Default, together with a detailed statement by a Responsible Officer of the Parent Borrower as to the nature of the Default and the steps being taken to cure the effect of such Default;

(B) any action, suit, investigation, litigation or proceeding by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower or any of its Restricted Subsidiaries or any of their Properties (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect or (ii) that involves any Loan Document or the Transactions; or

(C) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(ii) upon the formation or acquisition of any Subsidiary that is a P.A. Subsidiary or Specified Newbuild Subsidiary; or

~~(iii)~~(b) upon the occurrence of any Approved Vessel Reflagging Transaction (specifying the Vessels subject to such transaction and the resulting flag of such Vessels).

~~(iv)~~(c) The Parent Borrower shall promptly notify the Administrative Agent in writing of any change in organizational jurisdiction, location of the principal place of business or the office where records concerning accounts and contract rights are kept, or any change in the federal taxpayer identification number or organizational identification number of the Parent Borrower or any other Loan Party.

~~(b)~~(d) Other Information – Promptly upon the request of the Administrative Agent or any Lender, the Parent Borrower shall deliver to such Person such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary or the Collateral (including information concerning construction of new Vessels), or compliance with the terms of the Loan Documents, as such Person may from time to time reasonably request. Upon the request of any Lender or the Administrative Agent on behalf of any Lenders or Lenders, the Parent Borrower shall provide such Persons with the definitive documentation of any Material Debt consisting of debt for borrowed money or debt evidenced by bonds, debentures, notes, term loans or similar instruments, including any side letters or fee letters related thereto (provided that the amount of fees payable under such financings may be redacted in a customary manner).

Section 8.13 ERISA Information and Compliance. The Parent Borrower will furnish to the Administrative Agent (i) as soon as is administratively practicable following a request from the Required Lenders copies of each annual or other report filed with the United States Secretary of Labor or the PBGC with respect to any Benefit Plan sponsored or maintained by the Parent Borrower, any of its Restricted Subsidiaries, or any ERISA Affiliate and (ii) as soon as is administratively practicable upon becoming aware of the occurrence of any (A) ERISA Event or (B) “prohibited transaction,” as such term is defined in Section 4975 of the Code, in connection with any Benefit Plan sponsored or maintained by the Parent Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate that could reasonably be expected to have a Material Adverse Effect, a written notice signed by a Responsible Officer of the Parent Borrower specifying the nature thereof, what action the Parent Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. Except as would not result in a material liability to a Loan Party, the Parent Borrower will comply with all of the applicable funding and other requirements of ERISA as such requirements relate to the Benefit Plans of the Loan Party.

Section 8.14 Security and Guarantees.

(a) The Indebtedness shall be secured by (x) the Vessels listed on Schedule 8.14-1 (other than any such Vessel that constitutes an Excluded Vessel in accordance with the definition thereof), (y) any Vessel described in Section 8.14(c) acquired after the Effective Date, (z) the Material Real Property Interests listed on Schedule 8.14-3, (aa) any Material Real Property Interests acquired after the Effective Date and (bb) any other Property and rights of the Loan Parties described in the Guaranty and Collateral Agreement or in any other Security Instrument and excepting, as provided in the Guaranty and Collateral Agreement, Excluded Assets (or the equivalent term under any other Security Instrument), unless such Collateral has been released in accordance with Section 11.11 in connection with transactions permitted under the Loan Documents.

(b) In the case of Domestic Subsidiaries, not later than thirty (30) days (or, in the case of any Specified Newbuild Debt Subsidiary that ceases to be a Specified Newbuild Debt Subsidiary pursuant to the definition thereof, not later than ten (10) days), and in the case of Foreign Subsidiaries, not later than sixty (60) days (or such longer period as the Required Lenders shall agree in their reasonable discretion, in each case) following the occurrence of any event or transaction (including, without limitation, the formation or acquisition of any Restricted Subsidiary of the Parent Borrower, the making of any Permitted Investment or Restricted Investment or the consummation of any Asset Sale) which results in Parent Borrower having (x) Domestic Subsidiaries (other than the Co-Borrower, the then existing Guarantors that are Domestic Subsidiaries, any P.A. Subsidiaries, or any Specified Newbuild Subsidiaries or any Restricted Specified Newbuild Subsidiary) with assets of $5,000,000 or more in the aggregate or (y) Foreign Subsidiaries (other than the then existing Guarantors that are Foreign Subsidiaries and P.A. Subsidiaries) with assets of $20,000,000 or more in the aggregate, then such Restricted Subsidiary or Restricted Subsidiaries (other than Excluded Subsidiaries, P.A. Subsidiaries, Restricted Specified Newbuild Subsidiaries or Specified Newbuild Subsidiaries) as are reasonably satisfactory to the Required Lenders (such that, as applicable, (x) such Restricted Subsidiaries (other than the Co-Borrower and P.A. Subsidiaries, any Specified Newbuild Subsidiaries or any Restricted Specified Newbuild Subsidiary) that are Domestic Subsidiaries not guarantying the Indebtedness have assets of less than $5,000,000 in the aggregate or (y) such Restricted Subsidiaries (other than P.A. Subsidiaries, any Specified Newbuild Subsidiaries or any Restricted Specified Newbuild Subsidiary) that are Foreign Subsidiaries not guarantying the Indebtedness have assets of less than $20,000,000 in the aggregate) shall (x) guaranty the payment and performance of the Indebtedness by executing and delivering in favor of the Agents, for the ratable benefit of the Secured Parties, a joinder to the Guaranty and Collateral Agreement or a guaranty agreement comparable to the Guaranty and Collateral Agreement but in form and substance reasonably satisfactory to the Agents and the Required Lenders; provided that, in the case of a Foreign Subsidiary, the Required Lenders may, in their reasonable discretion, require such Foreign Subsidiary to enter into a Foreign Law Guaranty Agreement and (y) secure such guaranty by executing and delivering in favor of the Agents, for the ratable benefit of the Secured Parties, (A) a joinder to the Guaranty and Collateral Agreement or a personal property agreement comparable to the Guaranty and Collateral Agreement but in form and substance reasonably satisfactory to the Agents and the Required Lenders; provided that, (i) in the case of any Foreign Subsidiary organized under the laws of Brazil (or any state or other political subdivision thereof), such Foreign Subsidiary shall execute a joinder to, or a separate agreement comparable to, each Other Brazilian Security Instrument and (ii) in the case of any Foreign Subsidiary organized under the laws of Mexico (or any state or other political subdivision thereof), such Foreign Subsidiary shall execute a joinder to, or a separate agreement comparable to, each Other Mexican Security Instrument, (B) a Maritime Mortgage over any Vessel owned by such Restricted Subsidiary (other than any Excluded Vessel) in a manner consistent with clause (c) below, and (C) a Mortgage of any Material Real Property Interest owned by such Restricted Subsidiary (and shall satisfy the Real Property Interests Collateral Requirements).

(c) Substantially contemporaneously with the acquisition (including by way of construction) (and in the case of an acquisition of a foreign-flag Vessel or Vessels, or an acquisition of a foreign-flag Vessel or Vessels by any Loan Party, within thirty (30) days for any Vessel registered under either the Liberia, Marshall Islands, Panama or Vanuatu flags and sixty (60) days for a Vessel registered under any other foreign flag, following the acquisition) (including by way of construction) by any Loan Party of any Vessel or Vessels (in each case, other than any Excluded Vessel), (x) such Loan Party shall (i) grant a Maritime Mortgage (in the applicable form) on such Vessel in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, which shall constitute a legal, valid, enforceable and, when duly filed and recorded or registered, perfected first preferred or first priority mortgage on the whole of the Vessel Collateral named therein under the laws of the applicable flag jurisdiction in which such Vessel is registered, subject only to Permitted Maritime Liens, (ii) grant first priority security interests (or the foreign equivalent) in all Property owned by such Loan Party relating to such Vessel, subject to Permitted Liens, and (iii) otherwise comply with the applicable Vessel Collateral Requirements (including the entry into an Assignment of Insurances or a Mexican Non-Possessory Pledge Agreement, as applicable) with respect to such Vessel (unless waived by the Collateral Agent acting at the direction of the Required Lenders).

(d) Within sixty (60) days (or such longer period as the Administrative Agent may reasonably agree) following the acquisition by the Parent Borrower or any other Loan Party of any Material Real Property Interests not listed in Schedule 8.14-3, the Parent Borrower shall execute and deliver, or cause the applicable Loan Party to execute and deliver, to the Administrative Agent and/or the Collateral Agent all such further documents, agreements and instruments (including without limitation further security agreements, Mortgages (and any other documents reasonably requested by the Collateral Agent and to otherwise satisfy the Real Property Interests Collateral Requirements), financing statements, continuation statements, and assignments of accounts and contract rights), or take any other action, or cause the applicable Loan Party to take any other action, in each case necessary or reasonably desirable to cause such Material Real Property Interests to be subject to a security interest in favor of the Collateral Agent with the priority and perfection required thereunder;

(e) Notwithstanding anything to the contrary herein, each Federally Regulated Lender waives and releases any and all liens, security interests or the rights it may have in and to any Federally Regulated Lender Excluded Property and reserves all rights as a Secured Party with respect to all Collateral, other than Federally Regulated Lender Excluded Property.

Section 8.15 Sanctions, Anti-Corruption Laws and Anti-Terrorism Laws. The Parent Borrower shall maintain in effect the policies and procedures with respect to Sanctions and Anti~~-~~-Terrorism Laws specified in Section 7.09(d) and the anti-corruption laws specified in Section 7.20.

Section 8.16 [Reserved].

Section 8.17 Post-Closing Undertakings. Within the time periods specified on Schedule 8.17 (or such later date to which the Required Lenders (with written notice to the Administrative Agent) consent), comply with the provisions set forth in Schedule 8.17.

Section 8.18 Asset Sale Proceeds Account. The Borrowers and each Guarantor shall cause (x) the Net Proceeds (to the extent in the form of cash, Cash Equivalents, securities or like instruments) from any Asset Sale and (y) any Specified Proceeds, in each case, to be deposited in an Asset Sale Proceeds Account substantially contemporaneously with the receipt thereof (except to the extent constituting securities or other instruments that have otherwise been pledged as Collateral to secure the Indebtedness by physical delivery thereof, if physical certificates exist, or otherwise pursuant to arrangements reasonably satisfactory to the Required Lenders), and shall cause all such Net Proceeds to remain therein until the earliest of (i) the reinvestment of such Net Proceeds or Specified Proceeds in accordance with Section 3.04, (ii) the application of such Net Proceeds or Specified Proceeds in accordance with Section 3.04 and (iii) such Net Proceeds or Specified Proceeds becoming Declined Amounts. For the avoidance of doubt, nothing in this Section 8.18 shall limit in any way the Parent Borrower’s obligations under Section 3.04 or Section 8.14.

ARTICLE IX

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, the Borrowers covenant and agree with the Administrative Agent and the Lenders on behalf of the Loan Parties that:

Section 9.01 Restricted Payments.

(a) The Parent Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly,

(i) declare or pay any dividend or make any other payment or distribution on account of the Parent Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving Parent Borrower) or to the direct or indirect holders of Parent Borrower’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent Borrower);

(ii) Redeem (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Parent Borrower or any direct or indirect parent of the Parent Borrower;

(iii) Redeem (in each case, other than making any scheduled or required payment (including any payment at maturity) or sinking fund obligation that is otherwise permitted hereunder) (1) Junior Debt, (2) Permitted Acquisition Debt or (3) Specified Newbuild Debt;

(iv) [reserved]; or

(v) make any Restricted Investment (all such payments and other actions set forth in this clause (v) and in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).

(b) The foregoing provisions will not prohibit any of the following:

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement;

(ii) the Redemption of any Debt of the Borrowers or any Guarantor or any Equity Interests of the Parent Borrower or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Parent Borrower) of, other Equity Interests of the Parent Borrower (other than any Disqualified Stock);

(iii) the Redemption of Debt of Borrowers or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Debt;

(iv) the payment of any dividend or distribution (other than with Vessel Collateral or Specified Equity Interests or the proceeds thereof) by a Restricted Subsidiary of the Parent Borrower to the Parent Borrower or any of its other Restricted Subsidiaries, and if such Restricted Subsidiary is not a Wholly-Owned Restricted Subsidiary, to minority holders of the Equity Interests of such Restricted Subsidiary so long as the Parent Borrower or another Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(v) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Redemption of any Equity Interests (other than with Vessel Collateral or Specified Equity Interests or the proceeds thereof) of the Parent Borrower held by any employee, director or consultant of the Parent Borrower or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement, provided that the aggregate price paid for all such Redeemed Equity Interests shall not exceed $50,000 in any calendar year (provided that, unused amounts in any fiscal year shall not be permitted to be carried over to succeeding fiscal years);

(vi) the acquisition of Equity Interests by the Parent Borrower in connection with (x) the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations or (y) net share settling of withholding tax obligations by way of restricted stock unit awards (or equivalent);

(vii) in connection with an acquisition by the Parent Borrower or by any of its Restricted Subsidiaries, the return to the Parent Borrower or any of its Restricted Subsidiaries of Equity Interests of the Parent Borrower or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification or similar claims;

(viii) the purchase by the Parent Borrower of fractional shares of Equity Interests of the Parent Borrower arising out of stock dividends, splits or combinations or business combinations;

(ix) any Redemption of Permitted Acquisition Debt made solely with cash flow attributable to the Property acquired with the proceeds of, or acquired in connection with the assumption of, such Permitted Acquisition Debt;

(x) any Redemption of Specified Newbuild Debt made solely with the cash flow attributable to HOS Wild Horse or HOS Warhorse, as applicable, and their respective Specified Newbuild Related Assets;

(xi) any Redemption of up to $15,000,000 of the principal amount of Debt under the Exit Second Lien Credit Agreement; provided such Redemption is consummated as a conversion of such Debt to Equity Interests in the Parent Borrower~~[reserved]~~;

(xii) (1) The payment of paid-in-kind dividends or distributions (i.e. non~~-~~-cash dividends or distributions payable solely in Equity Interests and not in the form of any other Property) by the Parent Borrower with respect to any preferred Equity Interest that does not constitute Disqualified Stock; provided that such preferred Equity Interests shall not be subject to any mandatory dividends or distributions resulting in, at any time, a dividend rate per annum in excess of (A) 1.00% plus (B) the Applicable Interest Rate (as defined in the Exit Second Lien Credit Agreement) at such time (assuming for purposes of such calculation (x) for the period from the Effective Date through but excluding the third anniversary of the Effective Date, a PIK Election Period (as defined in the Exit Second Lien Credit Agreement) is in effect at such time and (y) from and after the third anniversary of the Effective Date, the Total Leverage Ratio was greater than or equal to 3.00:1.00);

(xiii) Restricted Payments (other than with Vessel Collateral or Specified Equity Interests or the proceeds thereof), including, solely in the case of clause (a) below, repurchases of Equity Interests in the Parent Borrower, in an aggregate amount not to exceed (a) in the case of Restricted Payments of the type described in clauses (i) and (ii) of the definition thereof, $2,000,000 during the term of this Agreement, (b) in the case of Restricted Payments of the type described in clause (iii) of the definition thereof, $2,000,000 during the term of this Agreement and (c) in the case of any Restricted Investments made during the term of this Agreement, $5,000,000; and

(xiv) redemption of any Equity Interests of the Parent Borrower from Non-U.S. Citizens (as defined in the Certificate of Incorporation) who acquired the same to the extent contemplated under Section 15.6 of the Certificate of Incorporation.

The amount of any Restricted Payment shall be determined in accordance with Section 1.07, where applicable. Not later than the date of making any Restricted Payment of the type described in clause (b)(ix) or (b)(xiii) above, the Parent Borrower shall deliver to the Administrative Agent an Officer’s Certificate detailing the amount of such Restricted Payment, including the valuation of the Property subject to such Restricted Payment (unless such Property is cash) and, in the case of clause (b)(ix) only, a reasonably detailed description of the proceeds being used to make such Restricted Payments.

Section 9.02 Incurrence of Debt and Issuance of Disqualified Stock.

(a) The Parent Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” or an “incurrence”) any Debt and the Parent Borrower shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock.

(b) The foregoing provisions shall not apply to the incurrence by the Parent Borrower or any of its Restricted Subsidiaries of any of the following:

(i) [reserved];

(ii) Debt under the Exit Second Lien Credit Agreement in an aggregate principal amount that will not exceed, together with any outstanding Permitted Refinancing Debt in respect thereof (but excluding in each case any Increased Amount), $287,577,193.66;

(iii) Hedging Obligations;

(iv) Indebtedness under this Agreement and the other Loan Documents;

(v) intercompany Debt between or among the Parent Borrower and any of its Restricted Subsidiaries; provided that (1) if a Borrower is the obligor on such Debt and the obligee is not the other Borrower or a Guarantor, such Debt must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Loans and (2) if a Guarantor is the obligor on such Debt and the obligee is neither a Borrower nor a Guarantor, such Debt must be expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Loan Guarantee and (3)(i) any subsequent issuance or transfer of Equity Interests that results in any such Debt being held by a Person other than the Parent Borrower or a Restricted Subsidiary of the Parent Borrower, or (ii) any sale or other transfer of any such Debt to a Person that is neither the Parent Borrower nor a Restricted Subsidiary of the Parent Borrower, shall be deemed, in each case, to constitute an incurrence of such Debt by the Parent Borrower or such Restricted Subsidiary, as the case may be, as of the date of such issuance, sale or other transfer that is not permitted by this clause (v);

(vi) Debt in respect of bid, performance or surety bonds issued for the account of the Parent Borrower or any Restricted Subsidiary thereof, including guarantees or obligations of the Parent Borrower or any Restricted Subsidiary thereof with respect to letters of credit or bank guarantees supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed) or other forms of security or credit enhancement supporting performance obligations under trade or custom obligations, third-party maritime claims or service contracts, in each case, in the ordinary course of business;

(vii) the guarantee (A) by the Parent Borrower of Debt of any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 9.02 or (B) by any Restricted Subsidiary of the Parent Borrower of Debt of the Parent Borrower or another Restricted Subsidiary of the Parent Borrower that was permitted to be incurred by another provision of this Section 9.02; provided, that this clause (vii) shall not permit, (w) the guarantee by the Parent Borrower or any Restricted Subsidiary thereof of Specified Newbuild Debt (or any Permitted Refinancing Debt thereof), except as expressly contemplated by sub-clause (v) of the definition of “Specified Newbuild Debt”, (x) the guarantee by the Parent Borrower or any Restricted Subsidiary (other than the borrower under any Permitted Acquisition Debt) thereof of Permitted Acquisition Debt (or any Permitted Refinancing Debt thereof), (y) the guarantee by any Loan Party of any Debt of a non-Loan Party (unless the Loan Party would have been permitted to incur such Debt directly) or (z) the guarantee by any Restricted Subsidiary of the Parent Borrower that is not a Loan Party of any Debt which by its terms does not permit such Debt to be guaranteed by Persons that are not Loan Parties (including, without limitation, Debt incurred under Section 9.02(b)(xi) (or any Permitted Refinancing Debt in respect of any the foregoing));

(viii) Permitted Refinancing Debt incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Debt incurred pursuant to this clause (viii), Section 9.02(b)(ix), Section 9.02(b)(x) or Section 9.02(b)(xi); provided that, such Permitted Refinancing Debt complies with the requirements set forth in the definition thereof (as evidenced by a certification to that effect in an Officer’s Certificate delivered to the Administrative Agent concurrently with or prior to such incurrence or issuance);

(ix) Permitted Acquisition Debt;

(x) Specified Newbuild Debt incurred by a Restricted Specified Newbuild Subsidiary in an aggregate principal amount that, when taken together with the aggregate principal amount of all other Debt incurred pursuant to this clause (x) and then outstanding will not exceed (excluding any paid-in-kind interest), together with any outstanding Permitted Refinancing Debt in respect thereof, $65,000,000;

(xi) Debt of the Loan Parties in an amount equal to 100% of any cash proceeds from the issuance of common equity by the Parent Borrower following the Effective Date (excluding (I) for the avoidance of doubt, any cash proceeds from the issuance of common equity by the Parent Borrower as part of the Effective Date Equity Rights Offering and (II) proceeds applied to fund a P.A. Subsidiary Equity Contribution or a Specified Newbuild Subsidiary Equity Contribution) (any such Debt incurred pursuant to this clause (xi), and which satisfies the terms and conditions set forth in this clause (xi), “Equity-Paired Debt”); provided that (a) the cash interest rate applicable to any Equity-Paired Debt shall not exceed a percentage per annum acceptable to the Required Lenders, (b) the aggregate outstanding principal amount of Equity-Paired Debt, when taken together with the aggregate principal amount of all other Equity-Paired Debt incurred pursuant to this clause (xi) and then outstanding will not exceed (exclusive of any paid in kind interest), together with any outstanding Permitted Refinancing Debt in respect thereof, $25,000,000, (c) such Debt is incurred no later than one year after the date of such cash common equity issuance and (d) such Debt satisfies clauses (i), (ii) and (iv) of the definition of Required Additional Debt Terms), as evidenced by a certification to that effect in an Officer’s Certificate delivered to the Administrative Agent concurrently with or prior to the incurrence of such Equity~~-~~-Paired Debt (which Officer’s Certificate shall also designate such Debt as “Equity-Paired Debt” and identify the equity issuance to which such Debt relates);

(xii) other Debt and/or Disqualified Stock in an aggregate principal amount and/or liquidation preference, as applicable, that, when taken together with the aggregate principal amount and/or liquidation preference, as applicable, of all other Debt and/or Disqualified Stock incurred pursuant to this clause (xii) and then outstanding will not exceed, together with any outstanding Permitted Refinancing Debt in respect thereof $15,000,000; provided that, any such Debt or Disqualified Stock of a Loan Party referred to in this clause (xii) does not mature and does not have any mandatory or scheduled principal payments or sinking fund obligations prior to 91 days after the Maturity Date (except as a result of a customary change of control or asset sale repurchase offer provisions, subject to the prior making of any required payments on the Indebtedness hereunder);

(xiii) existing leasehold interests comprising any part of the Real Property Interests and, subject to any Real Property Interests Mortgage, any renewals, extensions, modifications, or renegotiations thereof and any additional leases, rights of use or of passage comprising any part of the Real Property Interests necessary for the operation or expansion of the Borrowers’ business, whether or not any such leasehold interests, renewals, extensions, modifications or renegotiations or such additional leases, rights of use or of passage are capital leases or operating leases;

(xiv) Attributable Debt in respect of Sale Leaseback Transactions permitted by Section 9.08(b)(ii);

(xv) the incurrence by any Loan Party of Debt represented by Capital Lease Obligations, operating leases or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction or installation of property, plant or equipment used in the business of the Loan Parties and their Subsidiaries, in an aggregate principal amount incurred pursuant to this clause (xv) not to exceed $5,000,000 at any time outstanding; and

(xvi) Debt in respect of credit cards or purchase cards for purchases, in each case, in the ordinary course of business and in an aggregate amount outstanding not to exceed $750,000 at any time.

(c) The Borrowers shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Debt which by its terms (or by the terms of any agreement governing such Debt) is subordinated to any other Debt of the Parent Borrower, the Co-Borrower or of such Guarantor, as the case may be, unless such Debt is also by its terms (or by the terms of any agreement governing such Debt) made expressly subordinate to the Loans or the Loan Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Debt is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Debt of the Parent Borrower, the Co-Borrower or of such Guarantor, as the case may be; provided, however, that no Debt shall be deemed to be contractually subordinated in right of payment to any other Debt solely by virtue of being unsecured.

(d) For purposes of determining compliance with this Section 9.02, in the event that an item of proposed Debt meets the criteria of more than one of the categories of Debt described in Section 9.02(b), or is entitled to be incurred pursuant to Section 9.02(a), the Parent Borrower shall be permitted to divide or classify such item of Debt on the date of its incurrence (but shall not be permitted to later divide or reclassify all or a portion of such item of Debt after the date of its incurrence), in any manner that complies with this Section 9.02, and such item of Debt will be treated as having been incurred pursuant to one or more of such categories; provided that (x) [reserved] and (y) all Indebtedness under this Agreement and the other Loan Documents shall at all times be deemed outstanding under Section 9.02(b)(iv). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt or Disqualified Stock will not be deemed to be an incurrence of Debt or Disqualified Stock for purposes of this covenant.

Section 9.03 Liens. The Parent Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien on any of their respective Property, except Permitted Liens.

Section 9.04 Merger or Consolidation. No Borrower or Restricted Subsidiary shall consolidate or merge with or into (whether or not such Borrower or Restricted Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its Properties in one or more related transactions to, another Person, except that: (i) any Guarantor may consolidate or merge with or into any other Loan Party (as long as the applicable Borrower is the surviving person in the case of any merger or consolidation involving a Borrower) and (ii) any Restricted Subsidiary that is not a Guarantor may consolidate or merge with or into any other Restricted Subsidiary that is not a Guarantor.

Section 9.05 Minimum Available Liquidity. The Parent Borrower will not, as of the last day of any fiscal quarter, permit Available Liquidity to be less than the Minimum Liquidity Amount as of such date.

Section 9.06 Transactions with Affiliates. The Parent Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its Property to, or purchase any Property from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Parent Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Borrower or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Parent Borrower or such Restricted Subsidiary, and (b) the Parent Borrower delivers to the Administrative Agent (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2,500,000, a resolution of the Board of Directors of the Parent Borrower set forth in a certificate of a Responsible Officer certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, an opinion as to the fairness to the Parent Borrower or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Parent Borrower, provided that such opinion will not be required with respect to any Affiliate Transaction or series of related Affiliate Transactions involving either (i) shipyard contracts that are awarded following a competitive bidding process and approved by a majority of the disinterested members of the Board of Directors or (ii) an Affiliate in which an unrelated third person owns Voting Stock in excess of that owned by the Parent Borrower or any of its Restricted Subsidiaries; provided, however, that the following shall be deemed not to be Affiliate Transactions:

(A) any employment agreement or other employee compensation plan or arrangement entered into by the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business of the Parent Borrower or such Restricted Subsidiary;

(B) transactions between or among the Loan Parties;

(C) Permitted Investments and Restricted Payments that are permitted by the provisions of Section 9.01 of this Agreement;

(D) loans or advances to officers, directors and employees of the Parent Borrower or any of its Restricted Subsidiaries made in the ordinary course of business and consistent with past practices of the Parent Borrower and its Restricted Subsidiaries in such Person in an aggregate amount not to exceed $500,000 outstanding at any one time;

(E) indemnities of officers, directors and employees of the Parent Borrower or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions;

(F) maintenance in the ordinary course of business of customary benefit programs or arrangements for officers, directors and employees of the Parent Borrower or any of its Restricted Subsidiaries, including without limitation vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans and similar plans;

(G) registration rights or similar agreements with officers, directors or significant shareholders of the Parent Borrower or any of its Restricted Subsidiaries;

(H) issuance of Equity Interests (other than Disqualified Stock) by the Parent Borrower;

(I) the payment of reasonable and customary regular fees to directors of the Parent Borrower or any of its Restricted Subsidiaries who are not employees of the Parent Borrower or any Affiliate;

(J) [reserved];

(K) time charter, bareboat charter or management agreements, leases, subleases, non-exclusive intellectual property licenses, rights of use or passage related to Vessels or the Real Property Interests between the Parent Borrower or any of its Restricted Subsidiaries and a Joint Venture or a Restricted Subsidiary that is not a Loan Party made on terms generally consistent with terms available in an arms-length transaction with an unrelated third party; and

(L) transactions (i) identified on Schedule 9.06(L) and (ii) any other transaction with an Affiliate that (x) is approved by the Board of Directors and (y) is substantially similar to any transaction described in Schedule 9.06(L).

Section 9.07 Burdensome Restrictions. The Parent Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Parent Borrower to do any of the following: (a)(i) pay dividends or make any other distributions to the Parent Borrower or any of its Restricted Subsidiaries on its Equity Interests or (ii) pay any Debt owed to the Parent Borrower or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to pay dividends or make any other distributions on Equity Interests); (b) make loans or advances to the Parent Borrower or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Parent Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

(1) the Exit Second Lien Credit Agreement,

(2) this Agreement and the Security Instruments,

(3) applicable law,

(4) any instrument governing (x) Debt or Equity Interests of a Person acquired by the Parent Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the assets of any Person, other than the Person, or the assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of this Agreement to be incurred and (y) Permitted Acquisition Debt to the extent applicable only to the acquired assets or to assets subject to such Debt,

(5) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,

(6) by reason of customary provisions restricting the transfer of copyrighted or patented materials consistent with industry practice,

(7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired,

(8) customary provisions in any agreement (x) creating any Hedging Obligations permitted under this Agreement or (y) governing any Debt incurred pursuant to 9.02(b)(ix), 9.02(b)(x), 9.02(b)(xi) and 9.02(b)(xii) (and, in the case of this clause (y), any provisions in any such agreement expressly required under this Agreement in order for such Debt to be permitted under this Agreement),

(9) Permitted Refinancing Debt with respect to any Debt referred to in clauses (1), (2), (4) and (8)(y) above, provided that the restrictions referred to in this Section 9.07 that are contained in the agreements governing such Permitted Refinancing Debt are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Debt being refinanced,

(10) provisions with respect to the disposition or distribution of assets in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements, or

(11) those contracts, agreements or understandings that will govern Permitted Investments.

Section 9.08 Asset Sales.

(a) The Parent Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (excluding for all purposes of this Section 9.08 any Event of Loss).

(b) The foregoing clause (a) shall not apply to the consummation by the Parent Borrower or any of its Restricted Subsidiaries of any of the following Asset Sales:

(i) Asset Sales of Stacked Vessels or Vessels that are no longer useful in the business of the Parent Borrower and its Restricted Subsidiaries (as determined in good faith by management of the Parent Borrower (in consultation with the Board of Directors of the Parent Borrower)); provided that, (i) the Parent Borrower or its applicable Restricted Subsidiary, as the case may be, shall receive consideration at the time of any such Asset Sale at least equal to the Specified Value (the calculation of which shall be set forth in an Officer’s Certificate delivered to the Administrative Agent) of the Property subject to such Asset Sale and (ii) at least 85% of the aggregate consideration received by the Parent Borrower and its Restricted Subsidiaries from any such Asset Sale shall be in the form of cash or Cash Equivalents;

(ii) Sale Leaseback Transactions for aggregate consideration not to exceed $30,000,000 during the term of this Agreement; provided that, (i) the Parent Borrower or its applicable Restricted Subsidiary, as the case may be, shall receive consideration at the time of any such Sale Leaseback Transaction at least equal to the Specified Value (the calculation of which shall be set forth in an Officer’s Certificate delivered to the Administrative Agent) of the Property subject to such Sale Leaseback Transaction and (ii) at least 85% of the aggregate consideration received by the Parent Borrower and its Restricted Subsidiaries from any such Sale Leaseback Transaction shall be in the form of cash or Cash Equivalents; or

(iii) other Asset Sales (other than Stacked Vessels, Vessels no longer useful or Sale Leaseback Transactions) for aggregate consideration not to exceed $20,000,000 in any fiscal year of the Parent Borrower (provided that, unused amounts in any fiscal year shall not be permitted to be carried over to succeeding fiscal years); provided that, (i) the Parent Borrower or its applicable Restricted Subsidiary, as the case may be, shall receive consideration at the time of such Asset Sale at least equal to the Specified Value (the calculation of which shall be set forth in an Officer’s Certificate delivered to the Administrative Agent) of the Property subject to such Asset Sale and (ii) at least 85% of the aggregate consideration received by the Parent Borrower and its Restricted Subsidiaries from any such Asset Sale shall be in the form of cash or Cash Equivalents.

ARTICLE X

Events of Default; Remedies

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrowers shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise; and (other than a payment due on the Maturity Date) such failure is not cured within three (3) Business Days after the applicable due date.

(b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c) any representation or warranty made or deemed made pursuant to Section 6.01 by or on behalf of the Parent Borrower, the Co-Borrower or any Guarantor in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material adverse respect when made or deemed made pursuant to Section 6.01 or otherwise.

(d) the Parent Borrower, the Co-Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.04 (with respect to the existence of the Borrowers), Section 8.04(i)(x) (with respect to the applicable Loan Party’s status as a citizen of the United States within the meaning of 46 U.S.C. § 50501, eligible and qualified to own and operate vessels in the coastwise trade of the United States) Section 8.07 or Section 8.17 or in Article IX; provided that, in the case of Section 8.04(i)(x), such failure shall continue unremedied for a period of fifteen (15) days.

(e) the Parent Borrower, the Co-Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) written notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the written request of the Required Lenders) or (ii) the chief executive officer or the chief financial officer (or a person holding a similar title) of the Parent Borrower, the Co-Borrower or any Guarantor otherwise becoming aware of such default.

(f) the Parent Borrower, the Co-Borrower or any Guarantor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt, when and as the same shall become due and payable.

(g) any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits (after the giving of notice, the lapse of time or both) the holder or holders of such Material Debt or any trustee or administrative agent on its or their behalf to cause such Material Debt to become due, or to require the redemption thereof or any offer to redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrowers or any Guarantor being required to make an offer in respect thereof.

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Borrower, the Co-Borrower or any Guarantor or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower, the Co-Borrower or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(i) the Parent Borrower, the Co-Borrower or any Guarantor shall:

(i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect;

(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h);

(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower, the Co-Borrower or any Guarantor or for a substantial part of its assets;

(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding;

(v) make a general assignment for the benefit of creditors; or

(vi) take any action for the purpose of effecting any of the foregoing.

(j) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against the Parent Borrower, the Co-Borrower or any Guarantor or any combination thereof and the same shall remain undischarged (or the Borrowers and the Guarantor shall not have provided for its discharge) for a period of sixty (60) consecutive days during which execution shall not be effectively stayed and, if stayed pending appeal, for such longer period during such appeal while providing such accruals as may be required by GAAP.

(k) any material provision of the Loan Documents, after delivery thereof, shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Parent Borrower, the Co-Borrower or any Guarantor or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any material part of the collateral purported to be covered thereby, (except to the extent permitted by the terms of this Agreement, or the Parent Borrower, the Co-Borrower or any Guarantor shall so state in writing) and such invalidity, lack of binding effect or priority is not cured within thirty (30) days after the earliest to occur of (x) notice from the Administrative Agent (as directed by the Required Lenders) concerning its belief that a material provision is not valid and binding or asserting the lack of priority of a Lien, or (y) the chief executive officer or chief financial officer of the Borrowers otherwise becomes aware that any material provision is not valid and binding or that a Lien lacks the intended priority.

(l) an ERISA Event shall have occurred that, in the reasonable and good faith opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, has resulted in, or could reasonably be expected to result in, liability of the Borrowers and any Guarantor in an aggregate amount that could reasonably be expected to have a Material Adverse Effect.

(m) a Change in Control shall have occurred.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the written request of the Required Lenders, shall, by notice to the Borrowers, take the following actions, at the same or different times: terminate the Commitments, and thereupon the Commitments shall terminate immediately, and declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees, premiums and other obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of an Event of Default described in Section 10.01(h) or Section 10.01(i), the principal of the Loans then outstanding, together with accrued interest thereon and all fees, premiums and the other obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent (acting at the direction of the Required Lenders) will have all other rights and remedies available under the Loan Documents or at law and equity.

(c) Subject to any applicable intercreditor agreement, all proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities (including legal fees and expenses) payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders (or any of them);

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to payment of principal outstanding on the Loans;

(v) fifth, pro rata to any other Indebtedness; and

(vi) sixth, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrowers or as otherwise required by any Governmental Requirement.

ARTICLE XI

The Agents

Section 11.01 Appointment; Powers. Each of the Lenders hereby appoints Wilmington Trust as its Administrative Agent and the Collateral Agent (including as trustee/mortgagee under the Maritime Mortgages and Real Property Interests Mortgages). Each Lender authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof and the other Loan Documents.

Section 11.02 Duties and Obligations of the Agents. The Agents shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “Administrative Agent”, “Collateral Agent” or “Agent” herein and in the other Loan Documents with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, no Agent shall have a duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Subsidiaries that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to a responsible officer of such Agent by the Parent Borrower, the Co-Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into:

(i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document;

(ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith;

(iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document;

(iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document;

(v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or as to those conditions precedent expressly required to be to such Agent’s satisfaction;

(vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Parent Borrower and its Subsidiaries or

(vii) any failure by the Parent Borrower, the Co-Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless an Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 11.03 Action by Agents. Each Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases each Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability claims, losses, fees and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by an Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then an Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities satisfactory to it) described in this Section 11.03; provided, that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the interests of the Lenders. In no event, however, shall an Agent be required to take any action which exposes such Agent to a risk of personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, no Agent shall have any obligation to perform any act in respect thereof. Each Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise such Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith including its own ordinary negligence, except for its own gross negligence or willful misconduct.

The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or with respect to any Benchmark Replacement or Benchmark Replacement Adjustment, including without limitation, whether the composition or characteristics of any such Benchmark Replacement or Benchmark Replacement Adjustment will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

Section 11.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon, except in the case of gross negligence or willful misconduct by such Agent and each of the Borrowers, the Guarantors, and the Lenders hereby waives the right to dispute such Agent’s record of such statement absent manifest error. The Agent shall be entitled to request written instructions from the Borrower, the Guarantors, the Lenders and the other Loan Parties, and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Agent in accordance with such written direction. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with such Agent.

Section 11.05 Sub-Agents. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-Agents appointed by such Agent. Each Agent and any such sub-Agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-Agent and to the Related Parties of such Agent and any such sub-Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

Section 11.06 Resignation or Removal of Agents. Subject to the appointment and acceptance of a successor Agent, including as the case may be, the Collateral Agent, as trustee/mortgagee under the Maritime Mortgages and Real Property Interests Mortgages, as provided in this Section 11.06, each Agent may resign at any time by notifying the Lenders and the Borrowers, and such Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders and at the expense of the Borrowers, appoint a successor Agent, or an Affiliate of any such Lender as approved by the Required Lenders or if no such successor shall be appointed by the retiring Agent as aforesaid, the Required Lenders shall thereafter perform all of the duties of the retiring Agent hereunder (and the retiring Agent shall be discharged from its duties and obligations hereunder) until such appointment by the Required Lenders is made and accepted. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-Agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent. The institution acting as Collateral Agent shall always also act as trustee/mortgagee under the Maritime Mortgages and Real Property Interests Mortgages.

Section 11.07 Agents as Lenders. Each Lender serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Lender and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Borrower or any of its Subsidiaries or other Affiliates as if it were not an Agent hereunder.

Section 11.08 Funds held by Agents. The Agents shall have no responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held uninvested pending distribution thereof.

Section 11.09 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. No Agent shall be required to keep itself informed as to the performance or observance by the Parent Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Property or books of the Parent Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates. Each party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.10 Agents May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrowers, the Guarantors or any of their Subsidiaries, each Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether an Agent shall have made any demand on the Borrowers or the Guarantors) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file a proof-of-claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary and directed by the Required Lenders in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Section 12.03) allowed in such judicial proceeding;

(b) to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same; and

(c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized and directed by each Lender to make such payments to the Agents and, in the event that the Agents shall consent to the making of such payments directly to the Lenders, to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due the Agents under Section 12.03.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.11 Authority of the Agents to Release Collateral, Liens and Guarantors. Each Lender hereby authorizes the Collateral Agent to release any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents and to release any Guarantor that is permitted to be released pursuant to the terms of the Loan Documents. Each Lender hereby authorizes the Collateral Agent to execute and deliver to the Borrowers, at the Borrowers’ sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrowers in connection with any sale or other disposition (including by Investment) of Property (in each case subject to the following sentence) to the extent such sale or other disposition is authorized by the terms of the Loan Documents and complies with Section 9.14 of the Guaranty and Collateral Agreement, as evidenced in an Officer’s Certificate delivered to the Collateral Agent. Notwithstanding the foregoing, it is understood and agreed that the Liens on any Collateral securing the Indebtedness shall not be released upon a sale, transfer, Investment or other disposition of such Collateral (x) to any Person that is, or that is required to be, in each case at the time of such sale, transfer or other disposition, a Loan Party (but disregarding the grace period provided for in Section 8.14(a)(ii)) or (y) if such Collateral is Vessel Collateral, if the transferee is a Restricted Subsidiary of the Parent Borrower; provided, however, that in connection with an Approved Vessel Reflagging Transaction or a Foreign Vessel Reflagging Transaction that is permitted under this Agreement, if the Person to whom such Collateral is being transferred grants a new Lien on such Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties that is comparable, in the good faith determination of the Required Lenders, in scope, validity and perfection to the existing Lien, then the Collateral Agent shall release such Collateral. Upon the request of the Borrowers, in connection with any transaction otherwise permitted hereunder, the Administrative Agent and/or the Collateral Agent is authorized to release (i) Collateral that is disposed of (other than to a Person that is, or that is required to be, in each case at the time of such sale, transfer or other disposition, a Loan Party (but disregarding the grace period provided for in Section 8.14(a)(ii)) or Collateral that is owned by a Person that ceases to be a Restricted Subsidiary of the Parent Borrower and (ii) any Guarantor from its Guaranty Agreement and its obligations thereunder if such Guarantor ceases to be a Restricted Subsidiary of the Parent Borrower; provided that, for the avoidance of doubt, in no event is the Administrative Agent or Collateral Agent authorized to release the Co-Borrower from its obligations under this Agreement other than is permitted under Section 12.02.

Section 11.12 Merger, Conversion or Consolidation of Agents. Any corporation into which the Agents may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agents shall be a party, or any corporation succeeding to the corporate trust and loan agency business of the Agents, shall be the successor of the Agents hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

ARTICLE XII

Miscellaneous

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrowers (or either of them), to it at:

Hornbeck Offshore Services, Inc.

Hornbeck Offshore Services, LLC

103 Northpark Blvd., Suite 300

Covington, LA 70433

Attention:         James O. Harp, Jr.,

   Executive Vice President and Chief Financial Officer

Email:              james.harp@hornbeckoffshore.com

with a copy to:

Hornbeck Offshore Services, Inc.

Hornbeck Offshore Services, LLC

103 Northpark Blvd., Suite 300

Covington, LA 70433

Attention:         Samuel A. Giberga,

   Executive Vice President, General Counsel

   and Chief Compliance Officer

Email:              samuel.giberga@hornbeckoffshore.com

(ii) if to the Administrative Agent, to it at

Wilmington Trust, National Association

~~Suite 1290, 50 South Sixth Street~~ 350 Park Avenue, 5th Floor

~~Minneapolis, MN 55402~~ New York, NY 10029

Attention:     ~~Nicole Kroll~~Nelson Kercado,

        ~~Assistant~~ Vice President

Email:         ~~nkroll@wilmingtontrust.com~~nkercado@wilmingtontrust.com

(iii) if to Collateral Agent, to it at:

Wilmington Trust, National Association

~~Suite 1290, 50 South Sixth Street~~ 350 Park Avenue, 5th Floor

~~Minneapolis, MN 55402~~ New York, NY 10029

Attention:     ~~Nicole Kroll~~Nelson Kercado,

          ~~Assistant~~ Vice President

Email:           ~~nkroll@wilmingtontrust.com~~nkercado@wilmingtontrust.com

(iv) if to any other Lender, to it at its address (or telecopy number) set forth on its signature page hereto, as the same may be updated from time to time by written notice to the Administrative Agent and the Borrowers.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Articles II, III, IV and V unless otherwise agreed by the Administrative Agent and the applicable Lender. Notices and other communications to the Borrowers may be delivered or furnished by electronic communications; provided, that unless receipt of such electronic communication is acknowledged by the Borrowers, such communication is followed by telephonic and hard copy communication as well. The Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent Borrower, the Co-Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any other Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided, that no such agreement shall

(i) increase the Commitment of any Lender without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby,

(iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date without the written consent of each Lender affected thereby,

(iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender,

(v) release all or substantially all of the collateral or all or substantially all of the value of the guarantees of the Indebtedness made by the Guarantors without the written consent of each Lender,

(vi) change any of the provisions of this Section 12.02(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender, or

(vii) amend or modify this Agreement in any manner that would permit the incurrence, assumption or issuance of (a) any additional Indebtedness hereunder or (b) any additional Debt or Disqualified Stock that is permitted to be secured by all or any portion of the Collateral on a senior or pari passu basis relative to the Liens on such Collateral securing the Indebtedness, in each case of clause (a) and (b), without the consent of each Lender;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder or under any other Loan Document without the prior written consent of such Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment or Loans of such Lender may not be increased or extended without the consent of such Lender.

(c) Notwithstanding anything to the contrary contained in this Section 12.02, the Administrative Agent may, with the written consent of the Borrowers and the Required Lenders only, amend, modify or supplement this Agreement or any of the other Loan Documents to correct any clerical errors or cure any ambiguity, omission, mistake, defect or inconsistency so long as such correction is not materially adverse to the Lenders.

~~(c)~~(d) Without limitation of the provisions of the preceding Section 12.02(b), no amendment, waiver or other modification to this Agreement shall, unless signed or otherwise approved by the Borrowers and 2021 Replacement Term Lenders that hold 2021 Delayed Draw Replacement Term Loan Commitments (or by the Administrative Agent with the prior written approval of 2021 Replacement Term Lenders that hold 2021 Delayed Draw Replacement Term Loan Commitments), (i) amend, waive or otherwise modify Sections 2.01(c) or 6.02 or the definitions of the terms used in such Sections insofar as the definitions affect the substance of such Sections or (ii) amend, waive or otherwise modify this Section 12.02(d) or the definitions of the terms used in this Section 12.02(d) insofar as the definitions affect the substance of this Section 12.02(d).

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket fees and expenses incurred by the Agents and the Lenders and their respective Affiliates, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel for the Agents and the Lenders (but limited to one primary counsel for each of (x) the Agents and their respective Affiliates, collectively and (y) the Lenders and their respective Affiliates, collectively, and in each case, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty (and, in the case of an actual conflict of interest, where the party affected by such conflict, informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person), (ii) all reasonable and documented travel, photocopy, mailing, courier, telephone and other similar expenses, in connection with the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Agents and/or the Lenders as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all costs, expenses, Taxes, assessments, paralegal services, notary fees, language translation fees and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, and (iv) all out-of-pocket fees and expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender (but limited to one primary counsel for each of (x) the Agents and their respective Affiliates, collectively and (y) the Lenders and their respective Affiliates, collectively, and in each case, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty (and, in the case of an actual conflict of interest, where the party affected by such conflict, informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person)), in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, and including, without limitation, all such out-of-pocket expenses incurred during any workout or restructuring in respect of such Loans.

(b) THE BORROWERS SHALL, AND SHALL CAUSE THE OTHER LOAN PARTIES TO, JOINTLY AND SEVERALLY INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, FEES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE PARENT BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF ANY LOAN PARTY SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE PARENT BORROWER AND ITS SUBSIDIARIES BY THE PARENT BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LIABILITY ARISING OUT OF THE OPERATIONS OF THE PARENT BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE PARENT BORROWER OR ANY SUBSIDIARY WITH ANY

ENVIRONMENTAL LAW APPLICABLE TO THE PARENT BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE PARENT BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE PARENT BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT BORROWER OR ANY SUBSIDIARY, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT BORROWER OR ANY SUBSIDIARY, (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED, THAT ANY OF THE ABOVE INDEMNITIES SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM (X) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) ANY DISPUTE SOLELY AMONG INDEMNITEES (OTHER THAN ANY CLAIMS AGAINST AN INDEMNITEE IN ITS CAPACITY OR IN FULFILLING ITS ROLE AS AN AGENT OR ARRANGER OR ANY SIMILAR ROLE HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT AND OTHER THAN ANY CLAIMS ARISING OUT OF ANY ACT OR OMISSION OF THE PARENT BORROWER OR ANY OF ITS SUBSIDIARIES). This Section 12.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising out of any non-Tax claim.

(c) To the extent any Agent is not jointly and severally reimbursed and/or indemnified by the Borrowers and/or the other Loan Parties in accordance with the provisions of this Agreement, the Lenders will reimburse and indemnify such Agent, severally and not jointly, in proportion to each Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense of indemnity payment is sought), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in connection with or arising out of any act or omission of such Agent related to its duties hereunder or under any other Loan Document or the performance thereof or in any way relating to or arising out of this Agreement or any other Loan Document; provided, that no Lender, Borrower or other Loan Party shall be liable for any of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). In the case of any investigation, litigation or proceeding giving rise to any claim for indemnification hereunder, this Section 12.03 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

(d) To the extent permitted by applicable law, no Loan Party hereto shall assert, and each Loan Party hereto hereby waives, any claim against each other, on any theory of liability, for special, indirect, consequential, incidental or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided, that the foregoing shall not limit the Borrower’s, the Lenders’ or the other Loan Parties’ indemnification obligations pursuant to Section 12.03(b) to the extent such damages are included in any such claim that is entitled to such indemnification.

(e) All amounts due under this Section 12.03 shall be payable not later than ten (10) days after written demand therefor. This Section 12.03 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 9.04, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a Disqualified Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments or the Loans at the time owing to it) pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G (an “Assignment”) with the prior written consent of the Borrowers (which consent shall be deemed to be provided if the Borrowers do not respond to a request for such consent within 10 Business Days after written receipt of request thereof) and the Administrative Agent (in each case, such consent not to be unreasonably withheld); provided that (x) no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing and (y) no such consent of the Administrative Agent or the Borrowers shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless the Administrative Agent otherwise consents; provided, that simultaneous assignments to affiliated funds may be aggregated;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment, together with a processing and recordation fee of $3,500; provided, that (x) the Administrative Agent may, elect to waive or reduce such processing and recordation fee in the case of any assignment; provided further, that, such processing and recordation fee shall not be payable to the extent the assignee is an Affiliate of a Lender, an Approved Lender or an Approved Fund and (y) simultaneous assignments to affiliated funds shall be deemed to constitute a single assignment for purposes of the foregoing;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E) notwithstanding anything to the contrary herein, no assignments shall be made to (1) a Defaulting Lender or any of its Subsidiaries or Affiliates or (2) the Parent Borrower or any of its Subsidiaries except as permitted by Section 12.04(g).

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 with respect to facts and circumstances occurring prior to the Effective Date). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting for this purpose as an administrative agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment delivered to it and a register for the recordation of the names, addresses and telecopy number of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable required tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register after meeting the requirements provided in this Section 12.04(b). The parties hereto agree and intend that the obligations under this Agreement shall be treated as being in “registered form” for the purposes of the Code (including Code Sections 163(f), 871(h)(2) and 8831(c)(2)), and the Register and Participant Register shall be maintained in accordance with such intention.

(c)(i) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more Lenders or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 5.01, 5.02 and 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided, such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.02 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent or to extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 5.03 unless such Participant agrees to comply with Section 5.03(g) as though it were a Lender (it being understood that the documentation shall be delivered to the participating Lender).

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.07 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.01 as though it were a Lender.

(f) Notwithstanding anything in this Agreement to the contrary, in no event shall any Lender or Participant assign any portion of or sell any participations in its rights and obligations under this Agreement to any Disqualified Lender. This prohibition shall be included in any documentation effecting an assignment of any interest herein or in any Loans and any attempted assignment in violation of this provision shall be void ab initio.

(g) Notwithstanding anything in this Agreement to the contrary, any Lender may, at any time, assign all or a portion of its Loans on a non-pro rata basis to the Borrowers in accordance with the procedures set forth on Exhibit L, pursuant to an offer made by the Borrowers available to all Lenders on a pro rata basis (a “Dutch Auction”), subject to the following limitations:

(i) the Borrowers shall represent and warrant, as of the date of the launch of the Dutch Auction and on the date of any such assignment, that neither it, its Affiliates nor any of its respective directors or officers has any Excluded Information that has not been disclosed to the Lenders generally (other than to the extent any such Lender does not wish to receive material non-public information with respect to the Parent Borrower or its Subsidiaries or any of their respective securities) prior to such date;

(ii) immediately and automatically, without any further action on the part of the Borrowers, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Loans from a Lender to the Borrowers, such Loans and all rights and obligations as a Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid (provided that the Borrowers shall also pay any applicable premium or call protection), terminated, extinguished, cancelled and of no further force and effect and the Borrowers shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such assignment;

(iii) the Borrowers shall not use the proceeds of any Loans for any such assignment; and

(iv) no Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 3.05, 5.01, 5.02, 5.03 and 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the resignation or removal of any Agent, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Indebtedness or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any Debtor Relief Law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrowers shall take such action as may be reasonably requested by the Administrative Agent (as directed by the Required Lenders) to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the Lenders constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS; PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE (I) ANY AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT OR (II) ANY PARTY FROM BRINGING ANY LEGAL ACTION OR PROCEEDING IN ANY JURISDICTION FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT. EACH PARTY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH LEGAL ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR ADMINISTRATIVE AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed.

(a) to its and its Affiliates’ directors, officers, employees and Administrative Agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential),

(b) to the extent requested by any regulatory authority,

(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,

(d) to any other party to this Agreement or any other Loan Document,

(e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,

(f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Obligation relating to the Parent Borrower or the Co-Borrower, as applicable, and its obligations,

(g) with the consent of the Borrowers or

(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers.

For the purposes of this Section 12.11, “Information” means all information received from the Parent Borrower or any Subsidiary relating to the Borrowers or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent Borrower or a Subsidiary; provided, that in the case of information received from the Parent Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrowers, the Guarantors and, unless expressly stated or referred to herein, no other Person (including, without limitation, any Subsidiary of the Borrowers, any Subsidiary of the Guarantors, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent or any Lender for any reason whatsoever. There are no third party beneficiaries other than the Guarantors or as otherwise expressly stated or referred to herein.

Section 12.14 Electronic Communications.

(a) The Borrowers hereby agree that, unless otherwise requested by the Administrative Agent, each will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder or (v) initiates or responds to legal process (all such non~~-~~-excluded information being referred to herein collectively as the “Communications”) by transmitting the Communications in an electronic/soft medium (provided, such Communications contain any required signatures) in a format acceptable to the Administrative Agent, to such e-mail address designated by the Administrative Agent from time to time. Each of the Agents and the Lenders hereby agrees that, unless otherwise requested by the Borrowers, to the extent such Agent or Lender delivers or furnishes any communication hereunder to the Loan Parties by electronic communications, unless receipt of such electronic communication is acknowledged by the Borrowers, such Agent or Lender will provide such notice or communication by telephone and hard copy communication as well.

(b) Each party hereto agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) (the “Platform”). Nothing in this Section 12.14 shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders in any other manner specified in the Loan Documents.

(c) The Parent Borrower hereby acknowledges that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information with respect to the Borrowers or their securities) (each, a “Public Lender”). The Parent Borrower hereby agrees that (i) Communications that may not be made available to Public Lenders shall be clearly and conspicuously marked “PRIVATE” which, at a minimum, shall mean that the word “PRIVATE” shall appear prominently on the first page thereof, (ii) by not marking Communications “PRIVATE,” the Parent Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Parent Borrower or its securities for purposes of United States federal and state securities laws, (iii) all Communications not marked “PRIVATE” are permitted to be made available through a portion of the Platform designated “Public Lender,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are marked “PRIVATE” as being suitable only for posting on a portion of the Platform not designated “Public Lender.”

(d) Each Lender agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time to ensure that the Administrative Agent has on record an effective e~~-~~-mail address for such Lender to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(e) Each party hereto agrees that any electronic communication referred to in this Section 12.14 shall be deemed delivered upon the posting of a record of such communication (properly addressed to such party at the e~~-~~-mail address provided to the Administrative Agent) as “sent” in the e-mail system of the sending party or, in the case of any such communication to the Administrative Agent, upon the posting of a record of such communication as “received” in the e-mail system of the Administrative Agent; provided, that if such communication is not so received by the Administrative Agent during the normal business hours of the Administrative Agent, such communication shall be deemed delivered at the opening of business on the next Business Day for the Administrative Agent.

(f) Each party hereto acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Communications and the Platform are provided “as is” and “as available,” (iii) none of the Administrative Agents, their affiliates nor any of their respective officers, directors, employees, Administrative Agents, advisors or representatives (collectively, the “Administrative Agent Parties”) warrants the adequacy, accuracy or completeness of the Communications or the Platform, and each Administrative Agent Party expressly disclaims liability for errors or omissions in any Communications or the Platform, and (iv) no warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non~~-~~-infringement of third party rights or freedom from viruses or other code defects, is made by any Administrative Agent Party in connection with any Communications or the Platform.

Section 12.15 USA Patriot Act Notice. Each Lender and the Administrative Agent hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of each of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the USA PATRIOT Act. The Borrowers hereby each agree that it will provide each Lender and the Administrative Agent with such information as they may request in order to satisfy the requirement of the USA PATRIOT Act.

Section 12.16 Acknowledgement and Consent to Bail-In Action. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties hereto, each party hereto acknowledges and accepts any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution;

(b) the effects of any Bail-In Action in relation to any such liability, including, if applicable (i) a reduction, in full or in part, or cancellation of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; and (iii) a variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 12.17 Intercreditor Agreements. Each Lender hereunder authorizes and instructs the Agents to enter into with respect to any Debt permitted hereunder which is expressly permitted to be secured by a Lien on the Collateral that is junior to the Liens securing the Indebtedness, any Acceptable Junior Lien Intercreditor Agreement as and when contemplated hereunder (including any and all amendments, amendments and restatements, modifications, supplements and acknowledgements thereto permitted hereby from time to time). The Agents and the Lenders hereby acknowledge and agree to be bound by all such provisions to the extent in effect. Notwithstanding anything herein to the contrary, each Lender, the Administrative Agent and the Collateral Agent acknowledges that the Lien and security interest granted to the Collateral Agent pursuant to the Security Instruments and the exercise of any right or remedy by the Administrative Agent and/or the Collateral Agent thereunder, are subject to the provisions of any Acceptable Junior Lien Intercreditor Agreement to the extent in effect. In the event of a conflict or any inconsistency between the terms of any Acceptable Junior Lien Intercreditor Agreement, on the one hand, and the Security Instruments, on the other, the terms of the applicable Acceptable Junior Lien Intercreditor Agreement shall prevail to the extent then in effect.

Section 12.18 Force Majeure. In no event shall the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, pandemics, public emergencies, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Agents shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.19 Joint and Several Liability; Etc.

(a) The Borrowers shall have joint and several liability in respect of all Indebtedness hereunder without regard to any defense (other than the defense of payment), setoff or counterclaim which may at any time be available to or be asserted by any other Loan Party against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers’ liability hereunder, in bankruptcy or in any other instance, and such Indebtedness of the Borrowers shall not be conditioned or contingent upon the pursuit by the Lenders or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Indebtedness or against any Collateral or guarantee therefor or right of offset with respect thereto. The Borrowers hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a Borrowing Request) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to any other Borrower hereunder and any of the amounts owing hereunder by such other Loan Parties in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against such other Loan Parties under this Agreement or any other Loan Document or any other agreement or instrument referred to herein or against any other person under any other guarantee of, or security for, any of such amounts owing hereunder.

(b) Without in any way affecting or limiting Section 12.19(a), (x) the Co-Borrower hereby agrees that all actions required or permitted to be taken hereunder by the Borrowers may be taken by the Parent Borrower on behalf of the Co-Borrower, and any such action so taken by the Parent Borrower shall be binding on the Co-Borrower and (y) the Parent Borrower hereby agrees that all actions required or permitted to be taken hereunder by the Borrowers may be taken by the Co-Borrower on behalf of the Parent Borrower, and any such action so taken by the Co-Borrower shall be binding on the Parent Borrower.

[SIGNATURES BEGIN NEXT PAGE]

~~The parties hereto have caused this First Lien Credit Agreement to be duly executed as of the day and year first above written.~~

~~PARENT BORROWER: HORNBECK OFFSHORE SERVICES, INC.~~

~~By:~~	~~/s/ James O. Harp, Jr.~~
~~Name:~~	~~James O. Harp, Jr.~~
~~Title:~~	~~Executive Vice President and Chief Financial Officer~~

~~CO-BORROWER: HORNBECK OFFSHORE SERVICES, LLC~~

~~By:~~	~~/s/ James O. Harp, Jr.~~
~~Name:~~	~~James O. Harp, Jr.~~
~~Title:~~ 	~~Executive Vice President and Chief Financial Officer~~

~~Signature Page – First Lien Credit Agreement~~

~~Hornbeck Offshore Services, Inc.~~

~~ADMINISTRATIVE AGENT: WILMINGTON TRUST, NATIONAL ASSOCIATION~~

~~By:~~	~~/s/ Nicole Kroll~~
~~Name:~~	~~Nicole Kroll~~
~~Title:~~	~~Assistant Vice President~~

~~Signature Page – First Lien Credit Agreement~~

~~Hornbeck Offshore Services, Inc.~~

~~COLLATERAL AGENT: WILMINGTON TRUST, NATIONAL ASSOCIATION~~

~~By:~~	~~/s/ Nicole Kroll~~
~~Name:~~	~~Nicole Kroll~~
~~Title:~~	~~Assistant Vice President~~

~~Signature Page – First Lien Credit Agreement~~

~~Hornbeck Offshore Services, Inc.~~

~~LENDER: WHITEBOX CAJA BLANCA FUND, LP,~~

~~By:~~	~~Whitebox Caja Blanca GP LP, its general manager~~

~~By:~~	~~Whitebox Advisors LLC, its investment manager~~

~~By:~~	~~/s/ Luke Harris~~
~~Name:~~	~~Luke Harris~~
~~Title:~~	~~General Counsel – Corporate, Transactions & Litigation~~

~~WHITEBOX RELATIVE VALUE PARTNERS, L.P.~~

~~By:~~	~~Whitebox Advisors LLC, its investment manager~~

~~By:~~	~~/s/ Luke Harris~~
~~Name:~~	~~Luke Harris~~
~~Title:~~	~~General Counsel – Corporate, Transactions & Litigation~~

~~WHITEBOX GT FUND, LP~~

~~By:~~	~~Whitebox Advisors LLC, its investment manager~~

~~By:~~	~~/s/ Luke Harris~~
~~Name:~~	~~Luke Harris~~
~~Title:~~	~~General Counsel – Corporate, Transactions & Litigation~~

~~Signature Page – First Lien Credit Agreement~~

~~Hornbeck Offshore Services, Inc.~~

~~WHITEBOX MULTI-STRATEGY PARTNERS, L.P.~~

~~By:~~	~~Whitebox Advisors LLC, its investment manager~~

~~By:~~	~~/s/ Luke Harris~~
~~Name:~~	~~Luke Harris~~
~~Title:~~	~~General Counsel – Corporate, Transactions & Litigation~~

~~PANDORA SELECT PARTNERS, L.P.~~

~~By:~~	~~Whitebox Advisors LLC, its investment manager~~

~~By:~~	~~/s/ Luke Harris~~
~~Name:~~	~~Luke Harris~~
~~Title:~~	~~General Counsel – Corporate, Transactions & Litigation~~

~~1992 CO-INVEST SERIES 1-A, L.L.C.~~

~~By:~~	~~/s/ Jonathan Segal~~
~~Name:~~	~~Jonathan Segal~~
~~Title:~~	~~Managing Director, Co-Chief Investment Officer~~

~~Signature Page – First Lien Credit Agreement~~

~~Hornbeck Offshore Services, Inc.~~

~~HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.~~

~~By: Highbridge Capital Management, LLC, as Trading Manager~~

~~By:~~	~~/s/ Jonathan Segal~~
~~Name:~~	~~Jonathan Segal~~
~~Title:~~	~~Managing Director, Co-Chief Investment Officer~~

~~HIGHBRIDGE SCF SPECIAL SITUATIONS SPV, L.P.~~

~~By: Highbridge Capital Management, LLC, as Trading Manager~~

~~By:~~	~~/s/ Jonathan Segal~~
~~Name:~~	~~Jonathan Segal~~
~~Title:~~	~~Managing Director, Co-Chief Investment Officer~~

~~ASSF IV AIV B, L.P., as a Lender~~

~~By: Ares Management IV, L.P., its general partner~~

~~By: Ares Management IV GP LLC, its general partner~~

~~By:~~	~~/s/ Aaron Rose~~
~~Name:~~	~~Aaron Rosen~~
~~Title:~~	~~Authorized Signatory~~

~~Signature Page – First Lien Credit Agreement~~

~~Hornbeck Offshore Services, Inc.~~

~~ASOF HOLDINGS I, L.P., as a Lender~~

~~By: ASOF Investment Management LLC, its manager~~

~~By:~~	~~/s/ Aaron Rosen~~
~~Name:~~	~~Aaron Rosen~~
~~Title:~~	~~Authorized Signatory~~

~~SA REAL ASSETS 19 LIMITED, as a Lender~~

~~By: Ares Management LLC, its investment manager~~

~~By:~~	~~/s/ Greg Margolies~~
~~Name:~~	~~Greg Margolies~~
~~Title:~~	~~Authorized Signatory~~

~~ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF SALI MULTI-SERIES FUND, L.P., as a Lender~~

~~By: Ares Management LLC, its investment subadvisor~~

~~By: Ares Capital Management LLC, as subadvisor~~

~~By:~~	~~/s/ Greg Margolies~~
~~Name:~~	~~Greg Margolies~~
~~Title:~~	~~Authorized Signatory~~

~~Signature Page – First Lien Credit Agreement~~

~~Hornbeck Offshore Services, Inc.~~

~~ATHILON CAPITAL CORP. LLC, as a Lender~~

~~By:~~	~~/s/ Stuart Brown~~
~~Name:~~	~~Stuart Brown~~
~~Title:~~	~~Authorized Signatory~~

~~MERCED PARTNERS LIMITED PARTNERSHIP, as a Lender~~

~~By:~~	~~/s/ Stuart Brown~~
~~Name:~~	~~Stuart Brown~~
~~Title:~~	~~Authorized Signatory~~

~~MERCED PARTNERS V, L.P., as a Lender~~

~~By:~~	~~/s/ Stuart Brown~~
~~Name:~~	~~Stuart Brown~~
~~Title:~~	~~Authorized Signatory~~

~~WFF CAYMAN II LTD., as a Lender~~

~~By: Wolverine Asset Management, LLC, its investment manager~~

~~By:~~	~~/s/ Kenneth L. Nadel~~
~~Name:~~	~~Kenneth L. Nadel~~
~~Title:~~	~~Authorized Signatory~~

~~Signature Page – First Lien Credit Agreement~~

~~Hornbeck Offshore Services, Inc.~~